EXHIBIT 99.5

COMPLETE APPRAISAL OF
REAL PROPERTY

Retirement Inn of Fremont
38801 Hastings Street
Fremont, Alameda County, California 94536

IN A SELF-CONTAINED
APPRAISAL REPORT

As of 10/15/03

Prepared For:
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Prepared By:
Cushman & Wakefield of Oregon, Inc.
Senior Housing/Healthcare Industry Group
Valuation Services, Advisory Group
200 S.W. Market Street, Suite 200
Portland, OR 97201

C&W File ID: 03-34001-9383

VALUATION SERVICES	ADVISORY GROUP

Cushman & Wakefield of Oregon, Inc. 200 S.W. Market Street, Suite 200 Portland, OR 97201 503-279-1734 Tel 503-279-1791 Fax WWW.CWVAS.COM

October 26, 2003

Douglas Armstrong
Senior Vice President and General Counsel
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Re:	Complete Appraisal of Real Property In a Self-Contained Report Retirement Inn of Fremont 38801 Hastings Street Fremont, Alameda County, California 94536

C&W File ID: 03-34001-9383

Dear Mr. Armstrong:

In fulfillment of our agreement as outlined in the Letter of Engagement, we are pleased to transmit our complete appraisal report (the “Appraisal”) on the property referenced above.

The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the Appraisal. We particularly call your attention to the following extraordinary assumptions and hypothetical conditions:

Extraordinary Assumptions:	This Appraisal assumes that the property continues to meet the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions:	This Appraisal employs no Hypothetical Conditions.

This Appraisal was prepared for ARV Assisted Living, Inc. and is intended for use in connection with the proxy solicitation/tender offer filed with the SEC and distributed to the holders of limited partnership interests in American Retirement Villas Properties II (a California limited partnership) (the “Partnership”). Unless we otherwise consent in writing, the Appraisal cannot be used other than in the material related to proxy solicitation/tender offer referred to above for any purpose. If the Appraisal is submitted to a lender or investor with the prior approval of C&W, Inc., such party should consider this Appraisal as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in the Appraisal.

Douglas Armstrong
ARV Assisted Living, Inc.
October 26, 2003

This Appraisal has been prepared in accordance with our interpretation of FIRREA, the regulations of OCC, and the Uniform Standards of Professional Appraisal Practice (USPAP) including the competency provision, as promulgated by the Appraisal Institute.

The property consists of an existing 69 unit, 69 bed assisted living facility known as Retirement Inn of Fremont. The facility contains 38,423 ± square feet of gross floor area and is situated on a 1.32 acre site. The facility occupancy was 84 percent at the time of inspection.

The property has been appraised as a going concern which assumes a fair sale, which includes the transfer of a valid operating license, adequate working capital, an assembled workforce, and the transfer of all business assets necessary for the operation of a licensed assisted living facility.

The property was inspected by and the report was prepared by Mark E. Bryant under the supervision of John M. Vissotzky, MAI. This Appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the going concern market value of the fee simple estate of the referenced property, subject to the assumptions and limiting conditions, certifications, Extraordinary Assumptions and Hypothetical Conditions, if any, and definitions, “as-is” on October 15, 2003 was:

TWO MILLION FOUR HUNDRED FIFTY THOUSAND DOLLARS

$2,450,000

The above value estimate is inclusive of $60,000 in personal property and $0 in business value as an integral part of the going concern.

Based on recent market transactions, as well as discussions with market participants, a sale of the subject property at the above-stated opinion of market value would have required an exposure time of approximately twelve (12) months. Furthermore, a marketing period of approximately twelve (12) months is currently warranted for the subject property.

VALUATION SERVICES	ADVISORY GROUP

Douglas Armstrong
ARV Assisted Living, Inc.
October 26, 2003

This letter is invalid as an opinion of value if detached from the Appraisal, which contains the text, exhibits, and Addenda.

Respectfully submitted,

Mark E. Bryant	John M. Vissotzky, MAI
Managing Director	Managing Director
Senior Housing/Healthcare Industry Group
California Certified General Appraiser
License No. AG02572
mark_bryant@cushwake.com
503-279-1734 Office Direct
503-279-1791 Fax

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

Common Property Name:	Retirement Inn of Fremont

Location:	38801 Hastings Street Fremont, Alameda County, California 94536

The site is situated at the southeast corner of Hastings Street and Pennsylvania Avenue.

Property Description:	The property consists of a one-building, two-story assisted living facility containing 69 units and 69 beds on a 1.32-acre parcel of land.

Assessor’s Parcel Number:	501-1594-7

Interest Appraised:	Fee Simple Estate

Date of Value:	October 15, 2003

Date of Inspection:	October 15, 2003

Ownership:	ARV Fremont, L.P.

Occupancy:	Current physical occupancy is 84 percent

Current Property Taxes

Total Assessment:	$5,431,223

2002-2003 Property Taxes:	$62,619

Highest and Best Use

If Vacant:	Multi-family residential property developed to the highest density possible

As Improved:	As it is currently utilized as an assisted living facility.

Site & Improvements

Zoning:	R-G-16

Land Area:	1.32 acres or 57,584 ± square feet

Number of Units:	69

Number of Beds:	69

Number of Stories:	Two

Number of Buildings:	One

Year Built:	1977

Type of Construction:	Masonry

Gross Building Area:	38,423 square feet

Parking:	18 spaces (0.25 Unit).

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

VALUE INDICATORS

Cost Approach:

Indicated Value:	$3,200,000

Sales Comparison Approach:

Indicated Value:	$2,500,000

Income Capitalization Approach

Direct Capitalization

Net Operating Income:	$282,356

Capitalization Rate:	11.50%

Indicated Value:	$2,400,000

FINAL VALUE CONCLUSION

Going Concern Market Value As-Is	$2,450,000
Fee Simple:

Exposure Time:	Under 12 months

Marketing Time:	Under 12 months

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

Extraordinary Assumptions and Hypothetical Conditions

Extraordinary Assumptions

An extraordinary assumption is defined by the Uniform Standards of Professional Appraisal Practice (2001 Edition, The Appraisal Foundation, page 2) as “an assumption, directly related to a specific assignment, which, if found to be false, could alter the appraiser’s opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis.”

This appraisal assumes that the property continues to meet the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions

A hypothetical condition is defined by the Uniform Standards of Professional Appraisal Practice (2001 Edition, The Appraisal Foundation, page 3) as “that which is contrary to what exists but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis.”

This Appraisal employs no Hypothetical Conditions.

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Front view of property

South elevation of property and parking lot

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

West elevation of property

Common area

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Dining room

Activity room

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Typical resident unit

Typical resident unit

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Typical hallway

Interior courtyard area

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Street view south on Hastings Street

Street view north on Hastings Street

VALUATION SERVICES	ADVISORY GROUP

TABLE OF CONTENTS

INTRODUCTION	1
OAKLAND REGIONAL ANALYSIS	6
LOCAL AREA ANALYSIS	23
SENIOR LIVING INDUSTRY OVERVIEW	25
MANAGEMENT AND OPERATIONS OVERVIEW	34
COMPETITIVE MARKET ANALYSIS	37
SITE DESCRIPTION	56
IMPROVEMENTS DESCRIPTION	58
REAL PROPERTY TAXES AND ASSESSMENTS	63
ZONING	64
HIGHEST AND BEST USE	65
VALUATION PROCESS	67
LAND VALUATION	69
COST APPROACH	75
SALES COMPARISON APPROACH	79
INCOME CAPITALIZATION APPROACH	88
RECONCILIATION AND FINAL VALUE OPINION	109
ASSUMPTIONS AND LIMITING CONDITIONS	111
CERTIFICATION OF APPRAISAL	114
ADDENDA	115

VALUATION SERVICES	ADVISORY GROUP

INTRODUCTION

Identification of Property

Common Property Name:	Retirement Inn of Fremont

Location:	38801 Hastings Street Fremont, Alameda County, California 94536

The site is situated at the southeast corner of Hastings Street and Pennsylvania Avenue.

Property Description:	The property consists of a one-building, two-story assisted living facility containing 69 units and 69 beds situated on a 1.32 acre site.

Assessor’s Parcel Number:	501-1594-7

Property Ownership and Recent History

Current Ownership:	ARV Fremont, L.P., a wholly owned subsidiary of American Retirement Villas Properties II (a California limited partnership).

Sale History:	The property has not transferred within the past three years to the best of our knowledge.

Current Disposition:	American Retirement Villas Properties II (a California limited partnership) is involved in a proxy/solicitation offer filed with the SEC that involves this property.

Intended Use and Users of the Appraisal

This Appraisal is intended to provide an opinion of the going concern market value of the fee simple interest in the property for the use of ARV Assisted Living, Inc. in connection with the proxy solicitation/tender offer filed with the SEC and distributed to the holders of the limited partnership interests in the Partnership. All other uses and users are unintended.

Dates of Inspection and Valuation

The value conclusion reported herein is as of October 15, 2003. The property was inspected on October 15, 2003 by Mark E. Bryant. John M. Vissotzky, MAI has reviewed the report and did not inspect the property.

Property Rights Appraised

Fee simple interest

Scope of the Appraisal

This is a Complete Appraisal presented in a self-contained report, intended to comply with the reporting requirements set forth under the Uniform Standards of Professional Appraisal Practice (USPAP) for a Self-Contained Appraisal Report. In addition, the report was also prepared to conform to the requirements of the Code of Professional Ethics of the Appraisal Institute and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), Title XI Regulations.

VALUATION SERVICES	1	ADVISORY GROUP

INTRODUCTION

In preparation of this Appraisal, we investigated a wide array of vacant land sales in the subject’s submarket, improved sales from a local, regional or national basis, analyzed rental data, and considered the input of buyers, sellers, brokers, property developers and public officials. Additionally, we investigated the general regional economy as well as the specifics of the local area of the subject.

The scope of this Appraisal required collecting primary and secondary data relative to the subject property. The depth of the analysis is intended to be appropriate in relation to the significance of the appraisal issues as presented herein. The data has been analyzed and confirmed with sources believed to be reliable, whenever possible, leading to the value conclusions set forth in this report. In the context of completing this report, we have made a physical inspection of the subject property and the comparables. The valuation process involved utilizing market-derived and supported techniques and procedures considered appropriate to the assignment.

The scope of this analysis, and the analysis contained herein, is reflective of “the amount and type of information researched and the analysis applied in an assignment” (2001 USPAP, page 4). This Appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

Definitions of Value, Interest Appraised and Other Terms

The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute, as well as other sources.

Market Value

Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. A current economic definition agreed upon by agencies that regulate federal financial institutions in the United States of America follows, taken from the glossary of the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation:

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.	Buyer and seller are typically motivated;

2.	Both parties are well informed or well advised, and acting in what they consider their own best interests;

3.	A reasonable time is allowed for exposure in the open market;

4.	Payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and

5.	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

VALUATION SERVICES	2	ADVISORY GROUP

INTRODUCTION

Fee Simple Estate

Absolute ownership unencumbered by any other interest or estate, subject to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

Going Concern Value

The value created by a proven property operation; considered as a separate entity to be valued with a specific business establishment. Common going-concern appraisals are conducted for assisted living facilities, nursing homes, hotels and motels, restaurants, bowling alleys, industrial enterprises, retail stores, and similar property uses. For these property types, the physical real estate assets are integral parts of an ongoing business such that the market values from the land and building are difficult, if not impossible, to segregate from the total value of the ongoing business.

Market Rent

The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

Cash Equivalent

A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

Market Value As Is on Appraisal Date

The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; related to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

Prospective Value Upon Reaching Stabilized Occupancy

The value of a property as of a point in time when all improvements have been physically constructed and the property has been leased to its optimum level of long term occupancy. At such point, all capital outlays for tenant improvements, leasing commissions, marketing costs, and other carrying charges are assumed to have been incurred.

Exposure Time and Marketing Time

Exposure Time

Under Paragraph 3 of the Definition of Market Value, the value opinion presumes that “A reasonable time is allowed for exposure in the open market”. Exposure time is defined as the length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

VALUATION SERVICES	3	ADVISORY GROUP

INTRODUCTION

The reasonable exposure period is a function of price, time and use. It is not an isolated opinion of time alone. Exposure time is different for various types of real estate and under various market conditions. As noted above, exposure time is always presumed to precede the effective date of appraisal. It is the length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective opinion based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient and reasonable time but adequate, sufficient and a reasonable marketing effort. Exposure time and conclusion of value are therefore interrelated.

Based on discussions with market participants and information gathered during the sales verification process, a reasonable exposure time for the subject property at the value concluded within this report would have been approximately twelve (12) months. This assumes an active and professional marketing plan would have been employed by the current owner.

Marketing Time

Marketing time is an opinion of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. (Marketing time is subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal). The opinion of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

We believe, based on the assumptions employed in our analysis, as well as our selection of investment parameters for the subject, that our value conclusion represents a price achievable within twelve (12) months.

Legal Description

The subject site is identified by the Alameda County assessor as Assessor’s Parcel Number 501-1594-7. The legal description for the subject is located in the Addenda.

VALUATION SERVICES	4	ADVISORY GROUP

REGIONAL MAP

VALUATION SERVICES	5	ADVISORY GROUP

OAKLAND REGIONAL ANALYSIS

Introduction

The short- and long-term value of real estate is influenced by a variety of factors and forces that interact within a given region. Regional analysis serves to identify those forces that affect property value, and the role they play within the region. The four primary forces that influence real property value include environmental characteristics, governmental forces, social factors, and economic trends. These forces determine the supply and demand for real property, which, in turn, affect market value.

The subject property is located in Fremont, California within Alameda County, which is part of the Oakland Primary Metropolitan Statistical Area (PMSA) and the greater San Francisco- Oakland-San Jose Consolidated Metropolitan Statistical Area (CMSA).

Regional Economic and Demographic Analysis

Regional Area Overview

The Oakland Primary Metropolitan Statistical Area (PMSA) consists of the counties of Alameda and Contra Costa and is located on the east shore of San Francisco Bay. The PMSA encompasses nearly 1,457 square miles. The Oakland PMSA (Oakland) is part of the greater San Francisco-Oakland-San Jose Consolidated Metropolitan Statistical Area (CMSA) which includes the PMSAs of San Francisco (Marin, San Francisco and San Mateo Counties), San Jose (Santa Clara County), Santa Cruz (Santa Cruz County), Oakland (Alameda and Contra Costa Counties), Vallejo-Fairfield-Napa (Napa and Solano Counties) and Santa Rosa (Sonoma County).

LOCATION OF OAKLAND PMSA COUNTIES WITHIN THE SAN FRANCISCO CMSA

Source: Cushman & Wakefield Analytics

VALUATION SERVICES	6	ADVISORY GROUP

OAKLAND REGIONAL ANALYSIS

Oakland’s Northern California location along the San Francisco Bay provides for a fairly mild climate year-round. The topography of the area varies from bay waterfront to mountains, and provides for a myriad of microclimates and recreational venues. More importantly, as the geographic center of the Bay Area, Oakland is the hub of the Bay Area’s transportation system, boasting superior access to Interstate 80 heading east and Interstate 5 going north/south. Oakland is also a major west coast shipping port. Oakland’s cargo volume makes it the fourth busiest container port in the United States.

Demographic Profile

The Oakland PMSA is a highly sought-after and yet expensive place to live, and the average age of its population closely mirrors that of the U.S. Oakland’s labor pool is highly skilled and highly compensated with per capita incomes well above national averages. The PMSA’s median household income of $71,700 is 31 percent above that of the nation’s top 100 largest metropolitan areas (Top 100) and 51 percent above that of the U.S.

Oakland has a vastly higher percentage of households in the $100,000-plus annual income cohort – a 32 percent share versus 20 percent for the Top 100 and 16 percent for the U.S. At the lower end of the income strata, Oakland has a substantially smaller percentage of annual incomes under $50,000 – 34 versus 46 percent for the Top 100 and 53 percent for the U.S. overall.

The population breakdown by education follows a similar pattern to incomes. The San Francisco Bay Area has many of the nation’s most prestigious universities, including Stanford and University of California (UC) Berkeley and UC San Francisco. Over 29 percent of Oakland’s population has a Bachelor degree or better, compared to only 24 percent for the Top 100 and 21 percent for the U.S. Only 23 percent of the Oakland PMSA population has just a high school diploma, compared to 28 percent for the Top 100 and 30 percent for the U.S.

VALUATION SERVICES	7	ADVISORY GROUP

OAKLAND REGIONAL ANALYSIS

DEMOGRAPHIC CHARACTERISTICS
Oakland PMSA vs. Top 100 and U.S.
2002 Estimates

	Oakland	Top 100
Characteristic	PMSA	Metro Areas*	U.S.

Median Age (years)	35.5	35.1	35.6
Average Annual Household Income	$91,400	$72,700	$64,300
Median Annual Household Income	$71,700	$54,700	$47,500
Households by Annual Income Level:
<$25,000	14.8%	21.0%	25.3%
$25,000 to $49,999	18.8%	25.1%	27.3%
$50,000 to $74,999	18.9%	20.8%	20.2%
$75,000 to $99,999	15.8%	13.4%	11.8%
$100,000 plus	31.7%	19.7%	15.5%
Education Breakdown:
< High School	16.8%	21.8%	24.1%
High School Graduate	22.8%	27.8%	29.8%
College < Bachelor Degree	31.0%	26.5%	25.4%
Bachelor Degree	18.9%	15.5%	13.5%
Advanced Degree	10.5%	8.4%	7.3%

Source: Claritas, Inc., Cushman & Wakefield Analytics

*	The Top 100 Metro Areas are comprised of the 100 largest metropolitan statistical areas within the U.S. in terms of total employment as of 2002.

Population

Between 1992 and 2002, the 1.3 percent average annual growth in the Oakland PMSA’s population, which now totals close to 2.5 million, matched that of the Top 100. The preponderance of the PMSA’s growth was in Contra Costa County, which grew at an average annual pace of 1.7 percent as its population has pushed eastward. Alameda County, the more densely developed of the two counties, grew at a slower 1.0 percent average annual pace between 1992 and 2002.

Notably, Oakland’s migration abruptly turned negative last year as laid-off workers and their families left the area. Given that this is the first year since 1995 to experience a net outflow of migrants, it signals how difficult the current economic environment is. International migration has held steady, but domestic migrants have fled for stronger labor markets.

Contra Costa County is anticipated to grow faster than national averages between 2002 and 2007 – 1.4 versus 1.0 percent for the Top 100. Again, population growth in Contra Costa County is expected to outpace that in Alameda County (at only 0.4 percent per year) due to the greater availability of developable land and lower land costs. As traffic congestion continues to lengthen drive times throughout the region, both counties will experience increasing sentiment to limit additional suburban development, to preserve open space, as well as to promote “smart growth” and development oriented towards mass-transit.

VALUATION SERVICES	8	ADVISORY GROUP

OAKLAND REGIONAL ANALYSIS

POPULATION GROWTH BY YEAR
Oakland PMSA vs. Top 100
1990–2007

Source: Economy.com, Cushman & Wakefield Analytics

NOTE: In this Exhibit and all subsequent time-series graphs, the shaded bars indicate the periods of a U.S. economic recession.

ANNUALIZED POPULATION GROWTH BY COUNTY
Oakland PMSA vs. San Francisco CMSA Counties
1992 – 2007

				Annual	Annual
			2007	Growth	Growth
Population (000s)	1992	2002	Forecast	92-02	02-07

United States	256,943.8	288,659.5	301,310.2	1.2%	0.9%
Top 100 MSAs	160,017.2	181,966.8	191,688.3	1.3%	1.0%
San Francisco CMSA	6,449.8	7,126.5	7,393.7	1.0%	0.7%
Santa Clara County	1,531.9	1,683.5	1,723.3	0.9%	0.5%
San Mateo County	662.9	703.2	727.5	0.6%	0.7%
San Francisco County	734.9	764.0	761.3	0.4%	-0.1%
Sonoma County	405.2	468.4	506.1	1.5%	1.6%
Solano County	359.9	411.1	450.1	1.3%	1.8%
Santa Cruz County	232.9	253.8	258.0	0.9%	0.3%
Marin County	235.8	247.6	255.5	0.5%	0.6%
Napa County	114.3	130.3	145.3	1.3%	2.2%
Oakland PMSA	2,172.0	2,464.7	2,559.9	1.3%	0.8%
Alameda County	1,332.2	1,472.3	1,498.4	1.0%	0.4%
Contra Costa County	839.8	992.4	1,062.7	1.7%	1.4%

Source: Economy.com, Cushman & Wakefield Analytics

VALUATION SERVICES	9	ADVISORY GROUP

OAKLAND REGIONAL ANALYSIS

Oakland’s highest population density is located west of the East Bay Hills, which run between and parallel to both Interstate 80 and Interstate 680. Cities within this area include (north to south) San Pablo, Richmond, El Cerrito, Albany, Berkeley, Emeryville, Oakland, Alameda, San Leandro, San Lorenzo, Hayward and Union City. The less dense concentrations of population are in the hilly and mountainous regions of Contra Costa County and Southern Alameda County. Within the metro area, the general direction of growth is pushing towards the northeast into Contra Costa County.

POPULATION PER SQUARE MILE BY ZIP CODE
Oakland PMSA
2002

Population Density
1 to 1,421
1,421 to 3,027
3,027 to 6,780
6,780 to 19,026
MSA
County
Zip Code
0 5 10
miles
680
780
80
280
205

Source: Claritas, Inc., Cushman & Wakefield Analytics

Households

Unlike its relatively strong population growth, the Oakland PMSA’s rate of household formation lagged that of the Top 100 over the past ten years. Between 1992 and 2002, led by average annual growth of 1.4 percent in Contra Costa County (compared to 0.7 percent for Alameda County), Oakland’s number of households increased by an average of 1.0 percent annually, below the 1.3 percent rate posted by the Top 100. Household formation growth for Oakland between 2002 and 2007 is forecast to increase to an average annual pace of 1.1 percent –

VALUATION SERVICES	10	ADVISORY GROUP

OAKLAND REGIONAL ANALYSIS

again led by Contra Costa County at 1.6 percent – but still lag that of the Top 100 at 1.3 percent.

HOUSEHOLD GROWTH BY YEAR
Oakland PMSA vs. Top 100
1990-2007

Source: Economy.com, Cushman & Wakefield Analytics

Income

The median household income in the Oakland PMSA is $71,700, over 31 percent higher than the Top 100 median of $54,700 and nearly 51 percent higher than the U.S. median of $47,500. Over the past ten years, the PMSA’s 4.6 percent average annual growth in median household income solidly surpassed the Top 100 average pace of 3.7 percent. Given its highly educated workforce, which supports higher paying jobs, the Oakland PMSA, is better able to sustain higher growth rates in household incomes.

A current low and level rate of bankruptcy filing indicates that household balance sheets are in very good condition. Oakland’s relatively moderate economic downturn has combined with strong house price appreciation to support household finances. Rising home equity and low interest rates have been critical in allowing Oakland’s households to tap substantial equity balances during this period of slow economic growth. However, by the end of this year, the tap will be closed as interest rates rise and house prices level off. This will dampen the pace of consumer spending.

Through 2007, Oakland’s median household income growth is expected to slow markedly to an average of 3.1 percent annually, but still exceed the 2.7 percent pace that is forecast for the Top 100. Between 2002 and 2007, Alameda County, with average annual growth in median household income of 3.9 percent, is expected to strongly outpace Contra Costa County’s average of 1.9 percent growth in median household income.

Oakland’s most affluent areas are located primarily in Contra Costa County in the cities of Orinda, Moraga, Lafayette east of the Oakland Hills, and Alamo, Danville and San Ramon along the section of Interstate 680 north of Interstate 580. Within Southern Alameda County, the households within the cities of Pleasanton, Castro Valley, Fremont and Newark have the highest median income. Finally, in Western Alameda County, Bay Farm Island in Alameda and the northern parts of Berkeley, have the highest median household incomes. The less affluent sections of the Oakland PMSA are located in the cities of Oakland, Berkeley and Richmond.

VALUATION SERVICES	11	ADVISORY GROUP

OAKLAND REGIONAL ANALYSIS

MEDIAN HOUSEHOLD INCOME DISTRIBUTION BY ZIP CODE
Oakland PMSA
2002

Median Hhld Income
$0 to $50,000
$50,000 to $75,000
$75,000 to $100,000
$100,000 +
MSA
County
Zip Code
0
5
10
miles
680
780
80
280
205

Source: Claritas, Inc., Cushman & Wakefield Analytics

Regional Economic Overview

Oakland’s economy is stable and is the best performing among the Bay Area’s three core metro areas. Its employment base fell by less than 3 percent peak to trough, well below the double- digit declines across the bay. Moreover, employment has edged up in Oakland from its trough of one year ago, although these gains are tenuous. Its jobless rate is flirting with highs last seen in 1992, and personal bankruptcy filings began to rise late last year.

Signs of recovery are evident. Construction payrolls are rising this year following an 18-month slump. While population growth has slowed considerably, it remains positive. Employment in retailing and business and professional services remains very steady, indicating some underlying stability in both consumer and business confidence in the area. Oakland also benefits from sizable employment in the education and health service industries. Both continue to expand robustly as they each face rising demand and a moderate ability to control prices.

While Oakland’s economy is quite diverse, the source of its current stability is narrowly based and so the near-term outlook remains fraught with risk. For example, financial services has been an important component of Oakland’s growth as back-office and service center operations for commercial banks and consumer lenders have grown along the I-680 corridor. Yet finance

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employment has fallen from its peak, as cost containment has closed some facilities. Similarly, Oakland’s exposure to state government employment is the highest among California’s major metro areas. A portion of this base is related to U.C. Berkeley and the university system, which does have the power to raise tuition and thus offset diminished state support. However, the state’s budget shortfall poses considerable risk to the downtown office markets should state payroll cuts go further than current modest plans.

Oakland’s vibrant international trade sector is also a source of risk. The weakening of the global economy is hindering exports and a moderate fall in the dollar is slowing imports. Similarly, wholesale trade and trucking has also faltered. Given the weak global outlook, Oakland’s economy is not likely to get any near-term boost from international trade.

Finally, Oakland’s diverse manufacturing economy presents a mixed outlook for the coming years. A total of 10,600 jobs were cut in 2002, a 9.4 percent decrease from 2001. Specifically, producers of data storage equipment, chips and semiconductor manufacturing equipment have cut 5,000 jobs over the past two years, and the outlook for a turnaround in 2003 is limited. The smaller computer equipment industry, however, has been stable over the past year and has some upside potential in the near term. Biotechnology continues to expand, supporting the economy in the environs of the university. Each of these industries continues to garner venture capital funding. Light manufacturing, related more to consumer products, is expanding and should continue to do so as long as current consumer spending trends persist.

Gross Product

In the latter half of the 1990s, the Oakland economy benefited from spillover effects of the unprecedented (and largely technology-driven) economic growth in the San Francisco and San Jose metro areas. Over the ten-year period from 1992 to 2002, Oakland’s Gross Metro Product (GMP) exhibited relatively strong growth – increasing at an average annual rate of 3.6 percent – trailing slightly the Top 100 rate of 3.8 percent.

REAL GROSS PRODUCT GROWTH BY YEAR
Oakland PMSA vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Oakland’s economic growth decreased markedly during 2000 and 2001, but unlike many U.S markets, did not turn negative. In 2002, Oakland’s gross metro product (GMP) growth jumped to 4.9 percent and is forecast to remain consistent, with a 3.2 percent average annual growth

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rate between 2002 and 2007. Oakland is expected to slightly outpace the 3.0 percent that is forecast for the Top 100.

Employment Trends

Oakland is regarded as a highly diversified economy, which acts to limit the metro area’s economic volatility. Its employment distribution across the industry sectors is quite similar to that of the Top 100 and the U.S. overall. Compared to the Top 100, Oakland is more heavily weighted in the Government and Construction sectors and somewhat less weighted in the Financial Activities, Education/Health Services and Leisure/Hospitality sectors. Oakland’s office-using employment is also slightly below the Top 100 average.

EMPLOYMENT BY SECTOR
Oakland PMSA vs. Top 100
2002

Source: Economy.com, Cushman & Wakefield Analytics

The Oakland PMSA accounts for 31 percent of the San Francisco CMSA employment and is now the largest metro area in terms of employment within the CMSA. Between the Oakland PMSA’s two counties, Alameda County has the largest share of total employment – twice that of Contra Costa County. Within Alameda County, total employment is expected to grow by 1.5 percent annually between 2002 and 2007 and Contra Costa County is expected to grow by roughly 1.4 percent – both at rates greater than the 1.1 percent forecast for the San Francisco CMSA.

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OAKLAND REGIONAL ANALYSIS

TOTAL EMPLOYMENT BY COUNTY
San Francisco CMSA
2002

Source: Economy.com, Cushman & Wakefield Analytics

Between 1992 and 2002, Oakland’s total employment averaged 1.8 percent annual growth – just below the 1.9 percent of the Top 100. Given current economic conditions, Oakland’s short- term employment outlook is tempered. After its enviable employment gains between 1997 and 2000, Oakland’s total employment growth is projected to slow to a 1.5 percent average annual rate from 2003 through 2007 – slightly lagging the average 1.6 percent rate forecast for the Top 100.

TOTAL EMPLOYMENT GROWTH AND UNEMPLOYMENT RATE BY YEAR
Oakland PMSA vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Given Oakland’s highly skilled and diversified labor force, its unemployment rate has generally trended with that of the Top 100. The unemployment rate for Oakland as of year-end 2002 was 5.9 percent, compared to the Top 100’s unemployment rate of 5.6 percent. Oakland’s unemployment rate is expected to peak at 6.4 percent in 2003, and then trend downward through 2007 to 5.4 percent, remaining roughly 0.4 percentage points higher than the Top 100 rate through 2007.

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OAKLAND REGIONAL ANALYSIS

Oakland is now home to six of the nation’s 2002 Fortune 500 corporations – ChevronTexaco (ranked as number 7), Safeway (41), Longs Drugs (367), Clorox (394), Golden West Financial (425) and Ross Stores (444). Below is a table of Oakland’s largest non-government employers with Fortune 500 companies indicated by boldface type.

Oakland’s industrial diversity is evident when examining its largest employers. Among the sectors represented by the PMSAs top employers are Medical, Telecommunications, Education, Research & Testing, Retail, Oil & Gas, Heavy Manufacturing, Banking, Software, Financial Services and Transportation.

TOP NON-GOVERNMENT EMPLOYERS
Oakland PMSA
2002

Number of PMSA
Employer	Employees

University of California, Berkeley Kaiser	24,000
Kaiser Permanente	22,500
SBC Communications, Inc.	11,800
Lawrence Livermore National Laboratory	8,900
Safeway, Inc.	7,700
ChevronTexaco Corp.	6,300
New United Motor Manufacturing Inc.	5,300
Albertson’s Inc.	4,600
John Muir/Mt. Diablo Health System	4,600
Wells Fargo & Company	4,000
Lawrence Berkeley National Laboratory	4,000
Alta Bates Health Systems	3,800
Bay Area Rapid Transit	3,500
Longs Drug Stores, Inc.	3,200
Providian Financial Corporation	3,000
PeopleSoft, Inc.	3,000

Source: East Bay Business Times, December 2002, Economy.com 2003, Cushman & Wakefield Analytics

Oakland’s office-using employment growth lagged that of the Top 100 between 1992 and 1996 before surpassing the Top 100 in 1997 during the Bay Area’s high-tech boom. Comparing the trough to peak trends, from 1994 to 2001, office-using employment in Oakland grew at an annual rate of 2.8 percent, while the Top 100, from 1991 to 2001 grew on average at 2.9 percent per year.

While the Oakland PMSA has a smaller share of technology employment than the San Jose PMSA, the impact of high tech’s recent growth was felt throughout the Bay Area. The Oakland PMSA benefited from its proximity to the San Jose PMSA, the global capital of the high-tech industry. Oakland, especially southern Alameda County, generally served as a more affordable venue for back-office operations of many Silicon Valley firms.

Current economic conditions have had a similar effect on Oakland’s office-using employment as on that of the Top 100 overall. During the five-year forecast period between 2002 and 2007,

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growth in Oakland’s office-using employment is projected to average 2.3 percent annually, just above the Top 100 and the nation’s expected average growth of 2.1 percent.

TOTAL OFFICE-USING EMPLOYMENT GROWTH BY YEAR
Oakland PMSA vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Oakland’s most significant concentrations of office-using employment are located in several areas throughout the PMSA. Within Alameda County, the highest densities of office employment are in southern Richmond, Berkeley, Emeryville, Oakland, Alameda and San Leandro. Within Contra Costa County, the City of Walnut Creek at the intersection of Interstate 680 and Highway 24 has the highest office employment density. The intersection of Interstate 580 and 680 in Dublin/Pleasanton, characterized by campus-style office development, also has a high concentration of office workers.

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OFFICE-USING EMPLOYMENT PER SQUARE MILE BY ZIP CODE
Oakland PMSA
2002

Office Employment Density
1 to 110
110 to 305
305 to 763
763 +
MSA
County
Zip Code
0
5
10
miles
680
780
80
280
205

Source: Cushman & Wakefield Analytics

Transportation Network

The Port of Oakland is the third busiest port on the west coast, behind of the Port of Los Angeles, the Port of Long Beach and just ahead of the Port of Seattle. Located on the mainland shore of San Francisco Bay, one of the great natural harbors of the world, Oakland was among the first ports globally to specialize in the intermodal container operations, which have revolutionized international trade and assisted with the emergence of the global economy.

The Oakland PMSA has a number of major freeways that have fostered development around them, and with that, seemingly inevitable traffic jams. Among them: Interstate 880, a major thoroughfare for both trucks and commuters traveling from southern Alameda County; Interstate 580, serving the communities east of the Oakland Hills in the Tri-Valley area (Dublin, Pleasanton, San Ramon) and further east (Livermore and the Central Valley); Interstate 680, which runs almost 70 miles from San Jose to Fairfield in Solano County through back-office and residential areas; Interstate 80, along the east shore of the San Francisco Bay through the communities of west Contra Costa County; and Highway 24, which passes under the east bay hills through the Caldecott Tunnel, and heavily traveled by commuters from Contra Costa County into San Francisco.

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These routes are all generally characterized by heavy traffic congestion during each morning and evening commute. Carpool lanes have been added to all of these routes except for Highway 24 and the stretch of Interstate 580 from Hayward to Emeryville, which bisects the residential neighborhoods of San Leandro and Oakland and is prohibited to trucks.

The Bay Area Rapid Transit system (BART) serves most of the East Bay and provides service to San Francisco and south of the city into the Peninsula market, where service to the San Francisco International Airport opened in June 2003. BART’s service extends to Richmond in the North, Pittsburg in east Contra Costa County, Pleasanton in east Alameda County, and Fremont in southern Alameda County. The hub of the system is in Downtown Oakland where all of the lines converge before heading into San Francisco. Furthermore, the Metropolitan Transportation Commission (MTC) has approved a $4.3 billion BART extension from Fremont to San Jose. In addition, a rail connection to the Oakland Airport is also planned to replace the existing bus shuttles, which would enhance its accessibility and long-term growth.

Bus service is provided by AC Transit in Alameda County (west of the hills) and West Contra Costa County, while County Connection serves East Contra Costa and “Wheels” serves Dublin/Pleasanton/Livermore in east Alameda County.

Quality of Life/Amenities

Major Attractions and Amenities

Oakland is located on the San Francisco Bay, and from atop its mountainous areas offers spectacular views of the bay, bridges, islands and downtowns. The East Bay has a generally warmer climate than San Francisco, and beyond the East Bay hills, it is warmer in the summer and cooler in the winter as the Pacific Ocean and San Francisco Bay has less climatic influence.

The East Bay Regional Parks has over 40,000 acres of accessible parklands that support hiking and riding trails, lakes and swimming beaches, fishing and boating and campgrounds. Mount Diablo State Park invites hiking, mountain biking and picnicking, as well as a sweeping view of Contra Costa County and the entire Bay Area from its 3,849-foot peak.

In general, the East Bay’s development is more residential and less commercial in nature than that of San Francisco, with venues for ice skating, sailing, rowing, and horseback riding to name a few. For the young, the Oakland Zoo and Children’s Fairyland are favored destinations. For older children, it is an hour drive to Great America Amusement Park in Santa Clara, Six Flags Marine World in Vallejo and Raging Waters in San Jose. For a more educational outing, there is the new Chabot Observatory in the Oakland Hills, the Lawrence Hall of Science in the Berkeley Hills and the Oakland Museum in Downtown Oakland.

Oakland is also home to three professional sports teams – the Oakland Raiders football team, the Golden State Warriors basketball team and the Oakland Athletics (A’s) baseball team. Both the Raiders and A’s play at Network Associates Coliseum, and the Warriors play at the Oakland Coliseum Arena. Both facilities were renovated when the Raiders moved back to Oakland from Los Angeles.

The Wine Country in Napa and Sonoma Counties are about an hour or so drive from the East Bay. Monterey, Carmel and Big Sur are less than two hours drive, and Lake Tahoe and Yosemite National Park are roughly three hours away.

Education

The San Francisco CMSA is home to numerous institutions of higher learning. The large number of world-class educational and research facilities – more than 35 colleges and

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OAKLAND REGIONAL ANALYSIS

universities – positively impacts the Bay Area economy. Total college enrollment within the Oakland PMSA was 188,900 in 2000, or 7.9 percent of the population.

Alameda County offers a highly developed system of higher education and research facilities including the University of California (UC) at Berkeley. Besides UC, Alameda County boasts a state university, two large private universities, seven community colleges, California College of the Arts and Crafts, and many other specialty schools. Contra Costa County offers seven major colleges including Diablo Valley College, Pleasant Hill; the Center for Higher Education, Walnut Creek; and St. Mary’s College, Moraga.

MAJOR COLLEGES/UNIVERSITIES
Oakland PMSA
Fall 2001

Full/Part Time
College/University	Enrollment

University of California Berkeley	31,400
Diablo Valley College	21,700
Chabot College	14,500
California State University Hayward	13,240
Laney College	12,500
Ohlone College	11,800
Los Medanos College	10,300

Source: San Francisco Business Times, August 23, 2002; Cushman & Wakefield Analytics

Medical Facilities

The Oakland PMSA has a comprehensive healthcare network. Ranked by total patient days in 2001 they are: Alta Bates Medical Center (Berkeley), Alameda County Medical Center (Oakland), Summit Medical Center (Oakland), John Muir Medical Center (Walnut Creek), Kaiser Foundation Hospital (Oakland), Washington Hospital (Fremont), Kaiser Foundation Hospital (Hayward), Children’s Hospital (Oakland), Eden Medical Center (Castro Valley), Mt. Diablo Medical Center (Concord), Contra Costa Regional Med Center (Martinez) and Doctors Medical Center (San Pablo).

Regional Summary

Oakland’s economy is stable and performing better than the San Francisco and San Jose PMSAs, making it the best economy among the Bay Area’s three core metro regions. Due to its diversity, relatively smaller reliance on high tech and lower business costs, Oakland has been better able to weather the recent economic downturn. In addition, Oakland is less dependent than the rest of the Bay Area on rebounding business investment, particularly IT-related investment. Consequently, Oakland’s employment base fell by just over 1.2 percent peak to trough, well below the significant decline in the South Bay. While its total employment has increased from one year ago, Oakland’s jobless rate is flirting with highs last seen in 1992 and personal bankruptcy filings began to rise late in 2002.

Looking to the longer term, Oakland has the advantages of being an affordable alternative to both San Francisco and Silicon Valley, with the most affordable housing in the Bay Area (though the gap has narrowed), and having the best transportation linkages for its workforce. Oakland’s

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expanding biotech industry remains an engine of economic growth, fueled by rising R&D activity. Although Oakland’s international trade has declined in recent months, the significance of its ports on the local economy will cause Oakland to be the first among the Bay Area economies to once again expand as economic demand from the U.S. and international markets improves. Oakland’s near-term outlook is positive but is subject to numerous risks related to global trade, state fiscal conditions, business confidence and related travel and spending.

Oakland’s diverse economy is expected to generate average performance in both the near term and long term. The mix of traditional and high-tech industries helps balance the metro area’s growth, limiting the volatility usually seen elsewhere in the Bay Area. Moreover, its generally lower business and living costs compared to the region and availability of developable sites sustain the metro area’s regional competitive advantage.

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LOCAL AREA MAP

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LOCAL AREA ANALYSIS

Location

The subject is located in the north central part of Fremont, approximately three-quarters of a mile south of the original downtown core. The boundaries of the local area are considered to be Peralta Boulevard to the north, Stevenson Boulevard to the south, Blacow Road to the west, and Mowry Avenue/Peralta Boulevard to the east.

Access

The primary access routes serving the local area are Mowry Avenue, Stevenson Boulevard, Paseo Padre Parkway and Fremont Boulevard. Mowry Avenue and Stevenson Boulevard are primary northeast-southwest traffic arterials, while Paseo Padre Parkway and Fremont Boulevard are primary northwest-southeast traffic arterials through the central part of the city. Interstate 880, the primary north-south freeway through the east Bay area, is located approximately two miles to the west and can be accessed from either Mowry Avenue or Stevenson Boulevard. Overall, access to the local area is considered very good, including that to medical facilities for the elderly residents in the local area.

Character

The local area is characterized by residential uses, with the immediate area supporting higher density residential in the form of apartments and condominiums. Outside of this immediate area, single-family residential becomes more prevalent. Residential prices in the local area generally range from around $250,000 to $350,000. Commercial development is generally concentrated along the primary traffic arterials, including Mowry Avenue, Paseo Padre Parkway and Fremont Boulevard. Shopping is available along each of these aforementioned streets.

The local area is considered to be in a mature stage of its life with the availability of a few remaining vacant sites providing for limited new development opportunities. The local area is considered to be approximately 90 percent developed at this time.

Nearby and Adjacent Land Uses

West:	Condominium complex followed by single family residences
North:	Garden apartments
East:	Garden apartments followed by single-family residences
South:	Singe family residence

Proximity to Healthcare

The primary medical facility in Fremont, the Kaiser Permanente Medical Center, is located ½ mile southeast of the subject at corner of Paseo Padre Parkway and Walnut Avenue. The travel time to this facility is less than five minutes from the subject. There are also numerous medical offices within the general vicinity of the hospital.

Special Hazards or Adverse Influences

There are no hazards or adverse influences present in the local area which have a detrimental influence on properties.

Land Use Changes

We are not aware of, at this time, of any other planned improvements or demolitions in the local area that would impact the subject.

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LOCAL AREA ANALYSIS

Conclusion

The subject is located in an established residential area of Fremont. The primary influence of the local area is residentially oriented. The local area is in its mature stage of its life and there is limited land available for future development. Future development will likely consist of redevelopment of properties having reached the end of their economic lives. Services requisite to support a senior living complex such as the subject are within relatively close proximity. After reviewing the local area data, a positive effect on real estate values in the local area is anticipated for the foreseeable future. This positive effect also extends to the subject property.

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SENIOR LIVING INDUSTRY OVERVIEW

Independent Living

Congregate care or independent living units are designed for seniors who pay for some congregate services (i.e. housekeeping, transportation, meals, etc.) as part of the monthly fee or rental rate, and who require little, if any, assistance with activities of daily living. Residents of congregate/independent living units may have some health care-type services provided to them by in-house staff or an outside agency. Congregate units may be part of a congregate residence, a property that provides congregate and assisted living services, or a continuing care retirement community.

The retirement housing industry overall has matured considerably over the past two decades as the elderly population has increased and seniors have come to accept and seek alternatives to remaining in their homes. Retirement housing has expanded beyond the early dominance of life care and continuing care retirement communities (CCRCs). These communities, which typically included independent living and nursing care on a single campus, typically charged residents an entrance fee and a monthly fee. Rental retirement communities represented a major area of growth in the 1980s, fueled in part by the Department of Housing and Urban Development’s 221(d)(4) Retirement Service Center mortgage insurance program. Although the program no longer exists, the rental model is still a popular option for newly developed retirement communities. In addition, a small but definite increase in the number of cooperatives and condominiums has taken place, particularly among communities targeting a more affluent segment of the elderly population.

The retirement community of today is a smaller complex consisting of 100 to 200 independent living units versus the 200 to 300 independent living units that characterized the early CCRCs. In some cases, the communities are being developed in stages to avoid some of the up front risk associated with initial lease-up and to allow the facility to be more responsive to the market needs and preferences.

The rental retirement communities of the early 1980s typically offered no nursing care or assistance with daily living. These facilities were designed to provide hospitality services such as meals, housekeeping, transportation, and activities. These facilities met with slow lease-up rates and exceedingly high turnover due to their inability to meet changing resident needs.

Independent living communities, particularly rental communities, are least heavily monitored and governed by state regulations. In some states, this has resulted in a fair degree of flexibility in providing additional services.

It has become quite clear over the past ten years that the retirement communities are attracting an older and somewhat frailer population than originally anticipated. The average age of entrance into independent living units is between the late 70’s and early 80’s, rather than the late 60’s and early 70’s originally anticipated. As a result of the change in resident profile as well as the experience gained in the 1980s, it is clear that some form of health care or supportive services for the frail elderly is a necessary component of a retirement community.

Assisted Living

The emergence of assisted living as an option in the long-term care continuum for elders in the 1990’s represented the convergence of social, political, economic and treatment trends. Prior to this, most dependent seniors had only two long-term care options: be cared for by a family member or enter a nursing home. Today, as the number of elders and their frailty increases, these options have proven inadequate for seniors, their families and society. For many elderly, nursing homes are overly intensive and expensive. Therefore, for the segment of seniors with moderate to intermediate care needs, assisted living has become a favored form of long-term care.

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SENIOR LIVING INDUSTRY OVERVIEW

The Assisted Living Facilities Association of America (ALFAA) defines assisted living as a special combination of housing, personalized supportive services and health care designed to respond to the individual needs of those who require help in activities of daily living, but do not need the skilled medical care provided in a nursing home. Assisted living care promotes the maximum independence of dignity for each resident and encourages the involvement of a resident’s family, neighbors and friends.

Although industry proponents are clear as to the general characteristics and philosophy of an assisted living community, there is no national agreement on the details and legal definition of assisted living. As the assisted living industry becomes increasingly standardized, and as the industry expands, it can expect to acquire a defined legal status with respect to licensure, reimbursement and financing.

Some states have enacted laws using the term assisted living, however, in most jurisdictions licensure statutes combine a variety of terms and programs. In referring to residential housing and services, most state licensing laws use terms such as: rest homes, homes for the aged, supportive living facilities, residential care facilities, board and care homes, elderly group homes, congregate care housing and senior housing.

Assisted living programs are located in a variety of environments. They may be housed in newly constructed freestanding facilities, retrofitted buildings such as former hotels, units attached to nursing homes, senior apartments with services, units within CCRC developments and congregate care units. Whatever the environment, there must be private, or at a minimum companion suite residential living space.

Typically, a resident will have a compact studio or efficiency apartment. Living space will almost always include a private bathroom. The living space may or may not include a kitchen or kitchenette, washer and dryer, a living room or storage space. Economics generally dictate the size of the private living space, which can range from a small one-room efficiency of less than 300 square feet to a large one-bedroom apartment of 750 square feet.

Assisted living residences also provide for a considerable amount of common space for the residents to share. Newer assisted living facilities generally allocate from 30 percent to 40 percent of all gross square footage of the building to common area. Such space includes dining rooms, libraries, lounges, activity centers, kitchens and laundry rooms. The size of an assisted living facility depends on many variables including market forces and site constraints. Most newer freestanding facilities typically fall into the range of 40 to 80 units.

The level of service in assisted living facilities varies. However, within a broad range, there are certain basic services offered:

•	24-hour a day on-site supervision or access to an emergency call system;

•	Two or three meals and regular snacks are available;

•	Light housekeeping and laundry services are available;

•	Residents are entitled to some level of personal care each day from the facility staff;

•	A personalized health care plan delineates how health care needs may be addressed; and;

•	Activity, social service and transportation resources are made available.

Because it is a goal of assisted living to enable residents to age- in- place, the level of personal care, food services or health care may be adjusted upwards as needed. However, arranging services to allow aging- in- place can be difficult if residents need increasing amounts of nursing care and the states limit or prohibit skilled nursing care in assisted living facilities. With this in

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mind, it should be noted that there is a growing trend by states to extend the scope of assisted living services far into the long-term care continuum.

The typical resident of assisted living is 83 years old, is a woman and is single or widowed. Today’s assisted living residents have care needs and characteristics that were associated with patients in intermediate care facility nursing homes in the 1970’s and 1980’s. Senior care needs are gauged by the extent to which an individual requires regular assistance with ongoing activities of daily living (ADLs) such as bathing, eating, walking, toileting and dressing. In order to determine that there is an ADL dependency, a clinician must determine that an individual cannot safely or routinely perform a specific activity unless he or she has help. Unless such help is provided, the individual is at risk of not meeting an essential daily need.

While the number of ADLs with which a person needs help is used clinically as a measure of dependency, having such dependency does not mean that medical care is required. In assisted living facilities, residents generally have at least one ADL dependency, and it is not uncommon that they have as many as three or four.

Assisted living fees are typically structured around a fixed monthly amount that covers both housing and services. The monthly amount generally includes a base level of personal care with additional personal care charged separately. There also may be entrance fees, typically equivalent to the first and last month’s rent. Assisted living facilities do not require the large endowment type entrance fees required in some CCRCs.

Occupancy Patterns

Occupancy data compiled by the American Seniors Housing Association for the various senior housing community types (congregate, assisted and CCRCs) has been summarized in the following table.

Median Occupancy Rates
For Profit Senior Housing Facilities

Property Type	1995	1996	1997	1998	1999	2000	2001	2002

Independent	95.0%	98.0%	96.0%	98.0%	95.0%	95.0%	94.5%	93.1%
Assisted Living	97.0%	95.0%	95.0%	92.0%	94.0%	90.0%	93.8%	94.2%
CCRCs	95.0%	95.0%	94.0%	95.0%	93.2%	93.2%	93.1%	92.4%
All Communities	95.0%	96.0%	95.0%	95.0%	93.7%	93.7%	94.0%	93.5%

Source: American Seniors Housing Association

As seen, assisted living facilities in 2002 exhibited the highest occupancy rate of any of the property types. This was in contrast to the other property types that saw median occupancy rates decline slightly over 2001.

The average length of stay in a senior facility also varies as to the property type. In the following table is average length of stay data compiled by the American Seniors Housing Association.

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Average Resident Length of Stay
(Stated In Months)

Property Type	1998	1999	2000	2001	2002

Independent	45.5	43.4	38.1	43.1	33.4
Assisted Living	24.8	18.5	20.5	28.0	17.7
All CCRCs
Independent	61.0	45.4	59.8	37.3	37.0
Assisted Living	16.0	18.2	16.8	12.8	12.0
Nursing	20.0	23.2	18.6	9.0	9.0

Source: American Seniors Housing Association

As shown, the average length of stay in an assisted living facility in 2002 was 17.7 months and which reflected a notable decline over the length of stay average for 2001. Both assisted and independent living facilities showed declines, while CCRCs maintained generally similar occupancies over 2001. Much of the reasoning for the decline is from increased lateral movement of residents between existing facilities caused by such factors as facility operations (management, staffing, etc.), as well as foreclosures and closings of poorly operated facilities.

Absorption Trends

Net absorption data compiled by the American Seniors Housing Association (ASHA) for senior housing facilities is summarized in the following table.

2001 National Average Net Absorption Rates
Senior Housing Facilities

	1st	Months	Months	2nd	3rd
Property Type	Month	2 - 6	7 - 12	Year	Year

Independent	25.5	6.7	3.7	2.8	2.9
Assisted Living	11.7	5.2	2.9	2.2	5.3
CCRCs	37.4	18.9	9.0	5.5	4.1
All Communities	28.4	10.3	5.2	3.5	4.1

Figures based on number of residents
Source: American Seniors Housing Association

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As seen, initial absorption of new residents for all facility types is strong in the first month, then it tapers off during the following months.

California Assisted Living Environment

The California Department of Social Services, Community Care Licensing Division, is the State Agency responsible for approving, monitoring and regulating residential care facilities for the elderly, which provide temporary or long-term, 24-hour non-medical residential care services to the elderly, who are substantially unable to live independently. Resident dependence may be the result of physical or other limitations associated with age, physical or mental disabilities or other factors.

Residential facilities are group living facilities with shared bedrooms for the residents. Services provided typically include three meals daily, recreation, housekeeping, security and personal services. Personal services in general include assistance with bathing and dressing and dispensing of medications.

Regulation of residential care facilities in California is documented by the State Department of Social Services (“Department”), contained in Residential Care Facilities for the Elderly, Title 22, Division 6, Chapter 8. Included in these regulations are application procedures, license requirements, enforcement provisions, continuing requirements, physical environment and health related services. Unless a facility is exempt from licensure as specified in regulatory Section 80007, no adult, firm, partnership, association, corporation, county, city, public agency or other government entity shall operate, establish, manage, conduct or maintain a community care facility without first obtaining a valid license.

General Requirements

The following is an outline of the basic requirements for residential care facilities in the State of California:

Admission

Prior to accepting a resident for care, the facility shall conduct an interview with the applicant and responsible person, perform a pre-admission appraisal, and evaluate a recent medical assessment. The licensee is to complete and maintain individual written admission agreements with all persons admitted to the facility or their designated representatives. The agreement shall specify basic services to be made available, payment provisions, modification conditions, refund conditions, general facility policies, and that the Department or licensing agency has the authority to examine residents’ records. The agreement must also specify conditions under which the agreement may be terminated.

Medical Assessment

Prior to a person’s acceptance as a resident, the licensee shall obtain and keep on file, documentation of a medical assessment, signed by a physician, made within the last year. The medical assessment shall include a physical examination of the resident, documentation of prior medical services and history, and a current medical status. There should be a record of current prescribed medications, identification of physical limitations of the person, and a determination of the person’s ambulatory status. The licensee shall obtain an updated medical assessment when required by the Department.

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SENIOR LIVING INDUSTRY OVERVIEW

Resident Records

A separate record shall be maintained for each resident. The record shall be current and complete and be generally accessible. A current register of all residents in the facility shall be maintained and also kept in a central location.

Personal Rights

Each person shall have personal rights, which include but are not limited to:

•	To be accorded dignity in his/her personal relationships with staff, residents, and other persons.

•	To be accorded safe, healthful and comfortable accommodations, furnishings and equipment.

•	To be free from corporal or unusual punishment, humiliation, intimidation, mental abuse or other actions of a punitive nature which interfere with daily living functions.

•	To leave or depart the facility at any time and to not be locked in any room, building, or on the premises by day or night.

•	All persons accepted to facilities or their responsible persons, shall be personally advised and given a copy of these rights at admissions.

Incidental Medical and Dental Care

Each facility shall have a plan for incidental medical and dental care. The plan shall encourage routine medical and dental care and provide for assistance in obtaining such care by compliance with the following:

•	The licensee shall arrange, or assist in arranging, for medical and dental care appropriate to the condition and needs of the residents.

•	The licensee shall provide assistance in meeting necessary medical and dental needs. This includes transportation to the nearest available medical or dental facility.

•	There shall be arrangements for separation and care of residents whose illness requires separation from others.

•	When residents require prosthetic devices, vision and hearing aids, the staff shall be familiar with the use of these devices, and shall assist the resident with the utilization of them.

•	The licensee shall provide for assisting residents with self-administered medications as needed.

•	There shall be adequate privacy for first aid treatment of minor injuries and for examination by a physician if necessary.

•	If the facility has no medical unit, a complete first aid kit shall be maintained and readily available.

Food Service

Meals on the premises shall be served in one or more dining rooms or similar areas in which the furniture, fixtures and equipment necessary for meal service are provided. Such dining areas shall be located near the kitchen so that food may be served quickly and easily. The dining rooms are to be attractive to promote socialization among the diners. Tray service shall be provided in case of temporary need.

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SENIOR LIVING INDUSTRY OVERVIEW

In facilities with 50 or more residents, providing three meals a day, a full-time employee qualified by formal training or experience shall be responsible for the operation of the food service. If this person is not a dietician, then a provision should be made for regular consultation. The food should be of a good quality.

Personal Accommodations and Services

The facility shall be safe, clean, sanitary and in good repair at all times for the safety and well being of clients, employees and visitors. The facility should be large enough to provide comfortable living accommodations and privacy for the residents, staff and others. There should be common rooms such as living rooms, dining rooms, dens or other activity rooms. Bedrooms shall sleep no more than two clients and be large enough to allow for easy passage and comfortable use of any required client assistance devices. Bedrooms are not to be used as passageways and no room for any other use can double as a bedroom.

Equipment and supplies necessary for personal care and maintenance of adequate hygiene practice shall be readily available to each resident.

Each client is to be provided with a bed in good repair, a chair, a nightstand, a lamp for reading, and adequate closets and drawer space. Clean linen and towels in good repair are to be provided weekly at a minimum, and more often if necessary. Toilets and bathrooms are to be located near the client’s bedrooms. There is to be at least one toilet and sink for each six persons, and at least one tub or shower for each ten persons, with adequate privacy.

A comfortable temperature must be maintained at all times. All windows are to be in good repair and free of insects, dirt and other debris. There should be adequate lighting throughout the facility for the safety and comfort of all persons in the facility.

Personal Services

Licensees shall provide necessary personal assistance and care with activities of daily living including, but not limited to dressing, eating, and bathing.

Activities

The licensee shall ensure that planned recreational activities are provided for the client. These activities include physical activities such as games, sports and exercise, as well as group interaction.

Evaluation Visits

Every licensed community care facility is periodically inspected and evaluated for quality of care. Evaluations are to be conducted at least once a year to ensure the quality of care. The Department shall notify the facility in writing of all deficiencies and shall set a reasonable timeframe for compliance by the facility. Upon a finding of noncompliance, the Department may levy a civil penalty not to exceed $50 per day for each day until the Department finds the facility in compliance. If the facility fails to comply in the allotted time, then the amount collected shall be forfeited to the Department. Reports shall be kept on file in the Department and open to public inspection. A follow up visit is required to determine if the deficiency has been corrected.

Corrective action is taken by the Department when a licensee fails to protect the health, safety and personal rights of individuals in its care, or is unwilling or unable to maintain substantial compliance with licensing regulations.

Enforcement is maintained through:

1.	Fines and civil penalties (vary according to the violation)

2.	Non-compliance office conferences

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SENIOR LIVING INDUSTRY OVERVIEW

3.	Administrative legal actions as follows:

•	Denial of applications

•	Compliance plans

•	Probationary license

•	Temporary suspension of license

•	Revocation of license

•	License and employee exclusions

The Department may suspend or revoke any license on any of the following grounds stipulated in Health and Safety Code Sections 1569.1515(c) and 1569.50:

•	The Department may revoke the license of any corporate licensee that has a member of the board of directors, the executive director or an officer who is not eligible for licensure pursuant to regulations.

•	Violations of the specifics rules and regulations.

•	Aiding, abetting or permitting the violation of the rules and regulations.

•	Conduct which is inimical to the health, morals or safety of either an individual in or receiving services from the facility or the people of the State of California.

•	The conviction of a licensee, or individuals in contact with residents at any time before or during licensure, of a crime as defined in the regulations.

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SENIOR LIVING INDUSTRY OVERVIEW

•	Engaging in acts of financial malfeasance concerning the operation of a facility, including, but not limited to, improper use or embezzlement of resident monies and property or fraudulent appropriation for personal gain of facility moneys and property, or willful or negligent failure to provide services for the care of the residents.

When the Department intends to seek revocation of a license, the Department shall notify the licensee of the proposed action and at the same time shall serve such licensee with an accusation. The licensee has a right to a hearing prior to the revocation or suspension of a license, except when an “Immediate Temporary Suspension Order” is written.

The Immediate Temporary Suspension Order temporarily suspends any license prior to any hearing when in the Department’s opinion such action is necessary to protect the residents in the facility from any physical or mental abuse or any other substantial threat to health and safety. When the Department intends to temporarily suspend a license prior to a hearing, the Department shall notify the licensee of the temporary suspension and the effective date thereof and at the same time serve the licensee with an accusation.

For either a revocation or a revocation and temporary suspension action, the Department shall within 15 days of receipt of notice of defense ask the Office of Administrative Hearings to set the matter for hearing.

For a revocation and temporary suspension action, the Department shall ask the Office of Administrative Hearings to hold the hearings as soon as possible but not later than 30 days after receipt of the Notice of Defense.

VALUATION SERVICES	33	ADVISORY GROUP

MANAGEMENT AND OPERATIONS OVERVIEW

Management Overview

The subject is managed by ARV Assisted Living, Inc. (ARV). Retirement Inn of Fremont was constructed in 1977. There have not been any recent major renovations to the facility over the past three years. Revenues have been sporadic over the last three years, while expenses have been increasing. The facility’s occupancy was 79 percent in 2000, 85 percent in 2001 and declined to 86 percent annualized for the first eight months of 2003. The current occupancy has declined slightly. The reasoning for the lower annual occupancy has been reportedly due to the older age of the property and market positioning. Overall, we believe that ARV is competent to manage the subject property.

Operations Overview

Services

Retirement Inn of Fremont is designed for assisted living and offers all the services typical of these types of facilities. This facility has been designed as a rental community and provides most services under a fixed monthly rate. All resident contracts are for the term of stay. According to the terms of the agreement, a thirty (30) day written notice is required prior to any increase in fees for additional charges or for increases due to increased cost of operations. Included in the monthly rates are:

•	Three meals daily and snacks;

•	All utilities except for personal telephone

•	Scheduled Transportation;

•	Twenty-four (24) hour security and numerous safety features throughout the apartments;

•	Weekly housekeeping services;

•	Linen services;

•	Organized individual and group activities

In addition to the monthly fee there are optional services available at an additional charge. These services include additional personal care, respite care, guest meals, beauty shop fees and additional transportation fees. There are regularly scheduled health assessments that help determine which level of services each individual patient receives.

Regulations and Health Matters

The facility has a license for a capacity of 99 assisted living/residential care beds and is regulated by the State of California’s Department of Social Services. A copy of the Regulations is posted in a conspicuous place in the facility and the residents acknowledge at the time of entry that the operation of this facility is governed by these regulations. Furthermore, if the licensing entity amends these regulations, the resident and the provider must obey by the amended regulations.

State Monitoring

The State of California conducts annual surveys of licensed assisted living/residential care facilities. The most recent survey for the subject was conducted in July 2002. The survey reported that the facility met all requirements with no serious deficiencies. A new license for the following 12 months was issued for the facility.

Admission Policies

Retirement Inn of Fremont requires all potential assisted living residents to undergo a health evaluation by a physician before entrance into the facility. The operator has the right to

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MANAGEMENT AND OPERATIONS OVERVIEW

terminate the agreement at any time when they feel that the resident’s personal care needs cannot be adequately served by the facility.

There is to be a chart for each resident in assisted living. At the time of admission, a dated and signed medical evaluation, which conforms to the licensing regulations, must be on file. Thereafter, a medical evaluation, which also conforms to licensing regulations, must be made at least every twelve (12) months.

The operator may seek appropriate evaluation and assistance and may arrange for the transfer of a resident to an appropriate and safe location, prior to termination of an admission agreement and without ninety (90) days notice or court review for the following reasons:

•	When a resident fails to pay the monthly rent prior to written notice of such absence;

•	When the operator feels that the residents mental or physical needs cannot be adequately met by the facility;

•	In the event a resident’s behavior poses an imminent risk of death or serious physical injury to himself/herself or to others;

•	Breach of contract for any reason by the resident or operator;

•	Any prolonged health-related or other absence.

Retirement Inn of Fremont caters to the full range of needs of seniors requiring assisted living services. The administrator develops and maintains a personalized service plan, which is amended if necessary. Furthermore, the aging-in-place and out-placement policies appear to be reasonable and well implemented. Services at the facility are standard for this type of complex and are in keeping with the residential make-up at the subject.

Marketing

Retirement Inn of Fremont has always maintained a full time marketing director. At the time of inspection, this position was vacant. Management is actively recruiting for a new marketing director. In the past, as well as under new management, marketing personnel for the subject will be actively involved in the community, as well as with discharge planners for area hospitals. They do not do any telemarketing. Direct mailings, scheduled community events, and networking, on the other hand are a routine part of marketing efforts.

Given the history of the subject, it appears that marketing efforts have been of varied success. Occupancy of the facility was at 79 percent for 2000, 85 percent in 2001 and reached an average annual occupancy of 94 percent in 2002. Finding a qualified marketing person is an important factor in the success of the facility, especially due to its older age and shared bathroom design. This is compounded by the highly competitive basis of the primary market area. Aggressive marketing will be required to maintain occupancy.

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MANAGEMENT AND OPERATIONS OVERVIEW

Conclusion

Overall, based on our inspection of the facility, discussions with some of the personnel and our review of the Policies and Procedures, it is our opinion that the facility is presently being operated in a competent manner. The facility has been adequately maintained and the residents appear to be content.

VALUATION SERVICES	36	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Primary Market Area

The first step in analyzing the competitive market for the subject is delineating its primary market area (PMA). The primary market area is typically described as either a defined radius around the subject, zip codes, or the subject’s county. In order to delineate the subject’s primary market area, we have interviewed the subject’s Executive Director as well as the competitive properties we have used in our analysis.

Our discussions indicated that approximately 75 percent of the subject’s residents come from the Sunnyvale area. This encompasses an area of approximately three miles. The remaining 25 percent emanate from the greater eastside area. The following chart details the competitors primary market areas (PMA), as well as the estimated percentage that comes from their PMA.

		% of Residents
Name	PMA	from PMA

Carlton Plaza	3.0-5.0 Miles	75%
Aegis of Fremont	3.0-5.0 Miles	80%
Westlake House	3.0-5.0 Miles	75%
Eden Villa - Pleasanton	3.0-5.0 Miles	70%
Rosewood Gardens	3.0-5.0 Miles	75%
SUBJECT	3.0-5.0 Miles	75%

In the case of the subject, we have determined the primary market area to encompass an area of approximately three miles with 75 percent of the residents emanating from this PMA. Although a project like the subject may also attract residents from outside of the area, the geographic market area within a radius of three miles of the subject is considered to represent the primary draw for the subject. As indicated on the chart, the subject’s primary market area of three miles is similar to the comparables.

Most of the marketing directors we interviewed also indicated that adult children in this market are the driving forces in the decision making process for their parents.

Supply/New Construction

Existing Facilities

Because of the subject’s levels of personal care services, and type of amenities, the personal care homes in the market with less than 25 beds do not generally compete directly with the subject. However, the following charts detail the number of assisted living units in the subject’s market area that pose direct and indirect competition to the subject. We note that the table includes facilities located in both the subject’s primary and secondary market area in the Fremont area.

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COMPETITIVE MARKET ANALYSIS

MARKET AREA SUPPLY

	Total AL
Name	Units	PMA/SMA*

Carlton Plaza	130	PMA
Aegis of Fremont	59	PMA
Westlake House	213	PMA
Eden Villa - Pleasanton	42	SMA
Rosewood Gardens	81	SMA
SUBJECT	69

Totals	594

* PMA - Primary Market Area; SMA - Secondary Market Area

In the Fremont area, there are several facilities offering independent and assisted living services. These range from traditional independent living facilities up to those that cater exclusively to assisted living and dementia residents. Because of the subject’s older age, it does not compete directly with the newer assisted/dementia facilities. Inversely, it offers a level of services above the traditional independent living facility. The properties shown above are located in both the PMA and outside of Fremont in the secondary market area.

Proposed Units

Discussions with local providers and planning departments indicated that there are no other facilities planned at this time. The most recent construction was a 64-unit Aegis Garden facility in 2001 in the northeast part of Fremont along Fremont Boulevard. This facility also offers 18 units for Alzheimer’s residents.

Occupancy Patterns

Industry Statistics

Assisted living facilities generally exhibit the lowest overall occupancy patterns of any of the senior housing community types (congregate, assisted and CCRCs). As was noted in the Senior Housing Industry Overview presented earlier, assisted living facilities indicated an average occupancy rate of 94.2 percent in 2002, which represented an increase from 93.8 percent in 2001. Assisted living facilities in 2002, according to the survey, indicated the highest occupancies of the senior housing property types (independent, assisted and CCRCs).

Competitive Market Area

The senior living facilities we surveyed for our analysis totaled approximately 525 units and/or beds (excluding the subject) and the current available occupancy of those properties was from 97 to 100 percent. We note that due to the limited amount of similar facilities in the immediate area, several of the facilities we investigated are located outside of the defined primary market area of the subject.

Retirement Inn of Fremont is noted as having been at 84 percent occupancy at the time of inspection. The subject appears to have a relatively good reputation in the market and although occupancy has been below stabilized levels over the last three years, current increased occupancies and more aggressive marketing should help to continue recent trends.

A summary showing the competitive properties and their overall average occupancy levels is shown below. Please note that not all of these properties may fall within the defined market

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COMPETITIVE MARKET ANALYSIS

area of the subject, however, in the Elderly Demographics section we have defined the total supply in the competitive market area.

		Total AL
Name		Units	Occupancy Level

Carlton Plaza	*	130	97%
Aegis of Fremont	*	59	97%
Westlake House	*	213	96%
Eden Villa - Pleasanton		42	100%
Rosewood Gardens		81	100%
SUBJECT		69	84%

* Denotes facilities located in subject’s primary market area.

Again, we note that due to the limited amount of similar facilities in the immediate area, several of the facilities we investigated are located outside of the defined primary market area of the subject. The properties located in the PMA are identified in the above chart.

Rental Rates

Current rental rates for assisted living units in the Fremont area begin at around $1,600 per month for shared accommodations and go up to around $4,000 for a one-bedroom unit. For the most part, assisted living facilities provide three meals per day, weekly to bi-weekly housekeeping, weekly laundry, all utilities except telephone and cable TV, activities and transportation. Most assisted living facilities generally include a minimal or base level of personal care services in the base monthly rents. In the subject’s market, charges for additional personal care services vary from a property like the subject that includes no personal care in the base rental rate up to facilities such as Aegis of Fremont that includes a moderate level of personal care services in the monthly rent.

Rent Increases

Most assisted living facilities in the Fremont market area have been instigating annual rent increases over the last several years. Although no specific data was available, discussions with several providers indicated that they have been routinely increasing rents between three and five percent per year. Discussions with the subject’s Executive Director indicated that the facility has also been increasing rents annually over the last several years. The most recent rent increase at the subject was October 1, 2003 and was for a 5.0 percent across the board increase.

Concessions

Rent concessions, or incentives, provide a good indication of the condition, or strength of current market conditions. Rent concessions are generally found in markets exhibiting high vacancy and diminished absorption levels, as well as being used by new projects as a part of their overall marketing programs. At the time of our investigation of the Fremont market area, no specific concessions were noted. Similar to the market, Retirement Inn of Fremont reported that they are not offering concessions for leasing vacant units. The subject, however, had been offering concessions in 2002 and in the first part of 2003 in attempt to stimulate the below stabilized occupancy problems. As of recently, the subject has not had to utilize concessions. Concession will not likely be part of the market and used only to stimulate any unforeseen

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COMPETITIVE MARKET ANALYSIS

vacancies. They should, however, not be of any major significance to a property like the subject.

Absorption Trends

An assisted living facility generally exhibits lower initial absorption patterns during the first year of any of the senior housing community types (independent, assisted and CCRCs). Occupancy data compiled by the American Seniors Housing Association (ASHA) was previously summarized in the Assisted Living Industry Overview. The industry data indicated that initial absorption of new residents for all facility types is strong in the first month, then it tapers off dramatically during the following months. Specifically, net absorption averaged 11.7 residents for the Month 1, 5.2 residents for Months 2 – 6, 2.9 residents for Months 7 – 12, and 2.2 residents during Year 2.

Retirement Inn of Fremont opened in 1977 and has been moderately successful from an occupancy basis. Occupancy at the facility was 79 percent in 2000, 85 percent in 2001, 94 percent in 2002 and year-to-date 2003 annualizes out to 86 percent. We note that the facility was at an occupancy of 84 percent at the time of our inspection.

Senior Demographics

We have evaluated the current and future market potential by analyzing demographic trends and the supply of elderly housing in the facility’s market area. Most market areas for assisted living are considered to comprise up to five miles for the primary area and up to 10 to 20 miles for the secondary area. As was discussed earlier, the primary market area for the subject is considered to effectively encompass an area of approximately three miles and a secondary area of approximately five miles. This assumption was based on our review of the demographics of the area, trends on where most of the competition is being constructed, as well as from discussions with facility’s Executive Director regarding its primary market area.

The demographic data used in our analysis was compiled by Claritas, Inc. The data includes figures for the most recent census year in 2000, 2002 estimates and projections for the year 2007. For purposes of this analysis, we have relied upon the 2002 estimates for current demographic information. Additional state and national information has also been obtained from A Profile of Older Americans: 2001, prepared by the American Association of Retired Persons and the Administration on Aging and based on data from the U.S. Bureau of the Census.

Senior Population/Growth Rates

Population and growth statistics for the subject’s primary and secondary market area is shown in the following chart.

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COMPETITIVE MARKET ANALYSIS

Population Statistics

	PMA		SMA
	3 Miles		5 Miles

	Population	%	Population	%

2000
Total *	163,265		273,703
65+	14,857	9.1%	23,206	8.5%
75+	6,302	3.9%	9,683	3.5%
85+	1,493	0.9%	2,234	0.8%
2002	Estimate
Total *	167,888		281,726
65+	15,177	9.0%	23,697	8.4%
75+	6,594	3.9%	10,112	3.6%
85+	1,614	1.0%	2,411	0.9%
2007	Projection
Total *	179,206		301,294
65+	16,384	9.1%	25,589	8.5%
75+	7,039	3.9%	10,759	3.6%
85+	1,897	1.1%	2,809	0.9%

* Total population unadjusted for age
Source: Claritas, Inc.

Growth Rates

	PMA		SMA
	3 Miles		5 Miles

	Total	Annual	Total	Annual

2000-2007
Total *	9.8%	1.3%	10.1%	1.4%
65+	10.3%	1.4%	10.3%	1.4%
75+	11.7%	1.6%	11.1%	1.5%
85+	27.1%	3.5%	25.7%	3.3%
2000-2002
Total *	2.8%	1.4%	2.9%	1.5%
65+	2.2%	1.1%	2.1%	1.1%
75+	4.6%	2.3%	4.4%	2.2%
85+	8.1%	4.0%	7.9%	3.9%
2002-2007
Total *	6.7%	1.3%	6.9%	1.4%
65+	8.0%	1.5%	8.0%	1.5%
75+	6.7%	1.3%	6.4%	1.2%
85+	17.5%	3.3%	16.5%	3.1%

* Total population unadjusted for age
Source: Claritas, Inc.

The population in the subject’s market area indicates a moderate level of demand for senior housing. As seen from the data, the elderly population is growing slowly in terms of absolute numbers and as a percentage of total population. Comparatively, the national average of residents age 65+ constituted 13.0 percent of the total population in 2000 according to Claritas, Inc. The subject’s primary market area indicates a similar aged older population to the national average. Furthermore, the average number of older Americans increased 12.6 percent from 1990 to 2000. These rates are similar than the senior growth seen in the subject’s primary and secondary market areas.

Adult Children Population/Growth Rates

We have also analyzed population trends for what the industry refers to as “adult children”. This segment of the population generally plays a significant role in the placement of a senior in a senior housing facility. This is especially true as many seniors or elderly will relocate to be near their adult children or relatives. This fact is widely recognized by senior housing operators who indicate that market areas exhibiting a higher concentration of adults between the age of 45 and 65 can generally support a much larger supply of senior housing than would be shown through analyzing only the percentage of seniors currently residing in the market area. This situation is more prevalent with regard to higher levels of care such as assisted living and nursing. Population and growth statistics for the subject’s primary market (PMA), as well as the secondary market (SMA) areas for these age groups are shown below

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COMPETITIVE MARKET ANALYSIS

Population Statistics - Adult Children

	PMA		SMA

	Population	%	Population	%

2000
Total *	163,265		273,703
45 - 54	21,046	12.9%	36,528	13.3%
55 - 59	7,178	4.4%	11,916	4.4%
60 - 64	5,678	3.5%	9,289	3.4%
2002	2002
Total *	167,888		281,726
45 - 54	22,508	13.4%	39,063	13.9%
55 - 59	8,058	4.8%	13,413	4.8%
60 - 64	6,114	3.6%	10,000	3.5%
2007	2007
Total *	179,206		301,294
45 - 54	25,384	14.2%	44,129	14.6%
55 - 59	9,900	5.5%	16,479	5.5%
60 - 64	7,891	4.4%	12,938	4.3%

* Total population unadjusted for age
Source: Claritas, Inc.

Growth Rates - Adult Children

	PMA		SMA

	Total	Annual	Total	Annual

2000-2007
Total *	9.8%	1.3%	10.1%	1.4%
45 - 54	20.6%	2.7%	20.8%	2.7%
55 - 59	37.9%	4.7%	38.3%	4.7%
60 - 64	39.0%	4.8%	39.3%	4.8%
2000-2002
Total *	2.8%	1.4%	2.9%	1.5%
45 - 54	6.9%	3.4%	6.9%	3.4%
55 - 59	12.3%	6.0%	12.6%	6.1%
60 - 64	7.7%	3.8%	7.7%	3.8%
2002-2007
Total *	6.7%	1.3%	6.9%	1.4%
45 - 54	12.8%	2.4%	13.0%	2.5%
55 - 59	22.9%	4.2%	22.9%	4.2%
60 - 64	29.1%	5.2%	29.4%	5.3%

* Total population unadjusted for age
Source: Claritas, Inc.

As shown, the 45 to 64 age group showed strong growth between 2000 and 2002 in both the primary and secondary market area. Going forward, this age group is forecast to grow at slightly higher rates. Overall, adult children are expected to contribute positively towards living options for the subject and its market area.

Income and Households

In addition to the absolute number and growth of the elderly population, the number of households with appropriate income levels will dictate the actual population available to support the subject. Statistics on income levels are typically presented by the household. We note that in the case of the elderly, most households include at least a single adult. For comparison purposes it is therefore reasonable to utilize the household statistics. Furthermore, the housing cost and income requirements for a second person are significantly less than the primary occupant.

Compared with the local competition, the subject has monthly rates in the middle of the range. To afford the various accommodations at the subject, it is estimated that an average annual income of $26,600 would be necessary. We have utilized the average projected revenue per resident of approximately $22,570 as calculated in the Income Capitalization Approach to value. We have assumed that a resident would spend approximately 85 percent of their income on housing, meals and utilities. The balance of the income is required for taxes, insurance, and personal needs. By dividing the $22,570 by 85 percent we arrive at an average income of $26,600, rounded.

Assuming no child subsidy, it is estimated that most residents would require an annual income of $26,600 or more to afford the majority of the accommodations at the subject. We note that this is a conservative assumption given that there are a significant number of elderly who are receiving some form of child subsidy. Furthermore, these indicators are somewhat skewed given that there are recent findings suggesting that the elderly are indeed spending down their assets other than income from their house while residing in senior living facilities. Given the relatively short term of stay anticipated in these facilities, it is reasonable to assume that there would be a greater spend-down of assets. Reference is made to the findings in the State of

VALUATION SERVICES	42	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Seniors Housing Report, 2002 published by the Americans Senior Housing Association, which cites the average length of stay in an assisted living facility to be 18 months.

We also note that the indicated income level does not account for child subsidies or a sale of a home. According to the Claritas report, 75.5 percent of the 65+-householder population owns their own residences in the primary market area and the median housing value was reported to be $395,636 in 2002. Given that the elderly population typically own their residence free and clear, it is reasonable to assume that there would be additional income available from the sale of a residence which could be amortized over the length of stay. Given the average price of a house and that the majority of the elderly own their houses free and clear, we have assumed that this cash would provide for additional income of say $23,738 annually or a safe rate of return of 6.0 percent of the investment (6.0 percent x $395,636).

After accounting for this ($26,600 - $23,738 = $2,900), we have considered a higher income qualifier of $25,000 to be a reasonable threshold for entrance to the subject facility due to the rent structure at the property. Reference is made to the table below for a summary of household income for the income qualifiers in the $25,000+ range.

Income Statistics

Households With Incomes Greater Than	$25,000

	PMA		SMA
	3 Miles		5 Miles

	Total	%	Total	%

2002
* Total 65+	7,960	—	11,798	—
65+	5,857	73.6%	8,659	73.4%
75+	2,145	26.9%	3,059	25.9%
85+	427	5.4%	609	5.2%
2007
* Total 65+	8,345	—	12,361	—
65+	6,894	82.6%	10,089	81.6%
75+	2,679	32.1%	3,788	30.6%
85+	631	7.6%	873	7.1%

* Unadjusted for Income
Source: Claritas, Inc.

Income Statistics - Growth Rates

Households With Incomes Greater Than	$25,000

	PMA		SMA
	3 Miles		5 Miles

	Total	Annual	Total	Annual

2002-2007
* Total 65+	4.8%	0.9%	4.8%	0.9%
65+	17.7%	3.3%	16.5%	3.1%
75+	24.9%	4.5%	23.8%	4.4%
85+	47.8%	8.1%	43.3%	7.5%

* Unadjusted for Income
Source: Claritas, Inc.

We have found that for households over $25,000 within our primary market area in 2002 (5-mile radius), there were 5,857 for the 65+ age group, 2,145 for the 75+ age group and 427 for the 85+ age group. The number of households earning $25,000 or more in the primary market area is anticipated to increase over the next five years at an annual average rate of 3.31 percent for age 65+ households, 4.55 percent per year for age 75+ and 8.12 percent for the age 85+ households. Overall, these figures appear to be consistent with the population trends.

Penetration Rates

A market penetration analysis provides insight into project feasibility. It indicates the ability of a project to lease-up or maintain stabilized operation based on a ratio analysis of other geographic areas (units to population) applied to the subject’s market area. The applicability of the penetration analysis is dependent on the similarities of the area analysis to the subject area. Other factors may cause variations in the penetration rates in an individual market such as competition from similar property types (assisted versus independent living) and unique market demand characteristics (urban versus rural). Given the relatively small number of units and population in an individual area, some divergence from the macro ratio is not unlikely.

VALUATION SERVICES	43	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

In this analysis we have defined the penetration rate to be the percentage of primary market assisted living units to age and income-qualified residents. The 2002 penetration rate is compared to that projected for 2007 based on a supply increase of 25 percent. While there are no firm industry standards for penetration rates, studies across the country suggest that assisted living penetration rates up to 7.0 percent reflect good markets or markets in equilibrium. These percentages have been provided by the MDS Research Company, Inc., who specializes in the market and feasibility analysis of senior housing facilities. Furthermore, a Cushman & Wakefield survey of over 120 senior housing markets across the nation supports acceptable penetration rates of 7.0 percent or below.

Through a review of senior demographics, industry surveys noted above and local market characteristics; we have utilized the following criteria to determine the subject’s market area characteristics.

MARKET CLASSIFICATIONS

	Market Wide	Market Penetration	Rent
Type of Market	Occupancy	Rate	Concessions

Good	90%+	Up to 3.9%	None
Equilibrium	80 – 89%	4.0% - 6.9%	Nominal
Saturation	70 – 79%	7.0% - 9.9%	Moderate
Saturated (Over Built)	69% and Below	10% and Above	Substantial

Nationally, it is generally anticipated that 60 to 70 percent of residents will come from the primary market area and an additional 15 to 20 percent will be from the secondary market area. The remainder of the residents will generally be from other areas and have relocated to be closer to family members. Primary market residents lost to other market areas generally offset residents coming from the secondary market.

The demand for elderly housing is determined by analyzing the relationship between the supply of senior housing units and the number of qualified residents with adequate income to afford the units. In general, a higher ratio of qualified residents, coupled with a high overall occupancy in the area indicates a strong demand for senior housing. At the same time, a low ratio of units to available households coupled with a high occupancy also indicates a high demand. A low occupancy for the area always indicates a low demand. In other words, the ratio of qualified residents is only one component.

We have calculated the market wide occupancy as of the date of inspection for the subject’s primary market area. The primary competing facilities in the PMA, including the subject, are shown in the following table. We acknowledge that the following summary of properties may not represent all of the facilities in the market area, but are what we believe to be the most competitive to the subject.

VALUATION SERVICES	44	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

MARKET OCCUPANCY CHARACTERISTICS

Primary Market Area

Name	No. Units	Occupancy	Occupied Units

Carlton Plaza	130	97%	126
Aegis of Fremont	59	97%	58
Westlake House	213	96%	204
Eden Villa - Pleasanton	42	100%	42
Rosewood Gardens	81	100%	81
SUBJECT	69	84%	58

Totals	594	96%	569

These, along with the previous factors shown will be used in our age and income qualified penetration analysis that follows.

Age and Income Qualified Penetration Analysis

In our analysis we have assumed that 75 percent of the residents will come from the primary market area. We note that the population in the area is moderate and that the general population is increasing and the elderly population is on the rise. This suggests that the subject facility will have to place greater weight on attracting residents to move to be close to family members. We note that areas where the younger population is expanding would be more apt to attract residents from outside the community to move to be closer to their children.

Based on the population and income data presented earlier, the following chart shows our market penetration analysis for the subject.

Market Penetration Analysis

Primary Market Area
3 Miles

	2002	2007
65+ Income Qualified Households	5,857	6,894
Average Household Size*	1.91	1.96

Available Persons	11,167	13,535

Total Supply**	594	743
Required Resident % From PMA	75%	75%

Required Residents	446	557

Available Persons	11,167	13,535
Indicated Penetration Rate***	3.99%	4.11%

* Total 65+ Population Divided by Total 65+ Households

** No. of assisted living units (includes dementia) in primary market area. 2007 figure accounts for 25 percent new or forecast competition
*** Required Residents divided by Available Persons
Source: Claritas, Inc.

Based on the data, the indicated penetration rate for the subject in 2002 is 3.99 percent. The projected growth of 25 percent in the unit supply in the next five years indicates a penetration rate of 4.11 percent in 2007.

VALUATION SERVICES	45	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Based on the market classification chart presented earlier, penetration rates of up to 3.9 percent were classified for good markets, 4.0 to 6.9 percent signifies the market is at equilibrium, 7.0 to 9.9 percent indicates a market is nearing saturation and rates above 10 percent signify the market is saturated.

The subject’s indicated penetration rate for 2002 signifies that there is good demand in the primary market area. Even assuming a 25 percent increase in supply over the next five years indicates good demand in the primary market area.

Conclusion

Overall, these findings suggest that there appears to be good demand for the subject facility in the primary market area from both the general population base and the project specific targeting. Based on the current inventory, the subject’s primary market area is not close to reaching a saturation point. Also, the lack of rent concessions is positive. Further, current statistics appear to be leaning towards a greater spend down of assets by the elderly and that traditional income levels may be conservative. With this in mind, and based on the indicated penetration rate of 3.99 percent for the general population, there appears to be an adequate marketplace for the subject facility.

Market Rate Comparisons

On the following pages are data sheets of the facilities we have compared with the subject. A map showing their location follows these pages. All of the facilities are noted as being located in the subject’s primary market area (PMA).

VALUATION SERVICES	46	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 1

Carlton Plaza
3800 Walnut Avenue
Fremont, CA

Property Type:	IL/AL	Photo Not Available

Verification:	Marketing Director
510-505-0555
23-Oct-03

No. Units	Unit Types	Occupancy

130	Assisted Living Units	97%
0	Alzheimer Units/Beds	0%

130	Total Units/Beds	97%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	$1,495	to	$1,495	436	to	436	—	to	—	—	to	—
Studio Alcove	$1,895	to	$1,895	572	to	572	—	to	—	—	to	—
One-Bedroom	$2,495	to	$2,495	703	to	703	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	$750	to	$750				—	to	—
Additional Personal Care	—	to	—				—	to	—
Community Fee	$1,000	to	$1,000

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.0
Utilities:	Water/Sewer	x	Additional Personal Care Charges	Per minute
	Electricity	x
	Cable TV	x
	Telephone	x	Incontinence Care:	No
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	1993	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	3		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	Yes

Remarks:	Independent/assisted living facility in Fremont. Offers assisted living services to residents that is priced on a per minute basis ($3.50 per minute and $0.75 per minute thereafter).

VALUATION SERVICES	47	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 2

Aegis of Fremont
3850 Walnut Avenue
Fremont, CA

Property Type:	ALF/ALZ

Verification:	Marketing Director
510-790-1645
23-Oct-03

No. Units	Unit Types	Occupancy

45	Assisted Living Units	97%
14	Alzheimer Units/Beds	99%

59	Total Units/Beds	97%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	$4,350	to	$4,350	650	to	650
Studio	$3,395	to	$3,395	386	to	386	$4,950	to	$4,950	377	to	377
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	$3,950	to	$3,950	640	to	640	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	—	to	—				—	to	—
Additional Personal Care	$350	to	$1,400				—	to	—
Community Fee	$3,395	to	$3,395

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.1
Utilities:	Water/Sewer	x	Additional Personal Care Charges	Tier or level
	Electricity	x
	Cable TV	x
	Telephone	x	Incontinence Care:	Yes
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	Yes
Nursing Staff:	RN

Improvement Description

Year Opened	1999	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	3		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath	X
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	High end assisted living facility located in Fremont. Offers assisted and dementia services. Rates include base level of personal care. Three additional levels of personal care beginning at $350 per month and goes to $1,400 per month.

VALUATION SERVICES	48	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 3

Westlake House
2850 Country Drive
Fremont, CA

Property Type:	AL

Verification:	Marketing Director
510-790-1645
23-Oct-03

No. Units	Unit Types	Occupancy

213	Assisted Living Units	96%
0	Alzheimer Units/Beds	0%

213	Total Units/Beds	96%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	$2,370	to	$2,370	435	to	435	—	to	—	—	to	—
Studio Alcove	$2,590	to	$2,590	571	to	571	—	to	—	—	to	—
One-Bedroom	$3,610	to	$3,610	831	to	831	—	to	—	—	to	—
Two-Bedroom	$3,770	to	$3,770	1,006	to	1,006	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	$500	to	$500				—	to	—
Additional Personal Care	—	to	—				—	to	—
Community Fee	$1,000	to	$1,000

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.5
Utilities:	Water/Sewer	x	Additional Personal Care Charges	Ala Carte
	Electricity	x
	Cable TV	x
	Telephone	x	Incontinence Care:	Yes
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	1985	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	3		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	Yes

Remarks:	Assisted living facility in Fremont. Independent rates are $750 per month lower than the rates shown. Additional personal care is ala carte. Rates shown include a base level of personal care.

VALUATION SERVICES	49	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 4

Eden Villa - Pleasanton
4115 Mohr Avenue
Pleasanton, CA

Property Type:	ALF

Verification:	Connie Gabbert, Administrator
925-461-8409
30-Jul-03

No. Units	Unit Types	Occupancy	Occupied Units

42	Assisted Living Units	100%	42
0	Alzheimer Units/Beds	100%	0

42	Total Units/Beds	100%	42

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	$2,650	to	$2,650	400	to	400	—	to	—	—	to	—
Studio	$3,950	to	$3,950	400	to	400	—	to	—	—	to	—
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	—	to	—				—	to	—
Additional Personal Care	—	to	—				—	to	—

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	N/A
Utilities:	Water/Sewer	x	Additional Personal Care Charges	All inclusive
	Electricity	x
Cable TV
	Telephone		Incontinence Care:	No
Housekeeping:	Daily		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Van		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	None
Nursing Staff:	LVN

Improvement Description

Year Opened	1999	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	1		Library	X	Laundry
Site Suitability	Good
Construction Quality	Average	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Stucco		Pvt Bath	X	Shared Bath
Roofing	Tile		Kitchenettes	No
Building Area (Sq.Ft.)	000,000
Condition	Excellent	HVAC System	Central
Effective Age (Yrs):	2	Covered Parki	No
Site Area (AC)	N/A

Remarks:	Operated by Eden Villa a for-profit entity. The facility is licensed for 84 residents, but typically operates with an average of 50. Currently they have five shared rooms, one with two females, one with two males and the rest occupied by couples. Property located next to a medical office building.

VALUATION SERVICES	50	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 5

Rosewood Gardens
35 Fenton Street
Livermore, CA

Property Type:	ALF

Verification:	Susan Seela, Sales & Marketing Dir
925-443-7200
07/30/03

			Occupied
No. Units	Unit Types	Occupancy	Units

81	Assisted Living Units	100%	81
0	Alzheimer Units/Beds	0%	0

81	Total Units/Beds	100%	81

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	$2,450	to	$2,450	341	to	341	—	to	—	—	to	—
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	$2,860	to	$2,860	527	to	527	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	$850	to	$850				—	to	—
Additional Personal Care	$750	to	$1,950				—	to	—

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	N/A
Utilities:	Water/Sewer	x	Additional Personal Care Charges	Levels (5)
	Electricity	x
Cable TV
	Telephone		Incontinence Care:	Yes
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	LVN

Improvement Description

Year Opened	1974	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	2		Library		Laundry	X
Site Suitability	Good
Construction Quality	Average	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Stucco		Pvt Bath	X	Shared Bath
Roofing	Tile		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central
Effective Age (Yrs):	10	Covered Parki	No
Site Area (AC)	N/A

Remarks:	Operated by Kisco Senior Living. Unit mix includes 60 studios and 21 1BR units. They do not accept “shared” arrangements. However, they do quote a second person fee of $850 per month and assisted living services are extra. Located across the street from the hospital and proximate to medical offices.

VALUATION SERVICES	51	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

RENT COMPARABLE MAP

VALUATION SERVICES	52	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Direct Comparisons

As a basis for comparing the subject’s asking rental rates to the comparables shown in the previous summary, we have classified each comparable in relation to the subject as either similar, inferior, or superior. The overall classification was based on the five primary factors (aside from pricing) used by potential residents in choosing an assisted living facility. These factors are based on our discussions with hundreds of marketing directors and administrators across the nation. The five main factors in order of importance are as follows: reputation for quality care or social status of the facility; age and condition of the building; unit sizes; amenities and planned activities; and location.

Based on our physical inspection of the comparables and the subject and discussions with local market participants, we have classified the comparables as follows:

Rental No.	Comparison To Subject

1	Superior
2	Superior
3	Similar
4	Similar
5	Superior

Rental Rate Analysis

The assisted living rates at Retirement Inn of Fremont include three meals per day, weekly housekeeping/laundry, utilities (except for telephone and cable TV), activities and scheduled transportation. All personal care at the subject is charged in addition to the base monthly rental rate. Specifically, there are eight base levels or tiers of care services available (based on a point system) that are determined from a monthly need assessment basis. The levels of personal care range from $225 per month (Level A) up to an additional $1,425 per month for Level 7 services. If a resident requires services above Level 7, there is an additional charge of $5.00 per point.

A summary of the asking or street rents for the subject, as well as the rates for the competitive properties are shown below.

Studio Units – Assisted Living

The following chart indicates the asking rates for assisted living studio units at the subject, as well as the comparables:

Studio Units - AL

Facility Name	Unit Size (SF)			Rental Range

Carlton Plaza	436	-	436	$1,495	-	$1,495
Aegis of Fremont	386	-	386	$3,395	-	$3,395
Westlake House	435	-	435	$2,370	-	$2,370
Eden Villa - Pleasanton	400	-	400	$3,950	-	$3,950
Rosewood Gardens	341	-	341	$2,450	-	$2,450
SUBJECT	187	-	187	$1,695	-	$1,695
Range (Excluding Subject)	341	-	436	$1,495	-	$3,950

VALUATION SERVICES	53	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

The comparables indicate a range of asking rates from $1,495 to $3,950 per month based on unit sizes from 341 to 436 square feet. The subject’ asking rates of $1,695 per month is seen as falling towards the lower end of the range from an absolute rent basis, while exhibiting small unit sizes. The rate of $1,495 per month at the Carlton Plaza is for base independent living and does not include any personal care services. Inversely, Aegis of Fremont and Eden Villa’s rates are inclusive of either a high level of personal care or are all-inclusive. Westlake House and Rosewood Gardens have a similar rent structure to the subject, but provide a much larger unit with kitchenettes. We note that the average in-place rent for the subject is $1,515 per month which includes several below market leases that were given as concessions. Based on the data, we believe that a rent of $1,600 per month is warranted for the subject’s studio units.

Studio Alcove Units – Assisted Living

The following chart indicates the asking rates for assisted living studio alcove units at the subject, as well as the comparables:

Alcove Units - AL

Facility Name	Unit Size (SF)			Rental Range

Carlton Plaza	572	-	572	$1,895	-	$1,895
Aegis of Fremont	386	-	386	$3,395	-	$3,395
Westlake House	571	-	571	$2,590	-	$2,590
Eden Villa - Pleasanton	400	-	400	$3,950	-	$3,950
Rosewood Gardens	341	-	341	$2,450	-	$2,450
SUBJECT	220	-	220	$2,095	-	$2,095
Range (Excluding Subject)	341	-	572	$1,895	-	$3,950

The comparables indicate a range of asking rates from $1,495 to $3,950 per month based on unit sizes from 341 to 436 square feet. The subject’ asking rates of $1,895 per month is seen as falling towards the lower end of the range from an absolute rent basis, while exhibiting small unit sizes. The rate of $1,895 per month at the Carlton Plaza is for base independent living and does not include any personal care services. Inversely, Aegis of Fremont and Eden Villa’s rates are inclusive of either a high level of personal care or are all-inclusive. Westlake House and Rosewood Gardens have a similar rent structure to the subject, but provide a much larger unit with kitchenettes. We note that the average in-place rent for the subject is $1,926 per month which includes several below market leases that were given as concessions. Based on the data, we believe that a rent of $2,000 per month is warranted for the subject’s studio units.

One-Bedroom Units – Assisted Living

The following chart indicates the asking rates for assisted living one-bedroom units at the subject, as well as the comparables:

VALUATION SERVICES	54	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

One-Bedroom Units - AL

Facility Name	Unit Size (SF)			Rental Range

Carlton Plaza	703	-	703	$2,495	-	$2,495
Aegis of Fremont	640	-	640	$3,950	-	$3,950
Westlake House	831	-	831	$3,610	-	$3,610
Eden Villa - Pleasanton	—	-	—	—	-	—
Rosewood Gardens	527	-	527	$2,860	-	$2,860
SUBJECT	408	-	408	$2,625	-	$2,625
Range (Excluding Subject)	527	-	831	$2,495	-	$3,950

The comparables indicate a range of asking rates from $2,495 to $3,950 per month based on unit sizes from 527 to 831 square feet. The subject’ asking rates of $2,625 per month is seen as falling towards the lower portion of the range from an absolute rent basis, while offering smaller unit sizes. The rate of $2,495 per month at the Carlton Plaza is for base independent living and does not include any personal care services. This facility offers a relatively large units. Aegis of Fremont’s rate is inclusive of a high level of personal care. Rosewood Gardens have a similar rent structure to the subject, but provides a larger unit with kitchenettes. We note that the average in-place rent for the subject is $2,690 per month. Based on the data, we believe that a rent of $2,700 per month is warranted for the subject’s one-bedroom units.

Summary/Conclusion

The subject is one of several competing facilities in the marketplace and offers assisted living units. The facility’s occupancy was 79 percent in 2000, 85 percent in 2001 and declined to 86 percent annualized for the first eight months of 2003. The current occupancy has declined slightly. The reasoning for the lower annual occupancy has been due to the older age, which makes marketing a challenge relative to the competition.

The subject rates are generally at the lower end of the competition and based on the older age and competition, they appear to be reflective of market rates. Concessions, however, are not prevalent in the marketplace. The subject’s pricing structure and physical design are such that the facility will serve a lower niche of assisted living in its marketplace. Overall, it appears that there is an adequate marketplace for the subject, although its older age and design does limit its ability to market to a wider qualifying senior target base.

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SITE DESCRIPTION

Location:	38801 Hastings Street Fremont, Alameda County, California 94536 The site is situated at the southeast corner of Hastings Street and Pennsylvania Avenue.

Shape:	Rectangular

Topography:	Level at street grade

Land Area:	1.3220 gross acres (1.3220 net acres) 57,584 gross square feet (57,584 net square feet)

Frontage, Access, Visibility:	The site has 175 feet of frontage along Hastings Street and 229 feet along Pennsylvania Avenue.

Soil Conditions:	We did not receive nor review a soil report. However, we assume that the soil’s load-bearing capacity is sufficient to support the existing structures. We did not observe any evidence to the contrary during our physical inspection of the property. Drainage appears to be adequate.

Utilities

Water:	City of Fremont

Sewer:	City of Fremont

Electricity:	Pacific Gas & Electric

Gas:	Pacific Gas & Electric

Telephone:	Pacific Bell

Site Improvements:	The site improvements include asphalt paved parking areas, curbing, signage, landscaping, yard lighting and drainage.

Land Use Restrictions:	We were not given a title report to review. Review of the ALTA survey indicated that there appears to several typical utility easements across the property. We are not aware of any other easements that would adversely affect the property; however, the determination of adverse easements or encroachments is a legal matter, which is beyond the scope of this appraisal. We recommend that the appropriate experts be consulted, as part of a business decision regarding the subject.

Flood Map:	National Flood Insurance Rate Map Community Panel Number 065019 0004C (02/09/00).

Flood Zone:	FEMA Zone C: Areas outside of a 100-year flood hazard.

Wetlands:	We were not given a Wetlands survey. If subsequent engineering data reveal the presence of regulated wetlands, it could materially affect property value. We did not note any presence of wetlands during our inspection We recommend a wetlands survey by a competent engineering firm.

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SITE DESCRIPTION

Seismic Hazard:	The site is not located in a Special Study Zone as established by California’s Alquist-Priolo Geological Hazards Act. The entire Central California region, however, is prone to earthquakes.

Hazardous Substances:	We observed no evidence of toxic or hazardous substances during our inspection of the site. However, we are not trained to perform technical environmental inspections and recommend the services of a professional engineer for this purpose.

Overall Functionality:	The subject site is functional for the current intended use.

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IMPROVEMENTS DESCRIPTION

The following description of improvements is based upon our physical inspection of the improvements along with our discussions with the Executive Director. Please refer to the development plan and floor plans in the Addenda.

The facility was constructed in 1977 and contains 38,423 square feet of gross building area within one, two-story building. The facility has 69 units and a capacity of 69 beds. The unit mix for the development is as follows.

Retirement Inn of Fremont

	No.	No.	Unit	Total
Description	Units	Beds	Sq. Ft.	Sq. Ft.

Assisted Living
Studio (Standard)	24	24	187	4,488
Studio (Large)	43	43	220	9,460
One Bedroom	2	2	408	816

Totals	69	69		14,764

General Description

Year Built:	1977

Number of Buildings:	One

Number of Stories:	Two

Gross Building Area:	38,423 ± square feet

Number of Units:	69

Number of Beds:	69

Design and Functionality:	The building is an assisted living property of masonry construction. The improvements have above average appeal to prospective assisted living residents.

Amenities:	Indoor and outdoor common areas

Construction Detail

Basic Construction:	Masonry

Foundation:	Poured reinforced concrete

Framing:	Masonry (Class C) construction. Interior partitions are wood studs.

Floors:	Concrete slab on main floor, wood truss joists on the upper floors.

Exterior Walls:	The exterior facade of the building consists of stucco with wood trim.

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IMPROVEMENTS DESCRIPTION

Roof Cover:	Wood truss roofing system covered with a clay tile cover.

Windows:	All windows are single-glazed sliders situated in aluminum frames.

Mechanical Detail

Heating:	Heating and cooling to the building is supplied by roof mounted gas HVAC systems. In addition, each living unit has a wall mounted electric heating unit.

Plumbing:	The plumbing system is assumed to be adequate for existing use and in compliance with local law and building codes. The plumbing system is typical of other assisted living properties in the area with a combination of copper supply lines and plastic or cast iron waste and vent lines throughout the improvements. There is one set of common restrooms on each floor. All of the living units have private bathrooms with sink, toilet and step-in (handicap) showers. The remaining plumbing items consist of water service to the kitchen, facility laundry, resident laundry rooms and mechanical rooms. Hot water is provided by natural gas water heaters.

Electrical Service:	Electricity for the building is obtained through low voltage underground power lines. Electrical service appears adequate and is assumed to be in conformance with city codes

Emergency Power:	The building’s electrical system is backed by an emergency generator serving all building safety and support systems.

Elevator Service:	The building contains one, 2,500 pound capacity hydraulic elevator.

Fire Protection:	The building is fully protected by an overhead fire sprinklered system. Each unit and the common areas have electric smoke and heat detectors in compliance with local code. The building also has interior stairwells built to fire code. There are an adequate number of fire hydrants in the vicinity of the improvements.

Security:	Resident call systems in all of the resident living areas and bathrooms, as well as emergency battery back-up lighting system and corridor handrails on both sides.

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IMPROVEMENTS DESCRIPTION

Interior Detail

Layout:	The facility is roughly rectangular in shape and all living/common areas surround either an enclosed courtyard or exterior courtyard area. The main floor common areas include the lobby, administrative offices, formal dining room, guest dining room, kitchen, laundry, employee lounge and mechanical rooms. Common areas on the second floor include an activity room, beauty shop, and four lounge areas. Some of the units on the main floor have patios or access to the parking areas, while five units on the second floor share a common balcony

There are two different sizes for the studio units (standard and alcove). The standard units contain 187 square feet, the alcove units 220 square feet and the one-bedroom units 408 square feet. All of the resident living units are rectangular in shape and have bathrooms with a toilet, sink and roll-in shower stalls, as well as limited storage/closet areas. The one-bedroom units have small kitchenettes (refrigerator, sink and stove/oven), while the studio units have no kitchenettes. Most of the units have an open balcony accessible from the unit. All the units have emergency call systems in the bedroom and bathrooms.

Overall, the unit sizes and layouts are small for assisted living. Reference is made to the unit and floor plans in the Addenda.

Floor Covering:	The common areas have carpet and vinyl floor coverings. The living units have carpeting and vinyl (bathrooms). All high activity areas have vinyl and/or tile floors (kitchen, shower rooms, etc.).

Walls:	Painted and textured or wallpapered gypsum board. There are various accents through the buildings, including wainscoting, handrails and vinyl accent coverings.

Ceilings:	Painted and textured gypsum board.

Bathrooms:	Each resident unit is equipped with a private bathroom. All bathrooms consist of a walk-in shower with wall-mounted showerhead, toilet and sink and sheet vinyl floor covering, and a combination wall papered gypsum board walls.

Kitchen Facilities:	All meals for the residents are prepared in a central kitchen. Equipment includes a gas range, steel hood with fire suppression system, dishwashers, stainless steel preparation tables, walk-in coolers and walk-in freezers.

Site Improvements Parking:	There are 18 open surface parking stalls located on the south side of the facility and which equates to a ratio of 0.25 per unit. Overall, the parking appears to be adequate for the facility given that most residents do not have a vehicle.

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IMPROVEMENTS DESCRIPTION

Onsite Landscaping:	Landscaping consists of grass areas and planted areas with a variety of deciduous trees, flowering plants and shrubbery. There are two common courtyard areas with sitting areas. All landscaped areas are fully irrigated with an automatic irrigation system.

Other:	Other site improvements include signage, trash enclosures, paved asphalt drives, concrete sidewalks and walking paths, as well as fencing.

Summary

Condition:	The subject improvements are considered to be in average condition. The improvements, because of their age, however, are considered to be somewhat dated with regard relative to much of the competing properties and newer assisted living product in the marketplace.

We did not inspect the roof of the building or make a detailed inspection of the mechanical systems. The appraisers, however, are not qualified to render an opinion as to the adequacy or condition of these components. The client is urged to retain an expert in this field if detailed information is needed about the adequacy and condition of mechanical systems.

Quality:	The overall quality of the improvements is rated as average and is similar to inferior to the competition in the market area.

Layout & Functional Plan:	Average. The facility is considered to be functional for its intended use. here are adequate common areas, although the units are small and corridors are narrower than newer competing facilities. The furnishings and fixtures appear to be of average quality. The living area of the facility equates to around 38 percent of the total area. This equates to around 62 percent of the facility being designated common area, slightly above today’s design of around 40 percent to 60 percent common area.

Year Built:	1977

Effective Age:	30 years

Expected Economic Life:	50 years

Remaining Economic Life:	24 years

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IMPROVEMENTS DESCRIPTION

Americans With Disabilities Act

The Americans With Disabilities Act (ADA) became effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have not been provided with the results of a survey, we did not analyze the results of possible non-compliance.

Hazardous Substances

We are not aware of any potentially hazardous materials (such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials), which may have been used in the construction of the improvements. However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials are thought to exist.

VALUATION SERVICES	62	ADVISORY GROUP

REAL PROPERTY TAXES AND ASSESSMENTS

Taxes are levied against all real property in this locale for the purpose of providing funding for the various municipalities. The amount of ad valorem taxes is determined by the current assessed value for the property in conjunction with the total combined tax rate for the municipalities. The property is subject to the taxing jurisdiction of Alameda County. The assessors’ parcel identification number is 501-1594-7.

Under the provisions of Article XIIIA of the California Tax and Revenue Code, properties are assessed their market value as of March 1, 1975, the base year lien date. This value may be increased only 2.0 percent per year, with few exceptions. Events such as a transfer of ownership, or significant new construction will trigger a reassessment of the property. The county assessor usually accepts the sale price, or the cost of improvements, in calculating assessed value. Assessed values are usually poor indicators of actual market value and are useful only to estimate effective tax rates.

The 2002-2003 fiscal tax year is the most recent year for both assessed value and tax information for the subject. This data is shown below.

PROPERTY ASSESSMENT/TAX DATA

2002-2003

Assessor’s Market Value:
Land	$1,002,843
Improvements	3,714,235
Personal Property	714,145

Assessor’s Market Value:	$5,431,223
Equalization/Assessment Ratio	100.00%

Assessed Value	$5,431,223
Tax Rate ($/$1,000 AV)	11.5294

Total Property Taxes	$62,618.63
Building Area	38,423
Property Taxes per Square Foot	$1.63
No. of Units	69
Property Taxes per Unit	$907.52

We did not do any direct comparison with other senior housing facilities in the market area. As noted previously, assessed values are usually poor indicators of market value and in the case of the subject and its higher level of quality, any direct comparison to the existing product in the Fremont market area would not provide any substantial of support towards an assessment estimate.

The definition of market value used in this report assumes a sale of the property. If the property were sold, it would be reassessed according to the county assessor’s opinion of its market value, which is typically the sale price. The current assessment of the property of $5,431,223 is considered high based on our market value estimates determined herein. As such, we recommend that the assessment be contested.

Assuming that the real estate has a value of around $2,500,000 (after deducting for any going concern value), the indicated base taxes for the facility would be approximately $30,000. The decreased taxes will be reflected in our proforma model in the Income Capitalization Approach.

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ZONING

The property is zoned R-G-16, Residential Garden Apartment District, by the City of Fremont. According to the zoning regulation, the R-G-16 zone allows for single- and multi-family uses, apartments, and condominiums with a maximum density of 16 developed units per acre. Outright permitted uses in the zone include single- and multi-family dwellings, apartments, and condominiums. Uses permitted with site plan review (Conditional Uses) include planned residential developments and residential care facilities.

Building requirements in the R-G-16 zone include a maximum building height of 45 feet, a front setback of 20 feet and the side/rear setbacks are 15 feet. Parking requirements for senior citizen facilities is 0.5 covered spaces per resident and 0.5 uncovered guest spaces per resident. The current parking at the subject equates to 0.25 spaces per unit.

We are not experts in the interpretation of complex zoning ordinances but the property appears to be a conforming use based on our review of public information. The determination of compliance is beyond the scope of a real estate appraisal.

We know of no other deed restrictions, private or public, that further limit the subject property’s use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions exist.

VALUATION SERVICES	64	ADVISORY GROUP

HIGHEST AND BEST USE

Definition Of Highest And Best Use

According to The Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute, the highest and best use is defined as:

The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

Highest And Best Use Criteria

We evaluated the site’s highest and best use both as currently improved and as if vacant. In both cases, the property’s highest and best use must meet four criteria described above.

Legally Permissible

The first test concerns permitted uses. According to our understanding of the zoning ordinance, noted earlier in this report, the site may legally be improved with structures that accommodate single- and multi-family residential uses. Residential care facilities are allowed outright. Aside from the site’s zoning and regulations, we are not aware of any legal restrictions that limit the potential uses of the subject.

Physically Possible

The second test is what is physically possible. As discussed in the “Property Description,” the site’s size, soil, topography, etc. do not physically limit its use. The subject site is of adequate shape and size to accommodate almost all suburban land uses.

Financial Feasibility and Maximal Productivity

The third and fourth tests are, respectively, what is feasible and what will produce the highest net return. After analyzing the physically possible and legally permissible uses of the property, the highest and best use must be considered in light of financial feasibility and maximum productivity. For a potential use to be seriously considered, it must have the potential to provide a sufficient return to attract investment capital over alternative forms of investment. A positive net income or acceptable rate of return would indicate that a use is financially feasible.

As stated in the Competitive Market Analysis section, population, income and age statistics would indicate that demand for senior living options in the subject area is considered good. This relates to the economic feasibility of developing a property similar to the subject. The stabilized facilities in the subject’s market area are exhibiting occupancies at or above 90 percent. As such, market conditions for senior living in the subject’s primary market area is considered good

Highest and Best Use of Site As Though Vacant

Considering the subject site’s size, configuration and topography, location among other assisted living properties and state of the local assisted living market, it is our opinion that the Highest and Best Use of the subject site as though vacant is multi-family residential property developed to the highest density possible.

VALUATION SERVICES	65	ADVISORY GROUP

HIGHEST AND BEST USE

Highest and Best Use of Property As Improved

According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

The use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

As discussed, an assisted living facility exists on the site. The design, layout, as well as average unit size of the facility is good and there is no functional obsolescence in the improvements. As will be demonstrated in the Sales Comparison Approach and the Income Capitalization Approach, the operating characteristics of an assisted living facility represent a viable facility from a revenue-producing standpoint.

Alternative uses for the existing improvements, however, would be limited due to the overall design (smaller rooms and limited individual cooking facilities). As a result, any conversion to an alternative use would be costly.

It is our opinion that the existing complex adds value to the site as if vacant, and rent levels of existing leases encumbering the subject property would dictate a continuation of the current use. Therefore, it is our opinion that the Highest and Best Use of the subject property as improved is as it is currently utilized as an assisted living facility.

VALUATION SERVICES	66	ADVISORY GROUP

VALUATION PROCESS

Methodology

There are three generally accepted approaches available in developing an opinion of value: the Cost, Sales Comparison and Income Capitalization approaches. We have considered and analyzed each in this appraisal to develop an opinion of the market value of the subject property, because this is a complete appraisal. In appraisal practice, an approach to value is included or eliminated based on its applicability to the property type being valued and the quality of information available. Each approach is discussed below, and applicability to the subject property is briefly addressed in the following summary.

Land Value

Developing an opinion of land value is typically accomplished via the Sales Comparison Approach by analyzing sites of comparable utility adjusted for differences, to indicate a value for the subject parcel. Valuation is typically accomplished using a unit of comparison such as price per square foot or acre. Adjustments are applied to the units of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive a total value.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of nontypical conditions affecting the sales price.

Cost Approach

The Cost Approach is based upon the proposition that an informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements, which represent the highest and best use of the land; or when relatively unique or specialized improvements are located on the site, for which there exist few sales or leases of comparable properties.

In the Cost Approach, the appraiser forms an opinion of the cost of all improvements, depreciating them to reflect value loss from physical, functional and external causes. Land value, entrepreneurial profit and depreciated improvement costs are then added for a total value.

Sales Comparison Approach

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using a unit of comparison such as price per square foot, effective gross income multiplier or net income multiplier. Adjustments are applied to the units of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive a total value.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of nontypical conditions affecting the sales price.

Income Capitalization Approach

This approach first determines the income-producing capacity of a property by utilizing contract rents on leases in place and by estimating market rent from rental activity at competing properties. Deductions then are made for vacancy and collection loss and operating expenses. The resulting net operating income is capitalized at an overall capitalization rate to derive an

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VALUATION PROCESS

opinion of value. The capitalization rate represents the relationship between net operating income and value.

Related to the Direct Capitalization Method is the Discounted Cash Flow Method. In this method, periodic cash flows (which consist of net operating income less capital costs) and a reversionary value are developed and discounted to a present value using an internal rate of return that is determined by analyzing current investor yield requirements for similar investments.

The reliability of the Income Capitalization Approach depends upon whether investors actively purchase the subject property type for income potential, as well as the quality and quantity of available income and expense data from comparable investments.

Summary

This Appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

The valuation process is concluded by analyzing each approach to value used in the appraisal. When more than one approach is used, each approach is judged based on its applicability, reliability, and the quantity and quality of its data. A final value opinion is chosen that either corresponds to one of the approaches to value, or is a correlation of all the approaches used in the appraisal.

VALUATION SERVICES	68	ADVISORY GROUP

LAND VALUATION

We used the Sales Comparison Approach to develop an opinion of land value. In this method, we analyzed prices buyers have recently paid for similar sites in this area, as well as examined current offerings. In making comparisons, we adjusted the sale prices for differences between this site and the comparable sites. We present on the following pages a summary of pertinent details of sites recently sold that we compared to the site appraised.

In the valuation of the subject’s fee simple interest, the Sales Comparison Approach has been used to establish prices being paid for comparably zoned land. The most widely used and market oriented unit of comparison for properties with characteristics similar to those of the subject is the sale price per square foot of land area. All transactions utilized in this analysis are computed on this basis.

Real estate developers make qualitative and quantitative judgments in the acquisition of a site with development potential such as the subject property. Subjectively, a developer considers the nature of surrounding land uses and proximity to complimentary services to a potential project. Objectively, the physical and functional attributes of the site, and the cost of preparing it for construction must be calculated. Lying between these two considerations are the many aesthetic and economic factors, which come to influence the final product.

The major elements of comparison for analysis of this type include the property rights conveyed, the financial terms incorporated into a particular transaction, the conditions or motivations surrounding the sale, changes in market conditions since the sale, the location of the real estate, its utility and the physical characteristics of the property.

VALUATION SERVICES	69	ADVISORY GROUP

LAND VALUATION

LAND SALES MAP

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LAND VALUATION

SUMMARY OF LAND SALES

		Price	Site SqFt	Zoning		$/SqFt
					Public Utilities
No.	Location	Date	Site Acres	Utility*	Units	$/Unit	COMMENTS

1	16438 Kent Avenue	$1,465,000	93,454 SF	R2	Yes	$15.68	To develop a multi-family
	San Lorenzo, CA	9/02	2.1454 Ac	Good	80	$18,313	property.
2	NWC Sequoia Terrace and Peralta	$7,510,000	222,156 SF	P-2000	Yes	$33.81	To develop a 60-unit
	Fremont, CA	12/00	5.1000 Ac	Good	60	$125,167	townhome property.
3	22815 Sutro Street	$6,000,000	215,612 SF	C-R	Yes	$27.83	To develop a multi-family
	Hayward, CA	8/00	4.9498 Ac	Good	161	$37,267	property.
4	36261 Fremont Boulevard	$2,000,000	84,942 SF	RG-29	Yes	$23.55	To develop a 64-unit assisted
	Fremont, CA	3/00	1.9500 Ac	Good	64	$31,250	living facility.

	Price	Site SqFt	Zoning		$/SqFt
				Utilities
	Date	Site Acres	Utility*	Units	$/Unit

Survey Low	$1,465,000	84,942 SF	N/A	N/A	$15.68
Survey High	$7,510,000	222,156 SF	N/A	N/A	$33.81
Average	$4,243,750	154,041 SF	N/A	N/A	$25.21
Survey Low	3/00	1.9500 Ac	N/A	60	$18,313
Survey High	9/02	5.1000 Ac	N/A	161	$125,167
Average	2/01	3.5363 Ac	N/A	91	$52,999
Subject Property		57,586	R-G-16	Yes	N/A
		1.3220	Good	69	N/A

*Utility includes shape, access, frontage and visibility.

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LAND VALUATION

Adjustment Process

Property Rights Conveyed

All of the sales utilized in this analysis involved the transfer of the fee simple interest. No adjustments were required.

Financial Terms

To the best of our knowledge, all of the sales utilized in this analysis were accomplished with cash and/or cash and market-oriented financing. Therefore, no adjustment for financial terms is required for the comparables.

Conditions of Sale

Adjustments for conditions of sale usually reflect the motivations of the buyer and the seller. In many situations the conditions of sale may significantly affect transaction prices. However, all sales used in this analysis are considered to be “arms-length” market transactions between both knowledgeable buyers and sellers on the open market. Therefore, no adjustments for conditions of sale are required for the comparables.

Market Conditions

The sales included in this analysis date between March 1, 2000 and September 3, 2002. The market has changed over this time period. The appropriate adjustment was made to each comparable.

Location

An adjustment for location is required when the locational characteristics of a comparable property are different from those of the subject property. A senior housing location is dependent on its visibility and access, as well as proximity to transportation and support services. The subject property is considered to exhibit a good location, but it has average access and visibility. We have made a negative adjustment to those comparables considered superior in location versus the subject. Conversely, a positive adjustment was made to those comparables considered inferior. Each comparable was adjusted accordingly.

Size

The size adjustment generally reflects the inverse relationship expressed between unit price and lot size. Smaller lots tend to sell for higher unit prices than larger lots, and vice versa. Hence, positive adjustments were made to larger land parcels, and negative adjustments were made to smaller land parcels. Each comparable was adjusted accordingly.

Public Utilities

All of the sales, like the subject, had full access to public utilities at the time of sale; therefore, no adjustments for this characteristic were required.

Utility

The subject property has good utility. The parcel is adequately shaped to accommodate a typical building, and it has average access, frontage and visibility. When a comparable is considered to have superior or inferior utility, an adjustment was made.

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LAND VALUATION

Other

In some cases, other variables will impact the price of a transaction. Some examples would include soil or slope conditions, restrictive zoning, easements, wetlands or external influences. In our analysis of the comparables we found that no unusual conditions existed at the time of sale. As a result, no adjustments were required.

Discussion of Comparable Sales

Comparable Sale No. 1

This is the April 2001 sale of a multi-family site located in Millbrae, California. The parcel contains 1.70 acres. At the time of sale, this comparable was considered similar to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a larger size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments were warranted for size. Positive adjustments were not warranted.

Comparable Sale No. 2

This is the January 2002 sale of a multi-family site located in San Mateo, California. The parcel contains 0.89 acres. At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits a superior location to the subject. The comparable is of an inferior size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments for location and size were warranted. Positive adjustments were not warranted.

Comparable Sale No. 3

This is the December 2000 sale of a multi-family site located in San Mateo, California. The parcel contains 1.59 acres. At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits a superior location to the subject. The comparable is of an inferior size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments for location and size were warranted. Positive adjustments were not warranted.

Comparable Sale No. 4

This is the May 2000 sale of a multi-family site located in Redwood City, California. The parcel contains 1.61 acres. At the time of sale, this comparable was considered inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits a inferior location to the subject. The comparable is of an inferior size to the subject. The comparable has similar utility in relation to the subject. A positive adjustment for location was warranted, while a negative adjustment was warranted for size.

A summary of our land sale adjustments is presented below.

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LAND VALUATION

LAND SALE ADJUSTMENT GRID

		Economic Adjustments (Cumulative)

	$/SqFt	Property	Financing &
		Rights	Conditions	Exp. After	Market*
No.	Date	Conveyed	of Sale	Purchase	Conditions	Subtotal

1	$15.68	Fee Simple/Mkt.	Arms-Length	None	Similar	$15.68
	9/02	0.0%	0.0%	0.0%	0.0%	0.0%
2	$33.81	Fee Simple/Mkt.	Arms-Length	None	Similar	$33.81
	12/00	0.0%	0.0%	0.0%	0.0%	0.0%
3	$27.83	Fee Simple/Mkt.	Arms-Length	None	Similar	$27.83
	8/00	0.0%	0.0%	0.0%	0.0%	0.0%
4	$23.55	Fee Simple/Mkt.	Arms-Length	None	Similar	$23.55
	3/00	0.0%	0.0%	0.0%	0.0%	0.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Property Characteristic Adjustments (Additive)

			Public			Adj.
No.	Location	Size	Utilities	Utility**	Other	$/SqFt	Overall

1	Inferior	Similar	Similar	Similar	Similar	$18.81	Inferior
	20.0%	0.0%	0.0%	0.0%	0.0%	20.0%
2	Superior	Similar	Similar	Similar	Similar	$30.42	Superior
	-10.0%	0.0%	0.0%	0.0%	0.0%	-10.0%
3	Similar	Similar	Similar	Similar	Similar	$27.83	Similar
	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4	Similar	Similar	Similar	Similar	Similar	$23.55	Similar
	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

SUMMARY	Unadjusted		Adjusted

Price Range	$/SF Land	$/AC Land	$/SF Land	$/AC Land

Low	$15.68	$682,854	$18.81	$819,425
High	$33.81	$1,472,549	$30.42	$1,325,296
Average	$25.21	$1,098,305	$25.15	$1,095,635

Net Adjustment Range (Additive Property Characteristics)

Low	-10.0%
High	20.0%
Average	2.5%

*Market Conditions Adjustment
Compound annual change in market conditions:	Alameda
Date of Value (for adjustment calculations):	Mar-03
**Utility includes shape, access, frontage and visibility

Summary of Sales and Opinion of Site Value

After considering the differences between each comparable and the subject, the adjusted sales price range is $18.81 to $30.42 per square foot of site area. We have elected to conclude within this range and our opinion of land value indicated by the Sales Comparison Approach is:

	$/Sq.Ft.

Sq.Ft.:		57,584
Opinion of Value:	X $	25.00

Indicated Land Value:		$1,439,658
Rounded Land Value:		$1,450,000

VALUATION SERVICES	74	ADVISORY GROUP

COST APPROACH

Methodology

The Cost Approach is based on the principle of substitution, which states that no prudent person will pay more for a property than the cost of acquiring a site and constructing, without undue delay, an equally desirable and useful property. The steps have been outlined under the Valuation Process section of this report. We have previously developed an opinion of land value at $1,450,000.

Replacement Cost New (RCN)

In this section, we will estimate the replacement cost of the existing improvements. Generally, there are three methods of estimating replacement cost; 1) review of the actual/proposed costs of the subject, 2) review of construction costs of other similar type properties, and 3) estimating costs from published cost data sources. In the case of the subject, we were not not provided with actual construction costs for the improvements.

Marshall Valuation Service

As a check towards the above comparisons, we have estimated the replacement cost for the improvements from the Calculator Section in the Marshall Valuation Service, a nationally recognized publication containing construction costs for all types of improvements. Base costs in the Marshall Valuation Service are revised monthly and adjustment factors are provided to reflect regional and local cost variations.

Base Building Costs

The published costs include all direct costs for the base structure and tenant improvements, and the following indirect costs:

1.	Plans, specifications, and building permits, including engineer’s and architect’s fees;

2.	Interest on construction funds during the construction period;

3.	Sales taxes on materials; and

4.	Contractor’s overhead and profit, including worker’s compensation, fire and liability insurance, unemployment insurance, etc.

These base building costs, adjusted for any unique building characteristics and cost multipliers, are presented in the cost summary chart following this section.

Base Construction Costs

In referencing the Marshall Valuation Service cost manual, we have used base costs for an average quality Class D Multiple Residence – Elderly Assisted Living in Section 12/Page 16. The indicated base cost for the improvements is $60.00 per square foot. Adjustments include $2.00 per square foot for sprinklers. Multiplier adjustments include 1.04 for current conditions, 1.28 for location, 1.00 for story height and .93 for perimeter.

Personal Property (Furniture, Fixtures and Equipment)

Based on the Marshall Valuation Service cost manual, the cost of furnishings, fixtures and equipment is estimated to be $3,500 per unit/bed or $241,500 for the 69 units.

VALUATION SERVICES	75	ADVISORY GROUP

COST APPROACH

Site Improvement Costs

Site improvement costs are not included in our Base Building Cost opinion. These include landscaping, asphalt paving, walkways, etc. Site improvement costs are estimated to be $115,173.

Other Indirect Costs

Other indirect costs not included in the RCN of building and site improvements are developer overhead, property taxes, permanent loan fees, legal costs, developer fees, contingencies, and lease-up and marketing costs.

Research into these costs leads to the conclusion that an average property requires an allowance for other indirect costs of between 8.00 percent and 12.00 percent of RCN of building improvements plus site improvements. We have chosen to use 10 percent in our analysis.

Pre-Marketing/Stabilization Costs

Total costs to bring the property into production to a stabilized occupancy level include marketing and pre-marketing expenses, operating losses incurred during fill-up, promotional and public relations expenses, marketing consultants, and professional advertising through the various media. Based upon our knowledge of these expenses for similar facilities, and discussions with marketing specialists and consultants, we estimated the total costs to bring the property into production at stabilized occupancy to be approximately $379,500 or $$5,500 per unit. We note that this estimate presumes a healthy market and a competent marketing/management team.

Entrepreneurial Profit

Entrepreneurial profit represents the return to the developer for taking the construction and lease-up risk. Market conditions can influence entrepreneurial profit. Based upon our discussions with developers in the local market, this figure tends to range between 10.00 percent to 20.00 percent of total direct and indirect costs. We chose to use 15.00 percent.

VALUATION SERVICES	76	ADVISORY GROUP

COST APPROACH

Accrued Depreciation

There are three sources of accrued depreciation:

Physical Deterioration:	The subject improvements were built in 1977. We have used the economic age-life method to develop an opinion of physical deterioration. In the Improvements Description section of this report, we developed an opinion that the effective age of the subject to be 30 years and the economic life to be 50 years. This results in a physical deterioration of 60.00 percent (effective age divided by economic life).

The furniture, fixtures and equipment (FF&E). We have concluded that the effective age of the FF&E to be 30 years and the economic life to be 10 years. This results in a physical deterioration of 80.00 percent (effective age divided by economic life).

Functional Obsolescence:	Due to the fact that our RCN opinion considers the construction of the subject improvements utilizing modern materials and current standards, design and layout, functional obsolescence is not applicable. Therefore, functional obsolescence is zero percent. We do acknowledge that the improvements are older and the unit sizes are smaller than the newer competitive properties in the marketplace.

External Obsolescence:	Based upon a review of the specific location of the subject as well as the local assisted living market, external obsolescence is zero percent. We do acknowledge, however, that the age of the facility does inhibit its ability to achieve rental rates consistent with much of the newer properties in the marketplace.

Total Depreciation:	The sum of these elements of accrued depreciation is 60.00 percent for the improvements and 80.00 percent for the FF&E.

Conclusion

Please refer to the following page for our Cost Approach summary that concludes to a market value opinion as follows:

Value

Cost Approach Conclusion	$3,237,000
Rounded	$3,200,000
Per Unit	$46,377

VALUATION SERVICES	77	ADVISORY GROUP

COST APPROACH

COST APPROACH SUMMARY

					Total
REPLACEMENT COST NEW (RCN)	SqFt		$/SqFt	Total	Cost

Building Base Cost	38,423		$60.00	$2,305,380
Sprinklers	38,423		$2.00	76,846

Subtotal (GBA)	38,423		$62.00	$2,382,226

Subtotal of Building Costs				$2,382,226
Multipliers
Current Cost			1.040
Local Area			1.280
Perimeter (approximate; blended)			0.927
Building Height			1.000
Product of Multipliers				x 1.234

Adjusted Base Cost				$2,939,720
Furnishings, Fixtures & Equipment
FF&E	$3,500		$/Unit	$241,500

Total Furnishings, Fixtures & Equipment				$241,500
Site Improvements	$2.00		$/SqFt	$115,173

Total Direct Costs				$3,296,393
Plus: Indirect Costs (% of Direct Costs)	10.0%			$329,639

Subtotal Replacement Cost New ( RCN )					$3,626,032
Pre-Marketing/Stabilization Costs	$5,500		$/Unit	$379,500

Subtotal					$4,005,532
Plus: Entrepreneurial Profit (% of RCN)	15.0%				600,830

Total Replacement Cost New ( RCN )					$4,606,362
Per Square Foot					$38,423.00
Per Unit					$66,759
ACCRUED DEPRECIATION
Physical Deterioration	Improvements		FF&E
Effective Age (Years):	30 Years		8 Years
Total Expected Economic Life	50 Years		10 Years

Total Physical Depreciation:	60.0%	$2,597,182	80.0%	$222,180
Functional Obsolescence	0.0%	0
External Obsolescence	0.0%	0

Total	60.0%	$2,597,182	80.0%	$222,180	$2,819,362

Depreciated Value of the Improvements					$1,787,000
Per Square Foot GBA					$91.16
Per Unit					$108,746
Plus Land Value					$1,450,000

Indicated Value					$3,237,000
Rounded to nearest $100,000					$3,200,000
Per Unit					$46,377
Per Square Foot					$83.28

Source: Marshall Valuation Service	Section: 12	Quality: Average
	Section: 16	Class: C
	Date: 8/02	Type: Multiple Residences - Elderly Assisted Living

VALUATION SERVICES	78	ADVISORY GROUP

SALES COMPARISON APPROACH

Methodology

In the Sales Comparison Approach, we developed an opinion of value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which states that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

By analyzing sales that qualify as arm’s-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

1.	Research recent, relevant property sales and current offerings throughout the competitive area;

2.	Select and analyze properties that are similar to the property appraised, analyzing changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

3.	Identify sales that include favorable financing and calculate the cash equivalent price;

4.	Reduce the sale prices to a common unit of comparison such as price per square foot, price per unit or effective gross income multiplier;

5.	Make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

6.	Interpret the adjusted sales data and draw a logical value conclusion.

The most widely used and market-oriented unit of comparison for properties such as the subject is the sales price per unit basis. All comparable sales were analyzed on this basis.

On the following pages we present a summary of the improved properties that we compared to the subject property, a map showing their locations, and an adjustment grid. Detail sheets describing these sales can be found in the Addenda.

Due to the nature of the subject property and the level of detail available for the comparable data, we have elected to analyze the comparables through application of:

•	A cash flow multiplier (CFM) analysis

•	An effective gross income multiplier (EGIM) analysis

•	A traditional adjustment grid utilizing percentage adjustments

VALUATION SERVICES	79	ADVISORY GROUP

SALES COMPARISON APPROACH

SENIOR HOUSING SALES

					Average		Condition			Revenues	Expense
				Sale Price	Unit SF	% Occ.	& Quality	$/SqFt	Revenues	Per Unit	Ratio	CFM
	Name	Property	Grantee
No.	Property	Type	Grantor	Date	Bldg SqFt	# Units	Year Built	$/Unit	NOI	NOI/Unit	EGIM	OAR

1	Carmel Village 17077 San Mateo Street Fountain Valley, CA	IL/AL	625 Management Company LLC	$23,125,000	623	97.0%	Good	$196.53	$5,450,000	$28,836	52.8%	8.98
			Carmel Village Retirement Residence LLC	1/03	117,666	189 units	1986	$122,354	$2,575,000	$13,624	4.24	11.14%
2	Emerald Hills 11550 Education Street Aubum, CA	AL	Healthcare Property Investors LLC	$8,800,000	693	95.0%	Good	$142.68	$2,475,000	$27,809	60.2%	8.93
			ALCO IV LLC	9/02	61,677	89 units	1999	$98,876	$985,000	$11,067	3.56	11.19%
3	Mapleride of Laguna Creek 6727 Laguna Park Drive Elk Grove, CA	AL	CNL Retirement Properties	$8,055,600	601	95.0%	Good	$159.59	$2,550,000	$30,357	66.7%	9.48
			Marriott Senior Living Services	1/02	50,476	84 units	1999	$95,900	$850,000	$10,119	3.16	10.55%
4	Woodmark at Summit Ridge 5165 Summit Ridge Court Reno, NV	AL/ALZ	Emeritus Senior Living	$8,500,000	842	95.0%	Average	$109.76	$3,300,000	$35,870	66.7%	7.73
			Woodmart at Summit Ridge LLC	2/02	77,445	92 units	1998	$92,391	$1,100,000	$11,957	2.58	12.94%
5	Manor at Lakeside 855 Brinkby Avenue Reno, NV	IL/AL	Quilted Care Reno LLC	$3,200,000	620	95.0%	Average	$56.73	$1,200,000	$13,187	69.2%	8.65
			WMFMT Real Estate LP	8/01	56,411	91 units	1981	$35,165	$370,000	$4,066	2.67	11.56%
6	Atria Radding 101 Quartz Hill Road Redding, CA	AL	AMI Senior Living	$5,000,000	739	95.0%	Average	$112.80	$1,950,000	$32,500	67.9%	8.00
			Atria Communities	7/01	44,328	60 units	2000	$83,333	$625,000	$10,417	2.56	12.50%

		Average		Condition			Revenues	Expense
	Sale Price	Unit SF	% Occ.	& Quality	$/SqFt	Revenues	Per Unit	Ratio	CFM

	Date	Bldg SqFt	# Units	Year Built	$/Unit	NOI	NOI/Unit	EGIM	OAR

Survey Minimum	$3,200,000	601	95.0%	N/A	$56.73	$1,200,000	$13,187	53%	7.73
Survey Maximum	$23,125,000	842	97.0%	N/A	$196.53	$5,450,000	$35,870	69%	9.48
Survey Average	$9,446,767	686	95.3%	N/A	$129.68	$2,820,833	$28,093	64%	8.63
Survey Minimum	7/01	44,328	60 units	1981	$35,165	$370,000	$4,066	2.56	10.55%
Survey Maximum	1/03	117,666	189 units	2000	$122,354	$2,575,000	$13,624	4.24	12.94%
Survey Average	2/02	68,001	101 units	1994	$88,003	$1,084,167	$10,208	3.13	11.65%
Subject Property	N/A	557	90%	Average	N/A	$1,805,796	$26,171	84%	N/A
	N/A	38,423	69	1977	N/A	$282,356	$4,092	N/A	N/A

VALUATION SERVICES	80	ADVISORY GROUP

SALES COMPARISON APPROACH

IMPROVED SALES COMPARABLE MAP

VALUATION SERVICES	81	ADVISORY GROUP

SALES COMPARISON APPROACH

Cash Flow Multiplier

The cash flow multiple (CFM) is considered a reliable indicator of value. This is because the CFM considers both the income and the expenses of a facility, whereas the EGIM and the price per unit do not. The CFMs of the comparables range from 7.73x to 9.48x cash flow, with an average of 8.63x. The properties are newer facilities in average to good condition. The financial indicators are all based on stabilized operating levels.

The subject is an assisted living facility of average quality that is located in a good senior demographic market area in California. We note that the forecast subject expense ratio, inclusive of management fees and replacement reserves, is 84.36 percent, which falls within the lower portion of the range of the comparables. In addition, the subject’s cash flow is moderate relative to the comparables. We have utilized a cash flow multiplier in the middle portion of the range of 9.00x, which when applied to the subject’s projected stabilized cash flow (net operating income) arrives at a market value for the subject as follows:

		Subject	Indicated
Range	CFM	NOI	Value	$/Unit

Low	7.73	$282,356	$2,181,843	$31,621
High	9.48	$282,356	$2,675,940	$38,782
Median	8.79	$282,356	$2,482,286	$35,975
Average	8.63	$282,356	$2,436,155	$35,307
Sample Si	6

CONCLUSIONS

Indicated CFM		9.00
Net Operating Income	x $	282,356

Indicated Stabilized Value		$2,541,206
Rounded to nearest $100,000		$2,500,000
Per Unit		$36,232
Per Square Foot		$65.07

Therefore, the indicated value for the subject the CFM analysis is $2,500,000.

Effective Gross Income Multiplier

The effective gross income multiplier serves as an indicator of market value as expressed by the relationship between the sales price of a property and its effective gross income. This unit of comparison is commonly utilized by participants active in the real estate market. A significant strength of this analytical technique is that it represents a direct factor of income as reflected by the market and, therefore, requires no adjustment. Furthermore, the effective gross income is more easily verified and more reliable than net operating income since the figure is not distorted by management fees, capital costs or accounting conventions.

The effective gross income multipliers for the comparable sales indicate a range of 2.56x to 4.24x effective gross income with an average of 3.13x. In The Senior Care Acquisition Report, 2003, published by Irving Levin Associates, EGIMs for 2002 were analyzed. In general, the average EGIM for assisted living facilities in 2002 was 2.4x. This represented a strong decline over the EGIM of 3.2x reported in 2001. The decline was reported as being reflective of the excessive development in the 1990s, as well as several corporate bankruptcies during 2001.

VALUATION SERVICES	82	ADVISORY GROUP

SALES COMPARISON APPROACH

Furthermore, our findings are that multipliers decline as the age of the facility increases. We have utilized an EGIM of 1.50x for the subject, which falls slightly below the range for the comparables. This rate is considered reasonable for the subject given the subject’s projected expense ratio, age, and location. This is applied to the subject’s projected effective gross income as follows:

		Subject	Indicated
Range	EGIM	EGI	Value	$/Unit

Low	2.56	$1,805,796	$4,630,246	$67,105
High	4.24	$1,805,796	$7,662,208	$111,046
Median	2.91	$1,805,796	$5,260,036	$76,232
Average	3.13	$1,805,796	$5,647,404	$81,846
Sample Size	6

CONCLUSIONS

Indicated EGIM		1.50
Effective Gross Income	x $	1,805,796

Indicated Stabilized Value		$2,708,694
Rounded to nearest $100,000		$2,700,000
Per Unit		$39,130
Per Square Foot		$70.27

Therefore, the indicated value for the subject by the EGIM analysis is $2,700,000.

Price Per Unit

The price per unit is the most frequently quoted unit of comparison. This is despite the fact he fact that the calculation ignores variations in rates or operating margins and, therefore, is indifferent to the income generating potential of an investment property. Nonetheless, the price per unit provides some indication of prices. Although our income estimates maybe based on a per resident basis due to the possible inclusion of shared units, the basis of the comparables has been analyzed on a per unit situation. We believe that comparing the subject on a per unit basis is the most reasonable method and would not provide a misleading value estimate for the property.

The following is a discussion of the sales that have been compared with the subject. Again, the sales have been analyzed on a price per unit basis with all necessary adjustments. Reference is made to sales summary shown previously.

Percentage Adjustment Method

Adjustment Process

The sales that we have utilized represent the best available information that could be compared to the subject property. The major elements of comparison for an analysis of this type include the property rights conveyed, the financial terms incorporated into a particular transaction, the conditions or motivations surrounding the sale, changes in market conditions since the sale, the location of the real estate, its physical traits and the economic characteristics of the property.

VALUATION SERVICES	83	ADVISORY GROUP

SALES COMPARISON APPROACH

The first adjustment made to the market data takes into account differences between the subject property and the comparable property sales with regard to the legal interest transferred. Advantageous financing terms or peculiar conditions of sale are then adjusted to reflect a normal market transaction. Next, changes in market condition must be accounted for, thereby creating a time adjusted normal unit of comparison. Lastly, adjustments for location, the physical traits and the economic characteristics of the market data are made in order to generate the final adjusted unit rate, which is appropriate for the subject property.

Property Rights Conveyed

All of the sales utilized in this analysis involved the transfer of the fee simple interest. Since we are appraising the fee simple interest of the subject property, no adjustments were required.

Financial Terms

To the best of our knowledge, all of the sales utilized in this analysis were accomplished with cash and/or cash and market-oriented financing. Therefore, no adjustment for financial terms is required for the comparables.

Conditions of Sale

Adjustments for conditions of sale usually reflect the motivations of the buyer and the seller. In many situations the conditions of sale may significantly affect transaction prices. However, all sales used in this analysis are considered to be “arms-length” market transactions between both knowledgeable buyers and sellers on the open market. Therefore, no adjustments for conditions of sale are required for the comparables.

Market Conditions

The sales included in this analysis date between July 1, 2001 and January 1, 2003. The market has not changed over this time period. The appropriate adjustment was made to each comparable.

Location

An adjustment for location is required when the locational characteristics of a comparable property are different from those of the subject property. The subject property is considered to exhibit a good location and has average access and visibility. We have made a negative adjustment to those comparables considered superior in location versus the subject. Conversely, a positive adjustment was made to those comparables considered inferior. Each comparable was adjusted accordingly.

Physical Traits

Various physical factors were analyzed including size, age, condition, quality, amenities, unit mix, utility, etc. When an item was determined to be inferior to the subject, a positive adjustment was applied. When an item was determined to be superior to the subject, a negative adjustment was applied.

Economic Characteristics

This adjustment is used to reflect differences in rent levels, operating expense ratios, occupancy levels, and other items that would have an economic impact on the transaction. Each comparable was adjusted accordingly.

VALUATION SERVICES	84	ADVISORY GROUP

SALES COMPARISON APPROACH

Discussion of Comparable Sales

In our analysis of the market for comparable assisted living properties, we have compared the subject to assisted living properties from throughout the regional area. These are discussed below.

Comparable Sale No. 1

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were not warranted.

Comparable Sale No. 2

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits an inferior location. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were warranted for location.

Comparable Sale No. 3

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were not warranted.

Comparable Sale No. 4

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. The comparable exhibits an inferior location. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were warranted for location.

Comparable Sale No. 5

At the time of sale, this comparable was considered inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits an inferior location. The comparable is of a similar age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were inferior. Negative adjustments were not warranted. Positive adjustments were warranted for location and revenue characteristics.

VALUATION SERVICES	85	ADVISORY GROUP

SALES COMPARISON APPROACH

Comparable Sale No. 6

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits an inferior location. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were warranted for location.

A summary of our adjustments is shown in the following table.

IMPROVED COMPARABLE SALE ADJUSTMENT GRID

		ECONOMIC ADJUSTMENTS (CUMULATIVE)

	$/Unit	Property	Financing &
		Rights	Conditions	Exp. After	Market*
No.	Date	Conveyed	of Sale	Purchase	Conditions	Subtotal

1	$122,354	Fee Simple/Mkt.	Arms-Length	None	Similar	$122,354
	1/03	0.0%	0.0%	0.0%	0.0%	0.0%
2	$98,876	Fee Simple/Mkt.	Arms-Length	None	Similar	$98,876
	9/02	0.0%	0.0%	0.0%	0.0%	0.0%
3	$95,900	Fee Simple/Mkt.	Arms-Length	None	Similar	$95,900
	1/02	0.0%	0.0%	0.0%	0.0%	0.0%
4	$92,391	Fee Simple/Mkt.	Arms-Length	None	Similar	$92,391
	2/02	0.0%	0.0%	0.0%	0.0%	0.0%
5	$35,165	Fee Simple/Mkt.	Arms-Length	None	Similar	$35,165
	8/01	0.0%	0.0%	0.0%	0.0%	0.0%
6	$83,333	Fee Simple/Mkt.	Arms-Length	None	Similar	$83,333
	7/01	0.0%	0.0%	0.0%	0.0%	0.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

		PROPERTY CHARACTERISTIC ADJUSTMENTS (ADDITIVE)
		Age,
		Quality		Revenue	Payor		Adj.
No.	Location	Condition	Unit Mix	Characteristics	Mix	Other	$/Unit	Overall

1	Superior	Similar	Similar	Superior	Similar	Similar	$36,706	Superior
	-10.0%	0.0%	0.0%	-60.0%	0.0%	0.0%	-70.0%
2	Similar	Superior	Similar	Superior	Similar	Similar	$44,494	Superior
	0.0%	-5.0%	0.0%	-50.0%	0.0%	0.0%	-55.0%
3	Similar	Superior	Similar	Superior	Similar	Similar	$43,155	Superior
	0.0%	-5.0%	0.0%	-50.0%	0.0%	0.0%	-55.0%
4	Similar	Similar	Similar	Superior	Similar	Similar	$46,196	Superior
	0.0%	0.0%	0.0%	-50.0%	0.0%	0.0%	-50.0%
5	Similar	Superior	Similar	Similar	Similar	Similar	$33,407	Superior
	0.0%	-5.0%	0.0%	0.0%	0.0%	0.0%	-5.0%
6	Similar	Superior	Similar	Superior	Similar	Similar	$37,500	Superior
	0.0%	-5.0%	0.0%	-50.0%	0.0%	0.0%	-55.0%

SUMMARY

Price Range	Unadj. $/Unit	Adj. $/Unit

Low	$35,165	$33,407
High	$122,354	$46,196
Average	$88,003	$40,243

Net Adjustment

Low	-70.0%
High	-55.0%
Average	-58.8%

CONCLUSION

Indicated Value per Unit	$35,000
Number of Units	x 69

Indicated Value	$2,415,000
Rounded to nearest $100,000	$2,400,000
Per Unit	$34,783

*Market Conditions Adjustment
Compound annual change in market conditions:	3.00%
Date of Value (for adjustment calculations):	03/31/2003

Summary of Price Per Unit Analysis

After adjusting each comparable sale for differences with the subject property, the adjusted sale price range is $33,407 to $46,196 per unit. Based on the data, we believe that due to the subject’s level of construction quality, resident targeting and location, a price per unit towards the middle portion of the adjusted range is warranted. From this, we have correlated to a price of $35,000 per unit.

Price Per Unit Conclusion

Number of Units		Price Per Unit		Indicated Value

69	X	$35,000	=	$2,415,000
		Rounded To:		$2,400,000

VALUATION SERVICES	86	ADVISORY GROUP

SALES COMPARISON APPROACH

The Sales Comparison Approach results in a range of values for the subject property of $2,400,000 to $2,700,000. This value range equates to a price per square foot of building area of $62.46 to $70.27, which at the lower portion of the range of the unadjusted comparables and is considered reasonable based on the economic and physical characteristics of the subject.

Based on our analysis of competitive transactions, we conclude that the indicated value by the Sales Comparison Approach on October 15, 2003 was:

Units	Indicated Value

69	$2,500,000

VALUATION SERVICES	87	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Methodology

The Income Capitalization Approach is a method of converting the anticipated economic benefits of owning property into a value through the capitalization process. The principle of “anticipation” underlies this approach in that investors recognize the relationship between an asset’s income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be projected, and the most appropriate capitalization method must be selected.

The two most common methods of converting net income into value are Direct Capitalization and Discounted Cash Flow. In direct capitalization, net operating income is divided by an overall capitalization rate to indicate an opinion of market value. In the discounted cash flow method, anticipated future cash flows and a reversionary value are discounted to an opinion of net present value at a chosen yield rate (internal rate of return).

In our opinion, the direct capitalization analysis method is most appropriate to value the subject property.

Historical Financial Performance of the Subject Property

The subject is an existing assisted living facility. We were provided with financial statements for 2000, 2001, 2002, and year-to-date 2003. The financial statements have been summarized on a following chart.

Potential Gross Income

There is only one type of payment source at the subject for assisted living services; private pay residents. This type of payor is generally considered the most desirable since private pay rates allow for greater profitability than any fixed government rate plans. Therefore, revenue for the subject is received from the monthly rentals of the living units, as well as from other sources such as second person (double occupancy) fees, move-in or processing fees, as well as other miscellaneous revenue.

VALUATION SERVICES	88	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Retirement Inn of Fremont
INCOME AND OPERATING EXPENSE SUMMARY

	2000				2001
	(January - December)				(January - December)
	Amount	$/Resident	PRD	% of EGI	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$1,032,741	$18,995	$52.04	79.50%	$1,170,235	$20,042	$54.91	76.23%
Rent Concessions	$(20,463)	$(376)	$(1.03)	-1.58%	$—	$—	$—	0.00%
Additional Personal Care	$280,680	$5,162	$14.14	21.61%	$324,886	$5,564	$15.24	21.16%
Second Occupant	$—	$—	$—	0.00%	$—	$—	$—	0.00%
New Resident Fees	$1,950	$36	$0.10	0.15%	$38,100	$653	$1.79	2.48%
Other Income	$4,079	$75	$0.21	0.31%	$1,975	$34	$0.09	0.13%

GROSS POTENTIAL REV.	$1,298,987	$23,892	$65.46	100.00%	$1,535,196	$26,292	$72.03	100.00%

Vacancy/Collection Loss	Inc. Above				Inc. Above

TOTAL NET REVENUE	$1,298,987	$23,892	$65.46	100.00%	$1,535,196	$26,292	$72.03	100.00%
OPERATING EXPENSES
Departmental
General/Administrative	$35,347	$650	$1.78	2.72%	$34,731	$595	$1.63	2.26%
Payroll (Wages)	$581,252	$10,691	$29.29	44.75%	$610,359	$10,453	$28.64	39.76%
Payroll Taxes & Benefits	$150,179	$2,762	$7.57	11.56%	$179,569	$3,075	$8.43	11.70%
Resident Care	$2,837	$52	$0.14	0.22%	$3,319	$57	$0.16	0.22%
Food Services	$128,446	$2,362	$6.47	9.89%	$112,822	$1,932	$5.29	7.35%
Activities	$5,814	$107	$0.29	0.45%	$2,732	$47	$0.13	0.18%
Housekeeping/Laundry	$25,341	$466	$1.28	1.95%	$13,907	$238	$0.65	0.91%
Plant Operations	$75,087	$1,381	$3.78	5.78%	$69,866	$1,197	$3.28	4.55%
Utilities	$63,862	$1,175	$3.22	4.92%	$74,837	$1,282	$3.51	4.87%
Marketing/Promotions	$61,889	$1,138	$3.12	4.76%	$37,586	$644	$1.76	2.45%
Non-Departmental
Real Estate Taxes	$88,534	$1,628	$4.46	6.82%	$78,282	$1,341	$3.67	5.10%
Insurance	$12,010	$221	$0.61	0.92%	$19,287	$330	$0.90	1.26%
Management Fees (5% of EGI)	$64,949	$1,195	$3.27	5.00%	$76,760	$1,315	$3.60	5.00%
Replacement Reserves ($/Unit)	$24,150	$444	$1.22	1.86%	$24,150	$414	$1.13	1.57%

TOTAL ALL EXPENSES	$1,319,697	$24,273	$66.50	101.59%	$1,338,207	$22,918	$62.79	87.17%
EXPENSE RATIO	101.6%				87.2%
NET OPERATING INCOME	$(20,710)	$(381)	$(1.04)	-1.59%	$196,989	$3,374	$9.24	12.83%
OCCUPANCY	78.8%				84.6%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2002				2003 Annualized
	(January - December)				(January - August)
	Amount	$/Resident	PRD	% of EGI	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$1,391,353	$21,545	$59.03	79.72%	$1,356,632	$22,762	$62.36	79.55%
Rent Concessions	$(91,262)	$(1,413)	$(3.87)	-5.23%	$(125,639)	$(2,108)	$(5.78)	-7.37%
Additional Personal Care	$401,180	$6,212	$17.02	22.99%	$427,532	$7,173	$19.65	25.07%
Second Occupant	$—	$—	$—	0.00%	$—	$—	$—	0.00%
New Resident Fees	$39,083	$605	$1.66	2.24%	$38,300	$643	$1.76	2.25%
Other Income	$4,850	$75	$0.21	0.28%	$8,541	$143	$0.39	0.50%

GROSS POTENTIAL REV.	$1,745,204	$27,024	$74.04	100.00%	$1,705,365	$28,614	$78.39	100.00%

Vacancy/Collection Loss	Inc. Above				Inc. Above

TOTAL NET REVENUE	$1,745,204	$27,024	$74.04	100.00%	$1,705,365	$28,614	$78.39	100.00%
OPERATING EXPENSES
Departmental
General/Administrative	$43,489	$673	$1.84	2.49%	$43,418	$728	$2.00	2.55%
Payroll (Wages)	$604,492	$9,360	$25.64	34.64%	$620,717	$10,415	$28.53	36.40%
Payroll Taxes & Benefits	$261,925	$4,056	$11.11	15.01%	$269,939	$4,529	$12.41	15.83%
Resident Care	$1,862	$29	$0.08	0.11%	$3,446	$58	$0.16	0.20%
Food Services	$138,770	$2,149	$5.89	7.95%	$137,742	$2,311	$6.33	8.08%
Activities	$9,448	$146	$0.40	0.54%	$10,523	$177	$0.48	0.62%
Housekeeping/Laundry	$9,611	$149	$0.41	0.55%	$8,567	$144	$0.39	0.50%
Plant Operations	$63,743	$987	$2.70	3.65%	$90,378	$1,516	$4.15	5.30%
Utilities	$80,101	$1,240	$3.40	4.59%	$80,885	$1,357	$3.72	4.74%
Marketing/Promotions	$12,104	$187	$0.51	0.69%	$40,035	$672	$1.84	2.35%
Non-Departmental
Real Estate Taxes	$48,334	$748	$2.05	2.77%	$60,399	$1,013	$2.78	3.54%
Insurance	$35,259	$546	$1.50	2.02%	$35,582	$597	$1.64	2.09%
Management Fees (5% of EGI)	$87,260	$1,351	$3.70	5.00%	$85,268	$1,431	$3.92	5.00%
Replacement Reserves ($/Unit)	$24,150	$374	$1.02	1.38%	$24,150	$405	$1.11	1.42%

TOTAL ALL EXPENSES	$1,420,548	$21,997	$60.26	81.40%	$1,511,045	$25,353	$69.46	88.61%
EXPENSE RATIO	81.4%				88.6%
NET OPERATING INCOME	$324,656	$5,027	$13.77	18.60%	$194,320	$3,260	$8.93	11.39%
OCCUPANCY	93.6%				86.4%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	C&W Forecast
	Stabilized Year
	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$1,557,600	$22,574	$68.72
Rent Concessions	$—	$—	$—
Additional Personal Care	$397,440	$5,760	$17.53
Second Occupant	$—	$—	$—
New Resident Fees	$41,400	$600	$1.83
Other Income	$10,000	$145	$0.44

GROSS POTENTIAL REV.	$2,006,440	$29,079	$92.23

Vacancy/Collection Loss	$(200,644)

TOTAL NET REVENUE	$1,805,796	$29,079	$79.67
OPERATING EXPENSES
Departmental
General/Administrative	$46,000	$741	$2.03	2.55%
Payroll (Wages)	$640,000	$10,306	$28.24	35.44%
Payroll Taxes & Benefits	$260,000	$4,187	$11.47	14.40%
Resident Care	$25,000	$403	$1.10	1.38%
Food Services	$140,000	$2,254	$6.18	7.75%
Activities	$11,000	$177	$0.49	0.61%
Housekeeping/Laundry	$10,000	$161	$0.44	0.55%
Plant Operations	$80,000	$1,288	$3.53	4.43%
Utilities	$82,000	$1,320	$3.62	4.54%
Marketing/Promotions	$45,000	$725	$1.99	2.49%
Non-Departmental
Real Estate Taxes	$30,000	$483	$1.32	1.66%
Insurance	$40,000	$644	$1.76	2.22%
Management Fees (5% of EGI)	$90,290	$1,454	$3.98	5.00%
Replacement Reserves ($/Unit)	$24,150	$389	$1.07	1.34%

TOTAL ALL EXPENSES	$1,523,440	$24,532	$67.21	84.36%
EXPENSE RATIO	84.4%
NET OPERATING INCOME	$282,356	$4,547	$12.46	15.64%
OCCUPANCY	90.0%

VALUATION SERVICES	89	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Assisted Living Rate Analysis

The subject has an effective capacity of 69 residents and/or beds. The facility is of average quality construction with a layout and design typical to its age, which makes marketing a challenge relative to the competition. The following is a description of the types of accommodations that are available at the subject.

Assisted living residents at the subject have the choice of studio and one-bedroom apartment units. We note that the subject units are small in relation to the marketplace and feature private bathrooms, kitchenettes (one-bedroom units only) and limited closet areas. All of the residents are provided with three daily meals, weekly housekeeping, utilities (except telephone), activities, and scheduled transportation included in their monthly rent. Assisted living or personal care services are an additional monthly fee.

The subject’s actual rental rates (rent roll) were tested for reasonableness against similar facilities in the subject’s market area. In the Competitive Market Analysis section, we identified several existing facilities considered to provide competition for the subject. Data sheets were provided in the Competitive Market Analysis section presented previously. The complexes we surveyed are all considered comparable given that they all provide assisted living units. We note that the facilities are all adequately maintained and they all have a similar amenity package. All of the competing facilities have been discussed in detail in the Competitive Market Analysis section of the report.

The table below summarizes the subject’s unit types and the actual and asking monthly rents.

Retirement Inn of Fremont

			In House Rents		Asking Rents

	No.	Occ.	Monthly	$/Unit	Monthly	$/Unit
Unit	Units	Units	Revenue	Per Mo.	Revenue	Per Mo.

Assisted Living
Studio (Standard)	24	24	$36,365	$1,515	$40,680	$1,695
Studio (Large)	43	36	$69,352	$1,926	$90,085	$2,095

Total - Studio	67	60	$105,717	$1,762	$130,765	$1,952
One Bedroom	2	1	$2,690	$2,690	$5,250	$2,625

Total - Companion Suite	2	1	$2,690	$2,690	$5,250	$2,625
Assisted Totals	69	61	$108,407	$1,777	$136,015	$1,971
Totals	69	61	$108,407	$1,777	$136,015	$1,971

It appears that the current in-house average rates generally fall above most of the asking rates at the subject. This is reportedly due to recent rent increases. Overall, the average rate is $1,777 per month, which is 10.9 percent below the average asking rate of $1,971 per month. We feel that a slight increase for the in-house rates is reasonable, noting that a rate increase was just recently instigated in October 2003. This increase will not adversely affect the stabilized occupancy level at the subject.

VALUATION SERVICES	90	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Base Rental Rates

The following chart details our reconciled base rental rates for all unit types at the subject. These rates were concluded to in the Competitive Market Analysis section of the report.

Retirement Inn of Fremont
Reconciled Market Rental Rates

	Resident	No.	No.	Market
Unit Type	Type	Units	Beds	Rent

Studio (Standard)	AL	24	24	$1,600
Studio (Large)	AL	43	43	$2,000
One Bedroom	AL	2	2	$2,700

Totals		69	69

Other Revenues

In addition to room revenues, the subject receives additional income from additional personal care, respite care, new resident fees (entrance fees), second person fees, as well as miscellaneous revenue from such items as barber/beauty income, laundry services, meal and guest fees, food catering, health supplies, etc.

Additional Personal Care

This relates to the additional costs for personal care to those residents who require additional care. The historical, current and forecast revenue from this source is shown below.

Year	Total	$/Resident	PRD

2000	$280,680	$5,162	$14.14
2001	$324,886	$5,564	$15.24
2002	$401,180	$6,212	$17.02
2003 Annualized	$427,532	$7,173	$19.65
C&W Forecast	$397,440	$5,760	$17.53

The base monthly rates at the subject do not include any personal care. All personal care at the subject is charged in addition to the base monthly rental rate. Specifically, there are eight base levels or tiers of care services available (based on a point system) that are determined from a monthly need assessment basis. The levels of personal care range from $225 per month (Level A) up to an additional $1,425 per month for Level 7 services. If a resident requires services above Level 7, there is an additional charge of $5.00 per point.

Review of the rent roll showed that of the existing residents, 61 residents (67 percent of existing total) were paying for personal care services. The average charge equated to $857.32 per

VALUATION SERVICES	91	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

month, which would indicate an average Level 3 care level. Based on the data, we have forecast that 60 percent of the resident mix will pay an average of $800 per month for personal care services. This equates to Year 1 revenue of $397,440, which is consistent with the recent pattern at the subject.

New Resident Fees

New resident fees at the subject are $2,000 per resident, which falls within the upper portion of the range of the comparables from $950 to $2,500. This amount is considered reasonable given the subject’s location and occupancy rate.

The typical turnover in an assisted living facility is between 20 and 28 months with a midrange of two years. This is equivalent to 50 percent of the census turning over each year. For the subject, we are estimating that 40 percent of the residents will pay entry or new resident fees during the subsequent 12 months. The historical, current and forecast revenue from this source is shown below.

Year	Total	$/Resident

2000	$1,950	$36
2001	$38,100	$653
2002	$39,083	$605
2003 Annualized	$38,300	$643
C&W Forecast	$41,400	$600

Based on the data, we have forecast Year 1 new resident fees at $41,400. Based on the data, our forecast is consistent with previous trends that reflected normal occupancy.

Second Person Fees

The subject charges a fee of $800 per month for a double occupant in the same unit. This would be applicable to a spouse or sibling. The historical revenue data for the subject did not include any line item breakdown for this category. At the time of inspection, there were only two double occupancies at the subject. Due to the smaller unit composition of the subject, any revenue from double occupancies is minimal. We believe that our other income forecast that follows would more than account for any revenue from this source.

Other Income

This category includes revenue received from the subject’s barber/beauty income, laundry services, respite income, cable TV revenue, meal and guest fees, food catering, health supplies, parking, etc. The historic costs for this category are shown in the following table.

VALUATION SERVICES	92	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Year	Total	$/Resident	PRD

2000	$4,079	$75	$0.21
2001	$1,975	$34	$0.09
2002	$4,850	$75	$0.21
2003 Annualized	$8,541	$143	$0.39
C&W Forecast	$10,000	$145	$1.83

Based on the data, we have forecast Year 1 revenue from this source at $10,000. This is seen as being consistent with the historic revenue for the subject.

Concessions/Rental Allowances

At the time of inspection, the subject was not offering any rent concessions. The subject, however, had been offering concessions in 2002 and in the first part of 2003 in attempt to stimulate the below stabilized occupancy problems. With aggressive marketing, the facility should be able to strengthen its occupancy to a stabilized level of 90 percent in the short-term.

Although concessions will not likely be seen consistently in the market going forward, newer product will likely use them to stimulate any unforeseen vacancies, while older properties like the subject may use concessions more frequently. Nonetheless, no allowance for rent concessions will be applied to the subject as we have accounted for this potential through a lower occupancy rate and rental rate forecast.

Vacancy and Collection Loss

Both the investor and the appraiser are primarily interested in the annual revenue an income property is likely to produce over a specified period of time, rather than the income it could produce if it were always 100 percent occupied and all tenants were paying their rent in full and on time. A normally prudent practice is to expect some income loss as tenants vacate, fail to pay rent, or pay their rent late. Model units or other rent loss, if necessary, is addressed separately.

The subject, as of the most current rent roll provided, was 84 percent occupied. This is below the current overall average occupancy levels for the market area. Rent comparable occupancies range from 93 to 98 percent. Occupancy at the facility was 79 percent in 2000, 85 percent in 2001, 94 percent in 2002 and year-to-date 2003 annualizes out to 86 percent.

In consideration of the above, as well as the general market conditions and market positioning of the subject, we have forecasted a stabilized vacancy and collection loss of 10.00 percent for the subject.

Effective Gross Income

The following table summarizes the projected estimate of stabilized income based on the above findings. The stabilized revenues reflect what we believe would be anticipated by a purchaser of the subject and are based on current market rents and trends.

VALUATION SERVICES	93	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Retirement Inn of Fremont
STABILIZED OPERATING INCOME

						PER
	RESIDENT	NO.	NO.	MONTHLY		ACTUAL
UNIT TYPE	TYPE	UNITS	BEDS	RATE	INCOME	RESIDENT

Studio (Standard)	AL	24	24	$1,600	$460,800
Studio (Large)	AL	43	43	$2,000	$1,032,000
One Bedroom	AL	2	2	$2,700	$64,800

Total		69	69		$1,557,600	$22,574
Additional Personal Care			60%	$800	$397,440	$5,760
Second Person			0%	$750	$—	$—
New Resident Fees			30%	$2,000	$41,400	$600
Other					$10,000	$145

TOTAL POTENTIAL GROSS INCOME					$2,006,440	$29,079
LESS: VACANCY @			10.0%		$(200,644)

EFFECTIVE GROSS INCOME					$1,805,796	$29,079

Opinion of Expenses

We have developed an opinion of the property’s annual operating expenses after reviewing its historical performance and reviewing the operating statements of similar senior living properties. We were provided with operating statements for 2000, 2001, 2002, and year-to-date 2003. This information was previously summarized.

We were not provided with the staffing requirements for the facility and we were not able to analyze the expenses on this basis. We have supported our estimate of projected expenses with other senior living facilities in the region, as well as from overall industry statistics. We also note that the reader is cautioned when reviewing the comparable expenses for individual facilities, in that the reporting of expenses varies by property and that different congregate living facilities offer different services. All comparisons will be made on an actual resident basis.

Expense Comparables

The expense comparables have been summarized on the following page.

VALUATION SERVICES	94	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

SUMMARY OF COMPARABLE OPERATING EXPENSES
ASSISTED LIVING FACILITIES

Facility		Confidential			Confidential
Reporting Period		2002			2002
Year Built		1999			2001
No. of IL Units		0			42
No. of AL Units		89			72
No. of ALZ Units		13			0

Total Units		102			114
Occupancy		83%			85%
Resident Days		30,901			35,493
	Per		% of	Per		% of
	Resident	$/RD	EGI	Resident	$/RD	EGI

TOTAL NET REVENUES	$37,505	$102.75		$25,443	$69.71
EXPENSES
General & Administrative	$756	$2.07	2.02%	$1,110	$3.04	3.25%
Payroll (Wages/Salaries)	$11,593	$31.76	30.91%	$8,553	$23.43	23.52%
Payroll Taxes & Benefits	$3,815	$10.45	10.17%	$2,144	$5.88	8.62%
Resident Care	$219	$0.60	0.59%	$609	$1.67	0.82%
Food Services	$1,786	$4.89	4.76%	$1,207	$3.31	6.32%
Activities	$58	$0.16	0.16%	$58	$0.16	0.53%
Housekeeping	$119	$0.32	0.32%	$101	$0.28	0.86%
Plant Operations	$644	$1.77	1.72%	$510	$1.40	4.05%
Utilities	$1,536	$4.21	4.09%	$1,180	$3.23	5.19%
Marketing/Promotions	$527	$1.44	1.41%	$439	$1.20	1.57%
Real Estate Taxes	$705	$1.93	1.88%	$520	$1.43	3.62%
Insurance	$611	$1.67	1.63%	$400	$1.10	3.32%
ADJUSTED OPERATING EXPENSES	$22,369	$73.84	59.64%	$16,832	$55.56	61.66%
Management Fee	$1,875	$5.14	5.00%	$1,272	$3.49	5.00%
Expense Ratio Before
Reserves	65%			71%
Reserves	—	—	—	—	—	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

				ASHA	ASHA	ASHA
				Lower		Upper
Facility		confidential		Quartile	Median	Quartile

Reporting Period		2002		2002	2002	2002
Year Built		1990		N/A	N/A	N/A
No. of IL Units		176		N/A	N/A	N/A
No. of AL Units		11		N/A	N/A	N/A
No. of ALZ Units		0		N/A	N/A	N/A

Total Units		187		N/A	N/A	N/A
Occupancy		98%		N/A	N/A	N/A
Resident Days		66,890
	Per		% of
	Resident	$/RD	EGI

TOTAL NET REVENUES	$34,768	$95.26		$29,046	$34,264	$38,878
EXPENSES
General & Administrative	$1,129	$3.09	3.25%	$1,115	$1,433	$1,889
Payroll (Wages/Salaries)	$8,179	$22.41	23.52%	N/A	N/A	N/A
Payroll Taxes & Benefits	$2,996	$8.21	8.62%	$1,575	$2,068	$3,003
Resident Care	$286	$0.78	0.82%	$4,253	$6,123	$7,259
Food Services	$2,196	$6.02	6.32%	$2,704	$3,529	$4,892
Activities	$184	$0.50	0.53%	N/A	N/A	N/A
Housekeeping	$299	$0.82	0.86%	$532	$815	$1,130
Plant Operations	$1,409	$3.86	4.05%	$580	$916	$1,356
Utilities	$1,805	$4.94	5.19%	$1,086	$1,306	$1,526
Marketing/Promotions	$546	$1.49	1.57%	$858	$1,349	$2,008
Real Estate Taxes	$1,257	$3.45	3.62%	$648	$1,011	$1,597
Insurance	$1,154	$3.16	3.32%	$278	$463	$726
ADJUSTED OPERATING EXPENSES	$21,439	$70.77	61.66%	$20,959	$24,058	$29,438
Management Fee	$1,738	$0.00	5.00%	$1,249	$1,713	$2,082
Expense Ratio Before
Reserves	67%			76%	75%	81%
Reserves	—	—	—	$181	$326	$525

Source: The State of Seniors Housing, 2002, ASHA. (Data is for Assisted Living Facilities)

Note: Each line expense for ASHA derived from seperately sorted data columns and may not add up under totals.
*     All comparable categories based on Actual Unit (Per Resident)

VALUATION SERVICES	95	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

General & Administrative

These costs, for the basis of the subject analysis, include office supplies, licenses/permits, dues/subscriptions, travel/meals, communications/telephone, resident activities and transportation. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$35,347	$650	$1.78	2.72%
2001	$34,731	$595	$1.63	2.26%
2002	$43,489	$673	$1.84	2.49%
2003 Annualized	$43,418	$728	$2.00	2.55%
C&W Forecast	$46,000	$741	$2.03	2.55%

The expense comparables showed expenses for this category from $ 756 to $1,129 per resident (average of $ 999 per resident), while the industry data showed a range from $1,115 to $1,889 per resident (median of $1,433 per resident). The subject’s actual expenses fall towards the lower end of the range of the comparable properties. We believe that a slightly higher cost would be warranted for the property based on the market data. We have forecast Year 1 general and administrative costs at $46,000 or $ 741 per resident.

Payroll (Wages and Salaries)

These costs, for the basis of the subject analysis, include all wage and salary costs for the employees. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$581,252	$10,691	$29.29	44.75%
2001	$610,359	$10,453	$28.64	39.76%
2002	$604,492	$9,360	$25.64	34.64%
2003 Annualized	$620,717	$10,415	$28.53	36.40%
C&W Forecast	$640,000	$10,306	$28.24	35.44%

The expense comparables showed expenses for this category from $8,179 to $11,593 per resident (average of $9,442 per resident), while no data was provided by the ASHA industry data. The subject’s actual expenses are bracketed by the comparable range. We have forecast Year 1 wages and salary costs slightly lower at $640,000 or $10,306 per resident.

VALUATION SERVICES	96	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Payroll Taxes and Benefits

These costs, for the basis of the subject analysis, include cost for the employee pension plan, employee incentives, vacation pay, employee benefits and payroll taxes. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$150,179	$2,762	$7.57	11.56%
2001	$179,569	$3,075	$8.43	11.70%
2002	$261,925	$4,056	$11.11	15.01%
2003 Annualized	$269,939	$4,529	$12.41	15.83%
C&W Forecast	$260,000	$4,187	$11.47	14.40%

The expense comparables showed expenses for this category from $2,144 to $3,815 per resident (average of $2,985 per resident), while the industry data showed a range from $1,575 to $3,003 per resident (median of $2,068 per resident). The subject’s actual expenses fall slightly above the range by the comparable properties and we believe that stabilized costs should be slightly lower. We have forecast Year 1 payroll taxes and benefits costs at $260,000 or $4,187 per resident.

Resident Care

This expense is for the costs associated with the personal or assisted living services for the assisted living residents. These include all health care and special needs supplies and related activities, but does not include payroll. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$2,837	$52	$0.14	0.22%
2001	$3,319	$57	$0.16	0.22%
2002	$1,862	$29	$0.08	0.11%
2003 Annualized	$3,446	$58	$0.16	0.20%
C&W Forecast	$25,000	$403	$1.10	1.38%

The expense comparables showed expenses for this category from $ 219 to $ 609 per resident (average of $ 371 per resident), while the industry data showed a range from $4,253 to $7,259 per resident (median of $6,123 per resident). The industry data included wages and salaries that we have categorized separately. The subject’s actual expenses are seen as falling well

VALUATION SERVICES	97	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

below the average costs by the comparable properties. As such, we believe a prudent operator would allocate a higher allowance, especially as over one-half of the subject’s residents are paying for additional resident or personal care. Based on this, we have forecast Year 1 resident care costs at $25,000 or $ 403 per resident.

Food Services

These costs include raw food costs, as well as kitchen supplies. The residents at the subject are provided with three complete meals per day. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$128,446	$2,362	$6.47	9.89%
2001	$112,822	$1,932	$5.29	7.35%
2002	$138,770	$2,149	$5.89	7.95%
2003 Annualized	$137,742	$2,311	$6.33	8.08%
C&W Forecast	$140,000	$2,254	$6.18	7.75%

The expense comparables showed expenses for this category from $1,207 to $2,196 per resident (average of $1,729 per resident), while the industry data showed a range from $2,704 to $4,892 per resident (median of $3,529 per resident). The subject’s actual expenses are bracketed by the expense comparisons. We have forecast Year 1 food services costs at $140,000 or $2,254 per resident.

Activities

This category is for the activities and recreation costs, as well as transportation costs. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$5,814	$107	$0.29	0.45%
2001	$2,732	$47	$0.13	0.18%
2002	$9,448	$149	$0.41	0.55%
2003 Annualized	$10,523	$177	$0.48	0.62%
C&W Forecast	$11,000	$177	$0.49	0.61%

VALUATION SERVICES	98	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

The expense comparables showed expenses for this category from $ 58 to $ 184 per resident (average of $ 100 per resident), while no data was provided by the ASHA industry data. The subject’s actual expenses fall at the upper end of the range shown by the comparable properties. We have forecast Year 1 activities costs at $11,000 or $ 177 per resident.

Housekeeping/Laundry

This category is for all housekeeping costs, including all supplies requisite to housekeeping and laundry services. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$25,341	$466	$1.28	1.95%
2001	$13,907	$238	$0.65	0.91%
2002	$9,611	$149	$0.41	0.55%
2003 Annualized	$8,567	$144	$0.39	0.50%
C&W Forecast	$10,000	$161	$0.44	0.55%

The expense comparables showed expenses for this category from $ 101 to $ 299 per resident (average of $ 173 per resident), while the industry data showed a range from $ 532 to $1,130 per resident (median of $ 815 per resident). The industry data included wages and salaries that we have categorized separately. The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 housekeeping costs at $10,000 or $ 161 per resident.

Plant Operations

These costs include general repairs and maintenance, elevator contracts, supplies and equipment purchases for the facility. The historical costs, as well as our forecast for this category are shown below.

VALUATION SERVICES	99	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Year	Total	$/Resident	PRD	% of EGI

2000	$75,087	$1,381	$3.78	5.78%
2001	$69,866	$1,197	$3.28	4.55%
2002	$63,743	$987	$2.70	3.65%
2003 Annualized	$90,378	$1,516	$4.15	5.30%
C&W Forecast	$80,000	$1,288	$3.53	4.43%

The expense comparables showed expenses for this category from $ 510 to $1,409 per resident (average of $ 854 per resident), while the industry data showed a range from $ 580 to $1,356 per resident (median of $ 916 per resident). The 2003 annualized costs fall above the comparable range. We have forecast Year 1 plant operations costs slightly lower at $80,000 or $1,288 per resident.

Utilities

This expense is for the annual cost for natural gas, electricity, water/sewer, cable TV and trash removal. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$63,862	$1,175	$3.22	4.92%
2001	$74,837	$1,282	$3.51	4.87%
2002	$80,101	$1,240	$3.40	4.59%
2003 Annualized	$80,885	$1,357	$3.72	4.74%
C&W Forecast	$82,000	$1,320	$3.62	4.54%

The expense comparables showed expenses for this category from $1,180 to $1,805 per resident (average of $1,507 per resident), while the industry data showed a range from $1,086 to $1,526 per resident (median of $1,306 per resident). The subject’s actual expenses are bracketed by the comparables, yet are considered reasonable as utilities are property specific. We have forecast Year 1 utility costs at $82,000 or $1,320 per resident.

Marketing/Promotions

This expense is directly connected to the advertising and marketing of the complex for such things as newspapers and brochures, resident retention, etc. These costs also include the

VALUATION SERVICES	100	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

payroll costs of the marketing staff. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$61,889	$1,138	$3.12	4.76%
2001	$37,586	$644	$1.76	2.45%
2002	$12,104	$187	$0.51	0.69%
2003 Annualized	$40,035	$672	$1.84	2.35%
C&W Forecast	$45,000	$725	$1.99	2.49%

The expense comparables showed expenses for this category from $ 439 to $ 546 per resident (average of $ 504 per resident), while the industry data showed a range from $ 858 to $2,008 per resident (median of $1,349 per resident). With the exception of the low expense in 2002, the subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 marketing costs at $45,000 or $ 725 per resident.

Real Estate Taxes

This cost is for the annual real and personal property tax liability for the subject. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$88,534	$1,628	$4.46	6.82%
2001	$78,282	$1,341	$3.67	5.10%
2002	$48,334	$748	$2.05	2.77%
2003 Annualized	$60,399	$1,013	$2.78	3.54%
C&W Forecast	$30,000	$483	$1.32	1.66%

The expense comparables showed expenses for this category from $ 520 to $1,257 per resident (average of $ 828 per resident), while the industry data showed a range from $ 648 to $1,597 per resident (median of $1,011 per resident). Please refer to the Real Estate Taxes and Assessments section of the report for a discussion on how the Year 1 taxes were estimated. We have forecast the Year 1 real estate tax expense at $30,000 or $ 483 per resident and which is based on a market value premise.

VALUATION SERVICES	101	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Insurance

This cost is for the annual liability insurance for the property. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$12,010	$221	$0.61	0.92%
2001	$19,287	$330	$0.90	1.26%
2002	$35,259	$546	$1.50	2.02%
2003 Annualized	$35,582	$597	$1.64	2.09%
C&W Forecast	$40,000	$644	$1.76	2.22%

The expense comparables showed expenses for this category from $ 400 to $1,154 per resident (average of $ 722 per resident), while the industry data showed a range from $ 278 to $ 726 per resident (median of $ 463 per resident). Insurance costs for senior living properties have increased strongly over the last one to two years. The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 insurance costs at $40,000 or $ 644 per resident.

Management Fee

The subject is managed at a rate equal to 5.0 percent of effective gross income. According to data by The 2002 State of Senior Housing Report, the median management fee for congregate living facilities is 5.0 percent, with a general range from 5.0 to 7.0 percent. We have concluded to a 5.0 percent management fee and which equates to a Year 1 expense of $90,290 or $1,454 per resident in our analysis.

Replacement Reserves

Replacement reserves are necessary for replacement of roof covering, mechanical systems, furnishings, appliances, etc. For a facility such as the subject, it is reasonable to deduct one to two percent of net resident revenues for replacement reserves. The ASHA industry data shows a range of reserve unit allowances from $ 181 to $ 525 per unit with a median of $ 326 per unit. In the case of the subject and its date of construction, we have deducted an amount equal to $350 per unit and which equates to a total cost of $24,150 or $ 389 per resident, which is well supported by the industry data.

Expense Summary

Overall, the first year expenses for the subject (including management fees and reserves) are projected at $1,523,440 ($24,532 per resident) and 84.36 percent of effective gross income. The sale comparables indicated expense ratios from 52.75 to 69.17 percent (average of 63.90 percent), while the industry data showed a range from 76 to 81 percent (median of 75 percent). Additionally, the subject has operated at expense ratios ranging from 80.7 to 87.8 percent over the last three years (includes management and reserve allowances).

VALUATION SERVICES	102	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

We note that, according to The Senior Care Acquisition Report 2003, that the average expense ratio for assisted living facilities was 75.8 percent in 2002 and which represented an approximately eight percent increase from 70.4 percent in 2001. The survey noted, however, that many of the properties used in the sampling were troubled which resulted in a higher reported operating expense basis.

Furthermore, operating margins for assisted living facilities were reported at 30.8 percent for the median, 18.4 percent for the lower quartile and 34.7 percent for the upper quartile according to the State of Senior Housing Report 2002.

Our conclusion equates to a net operating income per resident of $4,547, which is above the most recent full operating year (2002) of $5,081 per resident. The difference, however, is directly related to our increased expenses due to the age of the property. Our expense and resultant net operating income estimate is considered reasonable in light of the historical data. A summary of our Year 1 proforma is presented below.

Retirement Inn of Fremont
STABILIZED OPERATING STATEMENT

			Total	PR	PRD	% of EGI

EFFECTIVE GROSS INCOME			$1,805,796	$29,079	$79.67
EXPENSES
General/Administrative			$46,000	$741	$2.03	2.55%
Payroll (Wages)			$640,000	$10,306	$28.24	35.44%
Payroll Taxes & Benefits			$260,000	$4,187	$11.47	14.40%
Resident Care			$25,000	$403	$1.10	1.38%
Food Services			$140,000	$2,254	$6.18	7.75%
Activities			$11,000	$177	$0.49	0.61%
Housekeeping/Laundry			$10,000	$161	$0.44	0.55%
Plant Operations			$80,000	$1,288	$3.53	4.43%
Utilities			$82,000	$1,320	$3.62	4.54%
Marketing/Promotions			$45,000	$725	$1.99	2.49%
Real Estate Taxes			$30,000	$483	$1.32	1.66%
Insurance			$40,000	$644	$1.76	2.22%

TOTAL OPERATING EXPENSES		78.0%	$1,409,000	$22,689	$62.16	78.03%
Management Fees	5.0%		$90,290	$1,454	$3.98	5.00%
Replacement Reserves	$350		$24,150	$389	$1.07	1.34%

TOTAL EXPENSES			$1,523,440	$24,532	$67.21	84.36%
NET OPERATING INCOME			$282,356	$4,547	$12.46	15.64%

(*) Per Actual Resident

Direct Capitalization Rate Analysis

In determining an appropriate capitalization rate, the rates of return have been derived by applying three different methods: market extraction from the sales comparables, our findings reported in The Senior Care Acquisition Report, 2003, published by Irving Levin Associates,

VALUATION SERVICES	103	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Inc., findings from the Senior Care Participants Survey completed by Cushman & Wakefield, Inc., and from Band-of-Investment.

The capitalization rate was determined by analyzing investment rates of return acceptable to buyers. The rate of return on an investment is determined by analyzing several aspects of that investment and then assigning a risk associated with those aspects. Elements usually considered are:

•	Reliability of the gross income prediction. How certain is it that the income will be forthcoming? Income is more dependable when the property is leased on a long-term basis to financially responsible tenants than when rented on a month-to-month basis to less reliable tenants.

•	Reliability of the expense prediction. Is there great danger of having expenses increase materially, or is there a fair chance that they will remain about the same or even decrease?

•	Expense ratio. If the expenses are low in relation to gross income, the quality of the net income may be better, because a moderate reduction in gross income or a moderate increase in expenses does not affect the net income substantially.

•	Burden of management. Even when real estate management is employed, a property that requires constant attention, because of either maintenance or rent collection problems, is less desirable than one that needs minimal management. A long-term lease that requires a tenant to take care of all repairs and to pay taxes and insurance presents a situation that is relatively free from this burden of management.

•	Marketability of the property. An investment that has marketability and liquidity appeals to a wider group of investors than one lacking those attributes.

•	Stability of value. The value or market price of a piece of real property tends to remain within a narrower range for longer periods of time than do most other commodities.

As described previously, the gross income projected for the property is subject to such uncertainties as competition from other facilities and fluctuations in demand for the subject’s services. Moreover, the subject property has limited marketability and liquidity because a purchaser must have the appropriate operating license from the applicable state regulatory agencies, which limit the number of potential investors and would, in any potential sale of the property, create impediments and delays.

Going-In Capitalization Rate

The first method used to derive the capitalization rate was a review of comparable sales that have occurred in the subject’s regional area. The overall capitalization rates derived from the assisted living facility sales used in the Sales Comparison Approach are summarized below:

VALUATION SERVICES	104	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

CAPITALIZATION RATE SUMMARY

		Date	Year		Capitalization
No.	Property Name	of Sale	Built	Occupancy	Rate

1	Carmel Village	Jan-03	1986	97%	11.14%
2	Emerald Hills	Sep-02	1999	95%	11.19%
3	Mapleride of Laguna Creek	Jan-02	1999	95%	10.55%
4	Woodmark at Summit Ridge	Feb-02	1998	95%	12.94%
5	Manor at Lakeside	Aug-01	1981	95%	11.56%
6	Atria Redding	Jul-01	2000	95%	12.50%
Low			1981	95%	10.55%
High			2000	97%	12.94%
Median			1999	95%	11.38%
Average			1994	95%	11.65%

The overall capitalization rates of the comparable sales range from 10.55 to 12.94 percent, with an average indicated of 11.65 percent. These rates are reported to be after management fee and reserves. The capitalization rates reflect actual buyer expectations of existing facilities and are directly applicable to the subject and the spread in the capitalization rates is 239 basis points. Although this is a relatively wide range in rates, the sales nevertheless are felt to provide a good comparison of estimating a market capitalization rate. We believe that based on the market positioning, age, quality and condition of the subject, a capitalization rate in the lower to middle portion of the range would be warranted. From this, we have concluded to a range from 11.00 to 11.50 percent for the subject.

Industry Findings

To further test the capitalization rates, data on assisted living acquisition trends in The Senior Care Acquisition Report, Eighth Edition, 2003, was consulted. The report indicated that after two years of declining capitalization rates for assisted living properties, 2002 saw an increase in rates to a reported average of 12.20 percent. This information is summarized in the graph below.

VALUATION SERVICES	105	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

In addition, Cushman & Wakefield, Inc. has surveyed senior care participants regarding their investment parameters for senior housing properties. This recent information has been summarized in the following table.

2003 Participants Survey

			Change From 2002		Change From 2001
		Survey
Property Type	Survey Range	Average	Basis Point	%	Basis Point	%

Capitalization Rates
55+ Senior Apartments	7.00% - 10.25%	8.15%	-7	0.9%	-68	-7.6%
Independent Living	9.00% - 10.50%	9.55%	-5	0.5%	-30	-3.0%
Assisted Living	10.00% - 12.25%	10.85%	-17	1.6%	-8	-7.2%
Skilled Nursing	11.50% - 18.00%	14.15%	16	-1.1%	-61	-4.2%
Continuing Care Retirement Community	9.00% - 11.50%	10.40%	-35	3.4%	-15	-1.4%
Internal Rates of Return
55+ Senior Apartments	9.50% - 15.00%	10.60%	-15	1.4%	-20	-1.8%
Independent Living	10.00% - 15.00%	11.90%	-25	2.1%	-65	-5.7%
Assisted Living	12.00% - 17.00%	15.30%	42	-2.7%	-22	-1.5%
Skilled Nursing	13.00% - 20.00%	16.30%	-25	1.5%	-165	-9.1%
Continuing Care Retirement Community	9.00% - 17.00%	13.00%	-25	1.9%	-135	-9.2%

Source: Senior Care Participants Survey, 2003 by Cushman & Wakefield, Inc.

In reviewing the 2003 survey, capitalization rates for assisted living facilities ranged from 10.00 to 12.25 percent with an average indication of 10.85 percent. This data is seen as being nearly 135 basis points below that reported previously in The Senior Care Acquisition Report, Eighth Edition, 2003. The 2003 C&W survey also shows that capitalization rates have declined slightly over those reported in 2002 and 2001.

VALUATION SERVICES	106	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

In choosing the appropriate capitalization rate for the subject, we have considered its location, occupancy, as well as the overall condition and utility of the property. The subject is a mid-sized assisted living facility located in a favorable demographic area in California. The market area is considered to be at an equilibrium basis with no under- or over-supply at this time. Based on the data and characteristics of the subject and marketplace, we believe a capitalization rate of between 11.00 to 11.50 percent to be appropriate for the property.

Band of Investment

The Band of Investment technique accounts for the combination of equity and prevailing financing which are banded together to finance this type of real estate. The rate developed is a weighted average, the weights being percentages of the total value, which are occupied by the mortgage and equity positions.

After surveying several commercial mortgage lenders and consulting the most recent Senior Care Participants Survey, published by Cushman & Wakefield, Inc. and the Senior Care Acquisition Report, published by Irving Levin Associates, it is our opinion that a typical creditworthy owner could obtain financing from a lending source in an amount equal to 75 percent of value at an annual interest rate of 8.50 percent. A typical loan period for this type of real estate ranges from 20 to 30 years. Utilizing a 25-year amortization period at an 8.50 percent interest rate (payable monthly) yields a mortgage constant of 0.0966273.

For a review of investor rates of return, reference is made to the previous table, which showed investment parameters for assisted living properties.

As shown in the table, internal rates of return or equity dividend rates for senior housing properties ranged from 9.50 to 20.00 percent. Independent living facilities fall within the lower to middle portion of the range from 10.00 to 15.0 percent with an average indicated rate of 11.90 percent. Assisted living facilities fall within the middle portion at 12.00 to 17.0 percent with an average indicated rate of 15.30 percent.

Based on the data, we believe a prudent investor in a senior housing property like the subject would accept an initial annual return of between 10 percent and 15 percent of an equity investment in anticipation of a stable income flow and property appreciation over time. From this, and based on the subject’s physical, locational and competitive structure, a rate from within the middle portion of the latter range, or 14.0 percent would be reasonable.

It should be emphasized that the equity dividend rate is not necessarily the same as an equity yield rate or true rate of return on equity capital. The equity dividend rate is an equity capitalization that reflects all benefits that can be recognized by the equity investor as of the date of purchase. The overall capitalization rate is developed as follows:

VALUATION SERVICES	107	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Band of Investment Technique

75.0%	MORTGAGE	X	0.0966273 Mortgage Constant	=	0.0724
25.0%	Equity	X	0.1400 Equity Dividend	=	0.0350

100.0%	Total				0.1074
			OAR = 10.74%

Direct Capitalization Method Conclusion

We estimated a capitalization rate of 10.55 to 12.94 percent through our direct comparison analysis, while the band-of-investment technique correlated to 10.74 percent. Utilizing both methods to develop a capitalization rate, tempered with investor criteria and the specific attributes of the subject, we feel a rate of 11.50 percent is warranted for the property. We note that this rate is applied after reserves. Our conclusion via the Direct Capitalization Method is as follows:

DIRECT CAPITALIZATION METHOD

Net Operating Income	$282,356

Sensitivity Analysis (0.25% OAR Spread)	Value	$/Unit

Based on Low-Range of 11.25%	$2,509,833	$36,374
Based on Most Probable Range of 11.50%	$2,455,271	$35,584
Based on High-Range of 11.75%	$2,403,031	$34,827
Reconciled Value	$2,455,271	$35,584
Rounded to nearest $100,000	$2,500,000	$36,232
Value Conclusion:	$2,400,000

VALUATION SERVICES	108	ADVISORY GROUP

RECONCILIATION AND FINAL VALUE OPINION

Valuation Methodology Review and Reconciliation

This Appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

The approaches indicated the following values:

Cost Approach	$3,200,000
Sales Comparison Approach:	$2,500,000
Income Capitalization Approach:	$2,400,000

Due to the fact that the subject is an income producing property, investors are primarily concerned with their return on equity. Therefore, the Income Capitalization Approach was given most weight in our final value conclusion. The Sales Comparison and Cost Approaches provide a reasonable check on the value derived via the Income Capitalization Approach.

The Cost Approach provides a reliable estimate of value for proposed or newly constructed improvements. However, as the property ages and obsolescence occurs, it is increasingly difficult to quantify the resultant depreciation. As the subject represents older construction, the degree of depreciation was moderate, yet believed reasonable based on the market data. This approach, however, falls above the indications provided by the Sales Comparison and Income Capitalization Approaches with the difference related to some degree of external obsolescence from the older age of the property and inability to achieve rents consistent with the newer properties in the marketplace. As such, this approach has been given only limited support for our findings via the other two approaches to value.

The Sales Comparison Approach reflects an estimate of value as indicated by the actual sales of assisted living facilities. In this approach, we searched the state for transactions of similar property types. Given that these types of properties are typically purchased based on their income producing capabilities, this approach was useful in providing support for our findings in the Income Capitalization Approach.

The Income Capitalization Approach is typically considered the most appropriate approach to utilize when valuing going concerns such as nursing homes and assisted living facilities. This approach considers the income potential of the property. In our Income Capitalization Approach to value, the anticipated monetary benefits of ownership were converted into a value estimate. Within the Income Capitalization Approach, direct capitalization was used as it is the most common method used by investors and purchasers in acquiring existing and stabilized properties of this nature.

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RECONCILIATION AND FINAL VALUE OPINION

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the “as-is” going concern market value of the fee simple estate of the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, on October 15, 2003 was:

TWO MILLION FOUR HUNDRED FIFTY THOUSAND DOLLARS

$2,450,000

Personal Property Allocation

Included in the above estimate of market value is the contributing value of the personal property at the subject property, or the furnishings, fixtures and equipment (FF&E). FF&E is generally considered to be part of the assisted living facility and is typically sold with the building. It is therefore considered to be a part of the property’s total value. FF&E includes the unit and public area furnishings, kitchen equipment, service/maintenance equipment and other machinery. Based on previous analysis of the subject, we estimated the value of the FF&E as new to be $277,725, including a 15 percent factor for entrepreneurial profit.

Physical deterioration (depreciation) must be deducted for the FF&E. The subject opened in 1977. Based on our physical inspection of the property, we are of the opinion that the property is currently in average physical condition. We have estimated that the subject’s FF&E has a useful life of 10 years and we have estimated the current effective age at 8 years. This equates to a 80 percent depreciation factor, as summarized in the following table.

Furniture, Fixtures and Equipment

Total Value of FF&E As New	$277,725
Physical Life (Yrs)	10
Effective Age (Yrs)	8
Percent Depreciated (%)	80
Percent Value Remaining (%)	20
Depreciated Value	$55,545
Rounded	$60,000

The contributing value of the FF&E is believed to be the cost of the FF&E less its accrued depreciation. This equates to $60,000 rounded.

Business Value (Going Concern)

Assisted living facilities are undisputedly a combination of business and real estate; the day-to-date operation of an assisted living facility represents a business over and above the real estate value. Numerous theories have been developed over time in an attempt to isolate the business component of a senior housing facility.

In our analysis, we have determined the value of the real estate in the Cost Approach to be $3,200,000. As the value of the going concern (Income Capitalization and Sales Comparison Approaches) was determined to be $2,450,000 (which includes the $60,000 in FF&E), this indicates that there is $0 in business value.

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ASSUMPTIONS AND LIMITING CONDITIONS

“Report” means the appraisal or consulting report and conclusions stated therein, or a letter opinion, to which these Assumptions and Limiting Conditions are annexed.

“Property” means the subject of the Report

“C&W” means Cushman & Wakefield, Inc. or its subsidiary that issued the Report.

“Appraiser(s)” means the employee(s) of C&W who prepared and signed the Report.

The Report has been made subject to the following assumptions and limiting conditions:

1.	No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters that are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2.	The information contained in the Report or upon which the Report is based has been gathered from sources the Appraiser assumes to be reliable and accurate. The owner of the Property may have provided some of such information. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters. Any authorized user of the Report is obligated to bring to the attention of C&W any inaccuracies or errors that it believes are contained in the Report.

3.	The opinions are only as of the date stated in the Report. Changes since that date in external and market factors or in the Property itself can significantly affect the conclusions.

4.	The Report is to be used in whole and not in part. No part of the Report shall be used in conjunction with any other analyses. Publication of the Report or any portion thereof without the prior written consent of C&W is prohibited. Reference to the Appraisal Institute or to the MAI designation is prohibited. Except as may be otherwise stated in the letter of engagement, the Report may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Report shall be conveyed to the public through advertising, or used in any sales or promotional or offering or SEC material without C&W’s prior written consent.

Any authorized user of this Report who provides a copy to, or permits reliance thereon by, any person or entity not authorized by C&W in writing to use or rely thereon, hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers and employees, harmless from and against all damages, expenses, claims and costs, including attorneys’ fees, incurred in investigating and defending any claim arising from or in any way connected to the use of, or reliance upon, the Report by any such unauthorized person or entity.

5.	Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

6.	The Report assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to

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ASSUMPTIONS AND LIMITING CONDITIONS

discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Report; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Report is based.

7.	The physical condition of the improvements considered by the Report is based on visual inspection by the Appraiser or other person identified in the Report. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8.	The forecasted potential gross income referred to in the Report may be based on lease summaries provided by the owner or third parties. The Report assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9.	The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser’s best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser’s task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Report, envisages for the future in terms of rental rates, expenses, and supply and demand.

10.	Unless otherwise stated in the Report, the existence of potentially hazardous or toxic materials that may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11.	Unless otherwise stated in the Report, compliance with the requirements of the Americans with Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the Property. C&W recommends that an expert in this field be employed.

12.	If the Report is submitted to a lender or investor with the prior approval of C&W, such party should consider this Report as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in this Report.

13.	In the event of a claim against C&W or its affiliates or their respective officers or employees or the Appraisers in connection with or in any way relating to this Report or this engagement, the maximum damages recoverable shall be the amount of the monies

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ASSUMPTIONS AND LIMITING CONDITIONS

actually collected by C&W or its affiliates for this Report and under no circumstances shall any claim for consequential damages be made.

14.	If the Report is referred to or included in any offering material or prospectus, the Report shall be deemed referred to or included for informational purposes only and C&W, its employees and the Appraiser have no liability to such recipients. C&W disclaims any and all liability to any party other than the party which retained C&W to prepare the Report.

15.	By use of this Report each party that uses this Report agrees to be bound by all of the Assumptions and Limiting Conditions stated herein.

Extraordinary Assumptions

An extraordinary assumption is defined as “an assumption, directly related to a specific assignment, which, if found to be false, could alter the appraiser’s opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal or economic characteristics of the subject property or about conditions external to the property, such as market conditions or trends, or the integrity of data used in an analysis.” (USPAP 2001 Edition, ASB of The Appraisal Foundation, 1/1/2001, page 2).

This appraisal assumes that the property meets the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions

A hypothetical condition is defined as “that which is contrary to what exists, but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property or about conditions external to the property, such as market conditions or trends, or the integrity of data used in an analysis.” (USPAP 2001 Edition, ASB of The Appraisal Foundation, 1/1/2001, page 3).

This Appraisal employs no Hypothetical Conditions.

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CERTIFICATION OF APPRAISAL

We certify that, to the best of our knowledge and belief:

1.	The statements of fact contained in this report are true and correct.

2.	The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and is our personal, impartial, and unbiased professional analyses, opinions, and conclusions.

3.	We have no present or prospective interest in the property that is the subject of this report, and no personal interest with respect to the parties involved.

4.	We have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

5.	Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

6.	Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

7.	Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8.	Mark E. Bryant made a personal inspection of the property that is the subject of this report. John M. Vissotzky, MAI, Managing Director, Valuation Advisory Services, reviewed and approved the report but did not inspect the property.

9.	No one provided significant real property appraisal assistance to the persons signing this report.

10.	The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

11.	As of the date of this report, Appraisal Institute continuing education for John M. Vissotzky, MAI is current.

Mark E. Bryant	John M. Vissotzky, MAI
Managing Director	Managing Director
Senior Housing/Healthcare Industry Group
California Certified General Appraiser
License No. AG02572

VALUATION SERVICES	114	ADVISORY GROUP

ADDENDA

Addenda Contents

ADDENDUM A:	Letter of Engagement

ADDENDUM B:	Legal Description

ADDENDUM C:	Demographics

ADDENDUM D:	Property Exhibits

ADDENDUM E:	Historical Operating Statements

ADDENDUM F:	Comparable Land Sale Data Sheets

ADDENDUM G:	Comparable Improved Sale Data Sheets

ADDENDUM H:	Qualifications of the Appraisers

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ADDENDA

ADDENDUM A: Letter of Engagement

Cushman & Wakefield of Georgia, Inc. 3300 One Atlantic Center 1201 West Peachtree Street Atlanta, GA 30309 404-853-5351 Tel 404-874-8046 Fax Norman_LeZotte@Cushwake.com

September 30, 2003

Mr. Douglas Armstrong
General Counsel
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Re:	12 Assisted Living Facilities
In California and Arizona

Dear Mr. Armstrong:

Thank you for requesting our proposal for appraisal services. This proposal letter, with its attachments, will become, upon your acceptance, our letter of engagement to provide the services outlined herein.

THE PARTIES TO THIS AGREEMENT: Cushman & Wakefield of Georgia, Inc, Cushman & Wakefield of California, Inc, and Cushman & akefield of Arizona, Inc. will prepare the appraisals. We understand that ARV Assisted Living, Inc. (“ARV”) and its affiliates are the clients in this assignment and will be referred to herein, collectively, at times as the “Client” and the report will be addressed to ARV and/or one or more of its affiliates as requested by ARV.

The appraisal will be prepared and submitted to the Client for use only in connection with the proxy solicitation/tender offers filed with the SEC and distributed to the holders of limited partnership interests in American Retirement Villas Properties II and American Retirement Villas Properties III, L.P. (the “Partnerships”). Unless we otherwise consent in writing, the appraisal cannot be used (other than in the material related to the proxy solicitation/tender offer referred to above) for any purpose. If the Appraisal is submitted to a lender or investor with the prior approval of C&W, such party should consider this Appraisal as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated In the Appraisal.

REPORTING REQUIREMENTS: We have agreed to prepare a Complete Appraisal in a Self-Contained format. The market value of the Fee Simple or Leasehold Interest will be presented As Is. You have also requested that we include the Going Concern Value as of the specified date of value. The valuation methods utilized in these reports will include the Income Approach, Sale Comparison Approach, and Cost Approach if all deemed applicable in producing a credible value estimate. The appraisal reports will be signed by an appraisal Institute member holding the title of MAI  (Member Appraisal Institute), Any Appraisal report will

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

contain reliance language to the effect that the report is for the use and benefit of ARV, any of its affiliates, agents, and advisors and that the report and references to the report may be included and quoted in any tender offer or solicitation document (whether electronic or hard copy format) in connection with the transactions involving the Partnership referred to above.

PROPERTY INFORMATION: The twelve subject properties are:

ARV PORTFOLIO

Property	Units	City	State	YR Built	Appraisal fee

Covina Villa	63	Covina	CA	1977	$5,500
Montego Heights Lodge	163	Walnut Creek	CA	1978	$4,500
R.I. Of Burlingame	67	Burlingame	CA	1977	$4,500
R.I. Of Campbell	71	Campbell	CA	1977	$4,500
R.I. Of Daly City	95	Daly City	CA	1975	$4,500
R.I. Of Fremont	68	Fremont	CA	1977	$4,500
R.I. Of Fullerton	68	Fullerton	CA	1974	$4,500
R.I. Of Sunnyvale	120	Sunnyvale	CA	1977	$4,500
Valley View Lodge	125	Walnut Creek	CA	1986	$4,500
Inn @ Willow Glen	83	San Jose	CA	1977	$5,000
Chandler Villas	164	Chandler	AZ	1988	$5,500
Villa Las Posas	123	Camarillo	CA	1997	$5,500

	1,210				$57,500

The entire fee is inclusive of any travel expenses and is a net fee to ARV or its Designated Affiliates

REGULATIONS OF FEDERAL AGENCIES: Federal banking regulations require banks and savings and loan associations to employ appraisers where a FIRREA compliant appraisal must be used in connection with mortgage loans or other transactions involving federally regulated lending institutions, including mortgage bankers/brokers. The appraisal being prepared would comply with the requirements of FIRREA if it were being delivered for use by a federally regulated institution. This appraisal will be prepared in accordance with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation, the Standards of Professional Practice and the Code of Ethics of the Appraisal Institute.

STANDARD ASSUMPTIONS AND LIMITING CONDITIONS: Our report will be subject to our standard Assumptions and Limiting Conditions, which will be incorporated into the appraisal. The appraisal report may also be subject to any Extraordinary Assumptions and Hypothetical Conditions.

CONSENT: We understand that you intend to include, in the tender offer/proxy solicitation materials referred to above, a copy of our appraisal report, a description of the report and a summary of the procedures we followed in preparing our report, and our basis for, and the

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

methods we used in arriving at, the conclusions reflected in our report. We agree to assist in the preparation of such description and summary and consent to your inclusion in the tender officer/proxy solicitation material of a copy of the appraisal report and a description and summary reasonably acceptable to us. Furthermore, you agree to pay the reasonable fees of our legal counsel for the review of any such description and summary to be included in such material which is the subject of the requested consent.

In the event the Client provides a copy of this appraisal to, or permits reliance thereon by, any person or entity not authorized by C&W in writing to use or rely thereon, ARV hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers and employees, harmless from and against all damages, expenses, claims and costs, including reasonable attorneys’ fees, incurred in investigating and defending any claim arising from the use of, or reliance upon, the appraisal by any such unauthorized person or entity. ARV also hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers, and employees harmless from and against all damages, expenses, claims, costs, including reasonable attorneys’ fees, incurred in investigating and defending any claim arising from the reliance upon the appraisal by any limited partner of the Partnerships or in connection with the tender offer/proxy solicitation material described herein. Notwithstanding the foregoing, neither ARV nor any of its affiliates shall be required to indemnify or hold harmless C&W, its affiliates or any of their respective shareholders, directors, officers or employees for or against any losses, damages, expenses, claims or costs resulting from the gross negligence, willful misconduct or bad faith of C&W, its affiliates or any of their respective shareholders, directors, officers, or employees. This indemnification shall be binding on ARV, its successors and assigns.

If the Appraisal is referred to or included in any offering material or prospectus, (other than the proxy solicitation/tender offer material referred to above), the Appraisal shall be deemed referred to or included for informational purposes only and C&W, its employees and the Appraiser have no liability to such recipients. C&W disclaims any and all liability to any party other than the party which retained C&W to prepare the Appraisal.

INFORMATION NEEDED TO COMPLETE THE ASSIGNMENT: We understand that you will provide the following information for our review, if available.

•	Plot Plan/Survey and Legal Description

•	Building plans

•	Original construction and site acquisition costs

•	Cost of any major expansions, modifications or repairs incurred over the past three years/Capital Expense Budget

•	Operating Statements for three previous years plus year-to-date

•	Most recent real estate tax bill or statement

•	Operating Budgets

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

•	Sales history of the subject property over the past three years at a minimum

•	Rent roll

•	On Site Contact – Name and Phone #

When appropriate, we will include graphics such as maps, photographs and charts to assist in visualizing our findings. The final reports will be delivered electronically. We will provide hard copies upon request.

Fee and Schedule of Payment: The fee for this assignment shall be $57,500 in total (please see previous chart for individual fees), payable at the time of transmission of the report electronically or in three (3) bound copies. A retainer equal to fifty percent ($28,750) of the fee shall be paid when you return this engagement letter signed by you below authorizing the assignment to us. The balance of the fee will be due upon delivery of the report. Payment of the fee is not contingent on the appraised value, outcome of the consultation report, a loan closing, or any other prearranged condition.

Additional fees will be charged on an hourly basis for any work which exceeds the scope of this proposal, including performing additional valuation scenarios, additional research and conference calls or meetings with any party which exceed the time allotted for an assignment of this nature. If we are requested to stop working on this assignment, for any reason, prior to our completion of the appraisal, we will be entitled to bill you for the time put in to date at our hourly rates.

Response to Review: We agree to respond to your review of our report within five (5) business days of your communication to us. Correspondingly, you will have twenty-one (21) days from receipt of our report to communicate your review. We reserve the right to bill you for responding to your review beyond this time period.

Authorizing the Assignment and Report Delivery: We agree to complete the assignment within (21) days of receipt of your written authorization to proceed. You may authorize the assignment by signing this letter and returning it to us with the requested retainer.

Responding to Subpoena or Other Judicial Command to Produce Documents: If we receive a subpoena or other judicial command to produce documents or to provide testimony involving this assignment in connection with a lawsuit or proceeding, we will use reasonable efforts to notify you of our receipt of same. However, if we are not a party to these proceedings, you agree to reimburse us for the reasonable out-of-pocket expenses that we incur in responding to any subpoena or judicial command, including reasonable attorneys’ fees, if any, as they are incurred. We will be compensated at the then prevailing hourly rates of the personnel responding to the subpoena or command for testimony.

Limitation on Liability: By signing this agreement, except as may be prohibited by applicable law, Client expressly agrees that its sole and exclusive remedy for any and all losses or damages relating to this agreement shall be limited to the amount of the appraisal fee paid by the Client. In the event that the Client, or any other party entitled to do so, makes a claim against C&W or any of its affiliates or any of their respective officers or employees in connection with or in any way relating to this engagement to the appraisal, the maximum damages recoverable from C&W or any of its affiliates or their respective officers or employees shall be

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

the amount of the monies actually collected by us for this assignment and under no circumstances shall any claim for consequential damages be made.

You acknowledge that any opinions and conclusions expressed by the Cushman & Wakefield professionals during this assignment are representations made as employees and not as individuals. C&W’s responsibility is limited to the client.

Thank you for calling on us to render these services and we look forward to working with you.

Sincerely,

VALUATION SERVICES	ADVISORY GROUP

ADDENDA

ADDENDUM B: Legal Description

PARCEL ONE:

BEGINNING AT THE INTERSECTION OF THE NORTHEASTERLY LINE OF PARCEL A WITH THE SOUTHEASTERLY LINE OF PENNSYLVANIA AVENUE (60.00 WIDE) AS SAID PARCEL AND AVENUE ARE SHOWN ON THAT CERTAIN RECORD OF SURVEY MAP NO. 461 RECORDED IN RECORD OF SURVEY BOOK 8 AT PAGE 55, ALAMEDA COUNTY RECORDS; THENCE FROM SAID POINT OF BEGINNING ALONG SAID SOUTHEASTERLY LINE OF PENNSYLVANIA AVENUE, NORTH 33°22’08” EAST 229.34 FEET; THENCE ALONG A TANGENT 40.00 FOOT RADIUS CURVE TO THE RIGHT THROUGH A CENTRAL ANGLE OF 89°34’52” FOR AN ARC DISTANCE 62.54 FEET TO A POINT ON THE SOUTHWESTERLY LINE OF HASTINGS STREET (84.00 FEET WIDE); THENCE ALONG SAID SOUTHWESTERLY LINE TANGENT TO THE LAST NAMED CURVE, SOUTH 57°03’00” EAST 175.30 FEET, TO A POINT HEREINAFTER REFERRED TO AS POINT “A”, THENCE LEAVING SAID SOUTHWESTERLY LINE ALONG A LINE PARALLEL WITH THE AFOREMENTIONED SOUTHEASTERLY LINE OF PENNSYLVANIA AVENUE SOUTH 33°22’08” WEST 269.75 FEET TO THE ABOVEMENTIONED NORTHEASTERLY LINE OF PARCEL A; THENCE ALONG SAID NORTHEASTERLY LINE NORTH 56°51’43” WEST 215.00 FEET TO THE POINT OF BEGINNING.

BEING ALSO DESCRIBED AS PARCEL 1, PARCEL MAP 1723, FILED MARCH 9, 1976, IN BOOK 9 OF PARCEL MAPS, PAGE 28, ALAMEDA COUNTY RECORDS.

A.P. NO. 501-1594-7

PARCEL TWO:

AN EASEMENT FOR INGRESS AND EGRESS TO BE APPURTENANT TO HEREIN DESCRIBED PARCEL ONE, OVER AND ACROSS THE FOLLOWING DESCRIBED PARCEL OF LAND:

BEGINNING AT THE HEREINABOVE REFERRED TO POINT “A”; THENCE FROM SAID POINT OF BEGINNING ALONG THE SOUTHWESTERLY LIEN OF HASTINGS STREET 57°03’00“EAST 13.00 FEET; THENCE LEAVING SAID SOUTHWESTERLY LINE SOUTH 33°22’08” WEST 26.00 FEET; THENCE ALONG A LINE PARALLEL WITH SAID SOUTHWESTERLY LINE OF HASTINGS STREET NORTH 57°03’00” WEST 13.00 FEET; THENCE NORTH 33°22’08” EAST 26.00 FEET TO THE POINT OF BEGINNING.

Assessor’s Parcel No: 501-1594-007

ADDENDA

ADDENDUM C: Demographics

Senior Life Report
Area(s): Radius 3.0

38801 HASTINGS ST	Latitude:	37.553612
FREMONT, CA 94536-6176	Longitude:	-121.985827

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Population	163,265		167,888		179,206
Age 45 - 54	21,046	12.89%	22,508	13.41%	25,384	14.16%
Age 55 - 59	7,178	4.40%	8,058	4.80%	9,900	5.52%
Age 60 - 64	5,678	3.48%	6,114	3.64%	7,891	4.40%
Age 65 - 69	4,736	2.90%	4,806	2.86%	5,551	3.10%
Age 70 - 74	3,819	2.34%	3,777	2.25%	3,794	2.12%
Age 75 - 79	2,970	1.82%	2,980	1.77%	3,013	1.68%
Age 80 - 84	1,839	1.13%	2,000	1.19%	2,129	1.19%
Age 85 and over	1,493	0.91%	1,614	0.96%	1,897	1.06%
Age 55 and over	27,713	16.97%	29,348	17.48%	34,175	19.07%
Age 65 and over	14,858	9.10%	15,176	9.04%	16,384	9.14%
Total Population, Male	82,258		84,525		90,057
Age 45 - 54	10,413	12.66%	11,134	13.17%	12,537	13.92%
Age 55 - 59	3,458	4.20%	3,880	4.59%	4,764	5.29%
Age 60 - 64	2,631	3.20%	2,824	3.34%	3,673	4.08%
Age 65 - 69	2,251	2.74%	2,271	2.69%	2,628	2.92%
Age 70 - 74	1,675	2.04%	1,661	1.97%	1,662	1.85%
Age 75 - 79	1,268	1.54%	1,270	1.50%	1,292	1.43%
Age 80 - 84	691	0.84%	747	0.88%	803	0.89%
Age 85 and over	461	0.56%	489	0.58%	582	0.65%
Age 55 and over	12,436	15.12%	13,143	15.55%	15,404	17.10%
Age 65 and over	6,347	7.72%	6,439	7.62%	6,966	7.74%
Total Population, Female	81,007		83,362		89,150
Age 45 - 54	10,634	13.13%	11,374	13.64%	12,847	14.41%
Age 55 - 59	3,719	4.59%	4,178	5.01%	5,136	5.76%
Age 60 - 64	3,047	3.76%	3,290	3.95%	4,218	4.73%
Age 65 - 69	2,485	3.07%	2,535	3.04%	2,923	3.28%
Age 70 - 74	2,145	2.65%	2,115	2.54%	2,132	2.39%
Age 75 - 79	1,702	2.10%	1,710	2.05%	1,721	1.93%
Age 80 - 84	1,148	1.42%	1,253	1.50%	1,326	1.49%
Age 85 and over	1,031	1.27%	1,125	1.35%	1,315	1.48%

Prepared on: October 20, 2003 09:01 AM © 2002 Claritas. All rights reserved. (800)866-6511	Page 1 of 24

Senior Life Report
Area(s): Radius 3.0

38801 HASTINGS ST	Latitude:	37.553612
FREMONT, CA 94536-6176	Longitude:	-121.985827

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Age 55 and over	15,277	18.86%	16,205	19.44%	18,771	21.06%
Age 65 and over	8,511	10.51%	8,737	10.48%	10.48	10.56%

Prepared on: October 20, 2003 09:01 AM © 2002 Claritas. All rights reserved. (800)866-6511	Page 2 of 24

Senior Life Report
Area(s): Radius 3.0

38801 HASTINGS ST	Latitude:	37.553612
FREMONT, CA 94536-6176	Longitude:	-121.985827

	2000		2002		2007
Population by Single Race Classification	Census	Pct.	Estimate	Pct.	Projection	Pct.

White Alone	85,606		83,784		80,020
Age 65 and over	10,570	12.35%	10,584	12.63%	10,539	13.17%
Black or African American Alone	6,046		6,217		6,630
Age 65 and over	219	3.63%	222	3.57%	233	3.52%
American Indian and Alaska Native Alone	1,003		1,038		1,142
Age 65 and over	41	4.10%	41	3.97%	49	4.26%
Asian Alone	47,435		52,469		63,769
Age 65 and over	3,028	6.38%	3,286	6.26%	4,328	6.79%
Native Hawaiian and Other Pacific Islander Alone	787		853		1,003
Age 65 and over	52	6.58%	54	6.31%	69	6.91%
Some Other Race Alone	12,177		12,835		14,396
Age 65 and over	449	3.69%	470	3.66%	545	3.79%
Two or More Races	10,211		10,691		12,246
Age 65 and over	499	4.89%	519	4.86%	620	5.06%

	2000		2002		2007
Population by Hispanic or Latino	Census	Pct.	Estimate	Pct.	Projection	Pct.

Hispanic or Latino	28,804		30,050		33,219
Age 65 and over	1,679	5.83%	1,730	5.76%	2,039	6.14%
Not Hispanic or Latino	134,461		137,838		145,987
Age 65 and over	13,178	9.80%	13,446	9.75%	14,345	9.83%

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 55 - 64	6,304		7,490		9,110
Income less than $15,000	494	7.84%	279	3.72%	208	2.28%
Income $15,000 -$24,999	585	9.28%	284	3.79%	266	2.93%
Income $25,000 - $34,999	825	13.08%	373	4.97%	376	4.13%
Income $35,000 - $49,999	1,386	21.98%	675	9.02%	568	6.24%
Income $50,000 - $74,999	1,764	27.98%	1,345	17.96%	1,258	13.81%
Income $75,000 - $99,999	745	11.81%	1,441	19.24%	1,382	15.17%
Income $100,000 - $149,999	484	7.67%	1,722	22.99%	2,222	24.39%
Income $150,000 -$249,999	132	2.10%	1,098	14.66%	1,860	20.42%
Income $250,000 - $499,999	38	0.61%	230	3.07%	815	8.95%
Income $500,000 and more	8	0.13%	44	0.58%	155	1.70%
Median Household Income	49,340		88,679		111,201

Prepared on: October 20, 2003 09:01 AM © 2002 Claritas. All rights reserved. (800)866-6511	Page 3 of 24

Senior Life Report
Area(s): Radius 3.0

38801 HASTINGS ST	Latitude:	37.553612
FREMONT, CA 94536-6176	Longitude:	-121.985827

Prepared on: October 20, 2003 09:01 AM © 2002 Claritas. All rights reserved. (800)866-6511	Page 4 of 24

Senior Life Report
Area(s): Radius 3.0

38801 HASTINGS ST	Latitude:	37.553612
FREMONT, CA 94536-6176	Longitude:	-121.985827

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 65 - 69	2,326		2,534		2,838
Income less than $15,000	532	22.87%	185	7.29%	119	4.20%
Income $15,000 -$24,999	469	20.16%	269	10.63%	210	7.39%
Income $25,000 - $34,999	375	16.12%	274	10.83%	308	10.87%
Income $35,000 - $49,999	455	19.55%	371	14.63%	318	11.20%
Income $50,000 - $74,999	341	14.64%	563	22.24%	538	18.97%
Income $75,000 - $99,999	108	4.62%	393	15.50%	488	17.18%
Income $100,000 - $149,999	25	1.07%	318	12.55%	481	16.95%
Income $150,000 - $249,999	11	0.46%	143	5.65%	283	9.98%
Income $250,000 - $499,999	5	0.20%	13	0.53%	84	2.96%
Income $500,000 and more	1	0.04%	4	0.15%	8	0.30%
Median Household Income	29,189		57,425		71,521
Householder Age 70 - 74	1,484		1,996		1,939
Income less than $15,000	388	26.14%	150	7.53%	82	4.25%
Income $15,000 - $24,999	315	21.21%	214	10.72%	149	7.67%
Income $25,000 - $34,999	260	17.49%	210	10.50%	201	10.37%
Income $35,000 - $49,999	308	20.75%	277	13.86%	222	11.47%
Income $50,000 - $74,999	230	15.51%	446	22.35%	353	18.19%
Income $75,000 - $99,999	73	4.90%	302	15.12%	337	17.40%
Income $100,000 - $149,999	13	0.87%	260	13.03%	326	16.84%
Income $150,000 -$249,999	6	0.40%	123	6.16%	201	10.39%
Income $250,000 - $499,999	5	0.31%	9	0.44%	60	3.07%
Income $500,000 and more	1	0.08%	6	0.29%	7	0.36%
Median Household Income	28,654		58,221		72,309
Householder Age 75 - 79	984		1,620		1,582
Income less than $15,000	464	47.18%	241	14.89%	131	8.28%
Income $15,000 -$24,999	240	24.39%	333	20.56%	251	15.85%
Income $25,000 - $34,999	126	12.80%	231	14.28%	287	18.15%
Income $35,000 - $49,999	74	7.48%	297	18.31%	220	13.94%
Income $50,000 - $74,999	54	5.51%	275	17.01%	301	19.04%
Income $75,000 - $99,999	20	2.00%	97	6.01%	181	11.44%
Income $100,000 -$149,999	3	0.30%	104	6.41%	113	7.13%
Income $150,000 - $249,999	1	0.10%	35	2.16%	78	4.93%
Income $250,000 - $499,999	1	0.10%	4	0.25%	17	1.06%

Prepared on: October 20, 2003 09:01 AM © 2002 Claritas. All rights reserved. (800)866-6511	Page 5 of 24

Senior Life Report
Area(s): Radius 3.0

38801 HASTINGS ST	Latitude:	37.553612
FREMONT, CA 94536-6176	Longitude:	-121.985827

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Income $500,000 and more	0	0.00%	2	0.12%	3	0.19%
Median Household Income	16,083		35,177		43,213

Prepared on: October 20, 2003 09:01 AM © 2002 Claritas. All rights reserved. (800)866-6511	Page 6 of 24

Senior Life Report
Area(s): Radius 3.0

38801 HASTINGS ST	Latitude:	37.553612
FREMONT, CA 94536-6176	Longitude:	-121.985827

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 80 - 84	578		1,091		1,136
Income less than $15,000	273	47.34%	175	16.07%	105	9.24%
Income $15,000 - $24,999	131	22.69%	242	22.22%	184	16.20%
Income $25,000 - $34,999	68	11.75%	152	13.93%	213	18.76%
Income $35,000 - $49,999	47	8.10%	194	17.77%	158	13.87%
Income $50,000 - $74,999	32	5.54%	172	15.78%	208	18.32%
Income $75,000 - $99,999	10	1.71%	60	5.49%	126	11.09%
Income $100,000 - $149,999	2	0.35%	69	6.36%	76	6.68%
Income $150,000 - $249,999	1	0.17%	22	2.03%	51	4.46%
Income $250,000 - $499,999	1	0.17%	2	0.18%	13	1.13%
Income $500,000 and more	0	0.00%	2	0.16%	3	0.24%
Median Household Income	15,606		33,322		41,171
Householder Age 85 and over	441		719		850
Income less than $15,000	169	38.36%	113	15.72%	67	7.90%
Income $15,000 - $24,999	106	24.04%	179	24.89%	153	18.01%
Income $25,000 - $34,999	57	12.87%	93	12.91%	173	20.31%
Income $35,000 - $49,999	47	10.66%	127	17.66%	110	12.97%
Income $50,000 - $74,999	19	4.22%	111	15.49%	153	18.00%
Income $75,000 - $99,999	6	1.34%	36	5.02%	88	10.31%
Income $100,000 - $149,999	1	0.23%	31	4.34%	50	5.83%
Income $150,000 - $249,999	0	0.00%	26	3.66%	37	4.40%
Income $250,000 - $499,999	0	0.00%	2	0.24%	19	2.20%
Income $500,000 and more	0	0.00%	1	0.07%	1	0.06%
Median Household Income	17,991		32,151		39,189

Prepared on: October 20, 2003 09:01 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 7 of 24

Senior Life Report
Area(s): Radius 3.0

38801 HASTINGS ST	Latitude:	37.553612
FREMONT, CA 94536-6176	Longitude:	-121.985827

	1990*		2002		2007
Households by Household Income	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Households	49,278		56,802		59,516
Income less than $15,000	4,378	8.88%	1,959	3.45%	1,266	2.13%
Income $15,000 - $24,999	4,744	9.63%	2,554	4.50%	1,934	3.25%
Income $25,000 - $34,999	6,497	13.18%	2,932	5.16%	2,659	4.47%
Income $35,000 - $49,999	10,518	21.34%	4,996	8.80%	3,703	6.22%
Income $50,000 - $74,999	13,873	28.15%	10,951	19.28%	8,430	14.16%
Income $75,000 - $99,999	6,025	12.23%	11,287	19.87%	9,618	16.16%
Income $100,000 - $149,999	2,492	5.06%	13,381	23.56%	14,918	25.07%
Income $150,000 -$249,999	543	1.10%	7,589	13.36%	11,888	19.97%
Income $250,000 - $499,999	160	0.32%	969	1.71%	4,523	7.60%
Income $500,000 and more	40	0.08%	185	0.33%	579	0.97%
Average Household Income	$52,694		$98,639		$124,272
Median Household Income	$47,856		$86,094		$107,204
Per Capita Income	$18,623		$32,566		$39,715

	1990*		2002		2007
Specified Owner-Occupied Housing Unit Values	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Specified Owner-Occupied Housing Unit Values	26,623		30,195		31,430
Value less than $25,000	88	0.33%	25	0.08%	23	0.07%
Value $25,000 -$49,999	139	0.52%	138	0.46%	77	0.25%
Value $50,000 - $74,999	79	0.30%	87	0.29%	113	0.36%
Value $75,000 - $99,999	226	0.85%	50	0.16%	61	0.19%
Value $100,000 -$149,999	1,681	6.32%	229	0.76%	102	0.33%
Value $150,000 - $199,999	4,025	15.12%	746	2.47%	314	1.00%
Value $200,000 - $299,999	14,452	54.29%	4,039	13.38%	1,970	6.27%
Value $300,000 - $399,999	4,125	15.50%	10,232	33.89%	5,506	17.52%
Value $400,000 - $499,999	1,368	5.14%	8,040	26.63%	8,279	26.34%
Value $500,000 Or More	439	1.65%	6,610	21.89%	14,985	47.68%
Median Specified Owner-Occupied Housing Unit Value	248,945		395,636		491,208

Prepared on: October 20, 2003 09:01 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 8 of 24

Senior Life Report
Area(s): Radius 3.0

38801 HASTINGS ST	Latitude:	37.553612
FREMONT, CA 94536-6176	Longitude:	-121.985827

	2000		2002		2007
Group Quarters by Population Type	Census	Pct.	Estimate	Pct.	Projection	Pct.

Institutionalized:	854		856		860
Correctional Institutions	36	4.21%	36	4.21%	36	4.19%
Nursing Homes	583	68.28%	585	68.34%	588	68.37%
Other Institutions	235	27.50%	235	27.45%	236	27.44%
Noninstitutionalized	685		684		685

	2000		2002		2007
Tenure of Occupied Housing Units	Census		Estimate		Projection

Owner Occupied	33,747		34,417		35,873
Renter Occupied	21,839		22,385		23,643

	Pop 65
1990* Census Household Type and Relationship	and Over	Pct.

Total	10,347
In Family Households	7,055	68.18%
Householder	3,454	33.38%
Spouse	2,230	21.55%
Other relative	1,327	12.83%
Non-Relative	43	0.42%
In Group Quarters	729	7.04%
Institutionalized	728	7.03%
Other	1	0.01%
In Non-Family Households	2,564	24.78%
Male Householder	566	5.47%
Living Alone	498	4.81%
Not Living Alone	68	0.66%
Female Householder	1,841	17.79%
Living Alone	1,796	17.36%
Not Living Alone	45	0.43%
Non-Relative	157	1.52%

Prepared on: October 20, 2003 09:01 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 9 of 24

Senior Life Report
Area(s): Radius 3.0

38801 HASTINGS ST	Latitude:	37.553612
FREMONT, CA 94536-6176	Longitude:	-121.985827

1990* Census Household Income - Monthly Owner			65 Yrs
Costs as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	27,113		3,887
Less than 20%	11,759	43.37%	2,780	71.52%
20 to 24%	3,553	13.10%	308	7.93%
25 to 29%	3,377	12.46%	163	4.19%
30 to 34%	2,526	9.32%	175	4.49%
35% or more	5,774	21.30%	451	11.59%
Not Computed	124	0.46%	11	0.28%

1990* Census Household Income			65 Yrs
Gross Rent as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	18,956		1,751
Less than 20%	4,673	24.65%	209	11.93%
20 to 24%	3,220	16.99%	88	5.02%
25 to 29%	2,880	15.19%	176	10.03%
30 to 34%	1,963	10.36%	204	11.63%
35% or more	5,806	30.63%	1,004	57.31%
Not Computed	413	2.18%	71	4.08%

			65 Yrs
1990* Census Occupied Housing Units	Total Units	Pct.	and Over	Pct.

Owner Occupied Units	30,276	61.45%	4,350	71.30%
Renter Occupied Units	18,993	38.55%	1,751	28.70%
Complete Plumbing Facilities	49,168	99.80%	6,099	99.98%
Lacking Plumbing Facilities	101	0.20%	0	0.00%
With Telephone	48,865	99.18%	6,045	99.09%
No Telephone	400	0.81%	52	0.85%
One or more Vehicles	47,374	96.16%	5,116	83.87%
No Vehicles Available	1,894	3.84%	984	16.13%

Prepared on: October 20, 2003 09:01 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 10 of 24

Senior Life Report
Area(s): Radius 3.0

38801 HASTINGS ST	Latitude:	37.553612
FREMONT, CA 94536-6176	Longitude:	-121.985827

1990* Census Poverty Status					75 Yrs
By Household Type By Age of Householder	Total	Pct.	Age 65 - 74	Pct.	and Over	Pct.

Total Households	49,269		3,908		1,951
Married Couple Family	30,061	61.01%	2,259	57.80%	631	32.34%
Other Family	6,702	13.60%	443	11.34%	122	6.24%
Male Householder	1,886	3.83%	91	2.32%	42	2.17%
Female Householder	4,816	9.77%	352	9.02%	79	4.07%
Non-Family	12,506	25.38%	1,206	30.86%	1,198	61.41%
Householder Living Alone	8,779	17.82%	1,126	28.82%	1,166	59.77%
Householder not Living Alone	3,727	7.56%	80	2.04%	32	1.64%
Above Poverty	47,165	95.73%	3,695	94.54%	1,772	90.85%
Married Couple Family	29,342	59.55%	2,197	56.21%	582	29.86%
Other Family	6,106	12.39%	415	10.62%	119	6.09%
Male Householder	1,773	3.60%	91	2.32%	42	2.17%
Female Householder	4,333	8.79%	324	8.30%	76	3.92%
Non-Family	11,717	23.78%	1,083	27.70%	1,071	54.90%
Householder Living Alone	8,256	16.76%	1,018	26.04%	1,052	53.93%
Householder not Living Alone	3,461	7.03%	65	1.66%	19	0.97%
Below Poverty	2,104	4.27%	213	5.46%	179	9.15%
Married Couple Family	719	1.46%	62	1.59%	49	2.49%
Other Family	596	1.21%	28	0.72%	3	0.15%
Male Householder	113	0.23%	0	0.00%	0	0.00%
Female Householder	483	0.98%	28	0.72%	3	2.37%
Non-Family	789	1.60%	123	3.16%	127	6.51%
Householder Living Alone	523	1.06%	108	2.77%	114	5.84%
Householder not Living Alone	266	0.54%	15	0.38%	13	0.67%

Prepared on: October 20, 2003 09:01 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 11 of 24

Senior Life Report
Area(s): Radius 3.0

38801 HASTINGS ST	Latitude:	37.553612
FREMONT, CA 94536-6176	Longitude:	-121.985827

1990* Census Mobility and Disability			65 Yrs		75 Yrs
Civilian Noninstitutionalized Persons Age 16 and Over	Total	Pct.	and Over	Pct.	and Over	Pct.

Persons	107,470		9,618		3,150
With Mblty or Care Lmts	5,741	5.34%	1,849	19.23%	1,045	33.19%
Mobility Limits Only	1,539	1.43%	783	8.14%	504	15.98%
Self Care Limits Only	2,843	2.64%	401	4.17%	138	4.39%
Both Limits	1,359	1.26%	666	6.92%	404	12.81%
No Mblty or Care Limits	101,729	94.66%	7,769	80.77%	2,105	66.81%
With a Work Disability	8,987	8.36%	3,039	31.60%
In Labor Force	2,988	2.78%	156	1.63%
Employed	2,580	2.40%	139	1.45%
Unemployed	408	0.38%	17	0.18%
Not in Labor Force	5,999	5.58%	2,883	29.97%
Prevented from Working	5,177	4.82%	2,605	27.09%
Not Prevented from Wrk	823	0.77%	278	2.89%
No Work Disability	98,483	91.64%	6,584	68.46%
In Labor Force	78,512	73.05%	1,229	12.78%
Employed	75,064	69.85%	1,184	12.31%
Unemployed	3,447	3.21%	45	0.47%
Not in Labor Force	19,972	18.58%	5,355	55.68%

*     Census 2000 SF3 (long form) data is not yet available. Data Items resented 1990 Census figures converted to Census 2000 geographies.

Prepared on: October 20, 2003 09:01 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 12 of 24

Senior Life Report
Area(s): Radius 5.0

38801 HASTINGS ST	Latitude:	37.553612
FREMONT, CA 94536-6176	Longitude:	-121.985827

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Population	273,703		281,726		301,294
Age 45 - 54	36,528	13.35%	39,063	13.87%	44,149	14.65%
Age 55 - 59	11,916	4.35%	13,413	4.76%	16,479	5.47%
Age 60 - 64	9,289	3.39%	10,000	3.55%	12,938	4.29%
Age 65 - 69	7,479	2.73%	7,589	2.69%	8,795	2.92%
Age 70 - 74	6,044	2.21%	5,996	2.13%	6,035	2.00%
Age 75 - 79	4,653	1.70%	4,665	1.66%	4,730	1.57%
Age 80 - 84	2,796	1.02%	3,036	1.08%	3,220	1.07%
Age 85 and over	2,234	0.82%	2,411	0.86%	2,809	0.93%
Age 55 and over	44,411	16.23%	47,110	16.72%	55,008	18.26%
Age 65 and over	23,206	8.48%	23,697	8.41%	25,590	8.49%
Total Population, Male	137,392		141,383		151,018
Age 45 - 54	18,190	13.24%	19,453	13.76%	21,977	14.55%
Age 55 - 59	5,807	4.23%	6,544	4.63%	8,031	5.32%
Age 60 - 64	4,362	3.18%	4,686	3.31%	6,101	4.04%
Age 65 - 69	3,516	2.56%	3,557	2.52%	4,119	2.73%
Age 70 - 74	2,616	1.90%	2,604	1.84%	2,612	1.73%
Age 75 - 79	1,958	1.43%	1,961	1.39%	1,999	1.32%
Age 80 - 84	1,039	0.76%	1,114	0.79%	1,198	0.79%
Age 85 and over	691	0.50%	740	0.52%	867	0.57%
Age 55 and over	19,991	14.55%	21,206	15.00%	24,928	16.51%
Age 65 and over	9,822	7.15%	9,976	7.06%	10,796	7.15%
Total Population, Female	136,311		140,343		150,276
Age 45 - 54	18,338	13.45%	19,610	13.97%	22,172	14.75%
Age 55 - 59	6,109	4.48%	6,869	4.89%	8,449	5.62%
Age 60 - 64	4,927	3.61%	5,313	3.79%	6,837	4.55%
Age 65 - 69	3,962	2.91%	4,032	2.87%	4,676	3.11%
Age 70 - 74	3,428	2.51%	3,392	2.42%	3,423	2.28%
Age 75 - 79	2,695	1.98%	2,704	1.93%	2,732	1.82%
Age 80 - 84	1,756	1.29%	1,923	1.37%	2,022	1.35%
Age 85 and over	1,543	1.13%	1,670	1.19%	1,942	1.29%

Prepared on: October 20, 2003 09:01 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 13 of 24

Senior Life Report
Area(s): Radius 5.0

38801 HASTINGS ST	Latitude:	37.553612
FREMONT, CA 94536-6176	Longitude:	-121.985827

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Age 55 and over	24,420	17.92%	25,903	18.46%	30,080	20.02%
Age 65 and over	13,384	9.82%	13,721	9.78%	9,78	9.84%

Prepared on: October 20, 2003 09:01 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 14 of 24

Senior Life Report
Area(s): Radius 5.0

38801 HASTINGS ST	Latitude:	37.553612
FREMONT, CA 94536-6176	Longitude:	-121.985827

	2000		2002		2007
Population by Single Race Classification	Census	Pct.	Estimate	Pct.	Projection	Pct.

White Alone	128,311		125,378		119,484
Age 65 and over	14,964	11.66%	14,964	11.94%	14,845	12.42%
Black or African American Alone	10,432		10,621		11,111
Age 65 and over	431	4.13%	433	4.08%	457	4.11%
American Indian and Alaska Native Alone	1,559		1,612		1,777
Age 65 and over	77	4.96%	81	5.04%	93	5.26%
Asian Alone	91,721		100,475		120,057
Age 65 and over	5,990	6.53%	6,417	6.39%	8,110	6.75%
Native Hawaiian and Other Pacific Islander Alone	1,485		1,593		1,849
Age 65 and over	76	5.13%	78	4.91%	98	5.32%
Some Other Race Alone	23,088		24,189		26,808
Age 65 and over	868	3.76%	899	3.72%	1,027	3.83%
Two or More Races	17,107		17,859		20,207
Age 65 and over	799	4.67%	824	4.61%	960	4.75%

	2000		2002		2007
Population by Hispanic or Latino	Census	Pct.	Estimate	Pct.	Projection	Pct.

Hispanic or Latino	51,857		53,983		59,377
Age 65 and over	2,994	5.77%	3,111	5.76%	3,568	6.01%
Not Hispanic or Latino	221,846		227,743		241,917
Age 65 and over	20,212	9.11%	20,586	9.04%	22,022	9.10%

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 55 - 64	9,419		12,130		14,760
Income less than $15,000	736	7.81%	392	3.23%	297	2.01%
Income $15,000 - $24,999	826	8.77%	441	3.64%	401	2.72%
Income $25,000 - $34,999	1,221	12.97%	563	4.64%	583	3.95%
Income $35,000 - $49,999	2,007	21.31%	955	7.87%	813	5.51%
Income $50,000 - $74,999	2,552	27.09%	2,184	18.01%	1,917	12.99%
Income $75,000 - $99,999	1,083	11.50%	2,283	18.82%	2,212	14.98%
Income $100,000 - $149,999	750	7.96%	2,788	22.99%	3,516	23.82%
Income $150,000 - $249,999	210	2.23%	1,922	15.84%	3,111	21.08%
Income $250,000 - $499,999	59	0.63%	506	4.17%	1,539	10.43%
Income $500,000 and more	12	0.13%	96	0.79%	370	2.51%
Median Household Income	49,518		91,754		116,449

Prepared on: October 20, 2003 09:01 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 15 of 24

Senior Life Report
Area(s): Radius 5.0

38801 HASTINGS ST	Latitude:	37.553612
FREMONT, CA 94536-6176	Longitude:	-121.985827

Prepared on: October 20, 2003 09:01 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 16 of 24

Senior Life Report
Area(s): Radius 5.0

38801 HASTINGS ST	Latitude:	37.553612
FREMONT, CA 94536-6176	Longitude:	-121.985827

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 65 - 69	3,358		3,788		4,251
Income less than $15,000	754	22.46%	299	7.91%	213	5.01%
Income $15,000 - $24,999	672	20.02%	362	9.54%	303	7.13%
Income $25,000 - $34,999	552	16.44%	393	10.38%	408	9.59%
Income $35,000 - $49,999	608	18.12%	578	15.26%	479	11.26%
Income $50,000 - $74,999	445	13.25%	820	21.65%	813	19.13%
Income $75,000 - $99,999	160	4.76%	590	15.57%	705	16.58%
Income $100,000 - $149,999	48	1.44%	477	12.58%	715	16.82%
Income $150,000 - $249,999	14	0.41%	234	6.19%	446	10.50%
Income $250,000 - $499,999	6	0.17%	31	0.81%	150	3.53%
Income $500,000 and more	2	0.05%	5	0.12%	19	0.45%
Median Household Income	28,659		57,978		72,190
Householder Age 70 - 74	2,170		3,009		2,931
Income less than $15,000	560	25.79%	236	7.84%	143	4.88%
Income $15,000 - $24,999	463	21.35%	301	9.99%	221	7.54%
Income $25,000 - $34,999	391	18.00%	307	10.19%	275	9.40%
Income $35,000 - $49,999	415	19.13%	444	14.75%	337	11.51%
Income $50,000 - $74,999	302	13.92%	662	21.99%	547	18.67%
Income $75,000 - $99,999	106	4.91%	457	15.20%	493	16.83%
Income $100,000 - $149,999	34	1.56%	374	12.44%	486	16.58%
Income $150,000 -$249,999	10	0.44%	193	6.43%	307	10.47%
Income $250,000 - $499,999	6	0.28%	26	0.86%	103	3.51%
Income $500,000 and more	3	0.13%	9	0.31%	18	0.61%
Median Household Income	28,095		58,233		72,286
Householder Age 75 - 79	1,438		2,403		2,353
Income less than $15,000	716	49.77%	413	17.17%	244	10.37%
Income $15,000 - $24,999	333	23.17%	498	20.72%	388	16.50%
Income $25,000 - $34,999	173	12.00%	335	13.96%	419	17.80%
Income $35,000 - $49,999	113	7.85%	418	17.40%	323	13.72%
Income $50,000 - $74,999	87	6.03%	381	15.84%	414	17.61%
Income $75,000 - $99,999	23	1.60%	149	6.22%	253	10.76%
Income $100,000 - $149,999	3	0.23%	158	6.58%	175	7.44%
Income $150,000 - $249,999	1	0.07%	43	1.78%	110	4.69%
Income $250,000 - $499,999	2	0.14%	5	0.21%	23	0.98%

Prepared on: October 20, 2003 09:01 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 17 of 24

Senior Life Report
Area(s): Radius 5.0

38801 HASTINGS ST	Latitude:	37.553612
FREMONT, CA 94536-6176	Longitude:	-121.985827

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Income $500,000 and more	0	0.00%	3	0.13%	3	0.13%
Median Household Income	15,269		33,646		40,805

Prepared on: October 20, 2003 09:01 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 18 of 24

Senior Life Report
Area(s): Radius 5.0

38801 HASTINGS ST	Latitude:	37.553612
FREMONT, CA 94536-6176	Longitude:	-121.985827

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 80 - 84	836		1,572		1,631
Income less than $15,000	428	51.17%	270	17.16%	165	10.11%
Income $15,000 - $24,999	186	22.29%	345	21.96%	271	16.62%
Income $25,000 - $34,999	99	11.83%	218	13.84%	296	18.16%
Income $35,000 - $49,999	66	7.85%	262	16.68%	225	13.79%
Income $50,000 - $74,999	51	6.10%	244	15.52%	284	17.44%
Income $75,000 - $99,999	12	1.47%	88	5.58%	175	10.71%
Income $100,000 - $149,999	2	0.26%	110	6.99%	113	6.90%
Income $150,000 - $249,999	1	0.15%	30	1.88%	80	4.88%
Income $250,000 - $499,999	2	0.24%	4	0.26%	18	1.13%
Income $500,000 and more	0	0.00%	2	0.13%	4	0.25%
Median Household Income	14,807		32,798		40,500
Householder Age 85 and over	616		1,026		1,195
Income less than $15,000	257	41.74%	172	16.76%	107	8.95%
Income $15,000 - $24,999	132	21.50%	244	23.77%	215	17.98%
Income $25,000 - $34,999	77	12.54%	128	12.46%	230	19.23%
Income $35,000 - $49,999	62	10.07%	170	16.61%	150	12.58%
Income $50,000 - $74,999	33	5.32%	158	15.43%	202	16.94%
Income $75,000 - $99,999	9	1.53%	65	6.33%	127	10.65%
Income $100,000 - $149,999	1	0.19%	52	5.12%	85	7.11%
Income $150,000 - $249,999	0	0.00%	32	3.13%	53	4.40%
Income $250,000 - $499,999	0	0.00%	2	0.19%	23	1.91%
Income $500,000 and more	1	0.16%	2	0.19%	3	0.25%
Median Household Income	17,218		32,539		39,520

Prepared on: October 20, 2003 09:01 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 19 of 24

Senior Life Report
Area(s): Radius 5.0

38801 HASTINGS ST	Latitude:	37.553612
FREMONT, CA 94536-6176	Longitude:	-121.985827

	1990*		2002		2007
Households by Household Income	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Households	78,888		90,753		95,299
Income less than $15,000	6,653	8.43%	3,084	3.40%	2,062	2.16%
Income $15,000 - $24,999	6,991	8.86%	3,858	4.25%	3,043	3.19%
Income $25,000 - $34,999	9,679	12.27%	4,350	4.79%	3,969	4.16%
Income $35,000 - $49,999	16,416	20.81%	7,163	7.89%	5,469	5.74%
Income $50,000 - $74,999	22,680	28.75%	16,185	17.83%	12,278	12.88%
Income $75,000 - $99,999	10,322	13.08%	17,101	18.84%	14,244	14.95%
Income $100,000 - $149,999	4,756	6.03%	21,905	24.14%	22,837	23.96%
Income $150,000 - $249,999	1,052	1.33%	14,236	15.69%	20,693	21.71%
Income $250,000 - $499,999	268	0.34%	2,470	2.72%	9,178	9.63%
Income $500,000 and more	50	0.06%	401	0.44%	1,526	1.60%
Average Household Income	$54,847		$105,024		$133,405
Median Household Income	$49,719		$90,696		$114,417
Per Capita Income	$18,490		$33,088		$40,823

	1990*		2002		2007
Specified Owner-Occupied Housing Unit Values	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Specified Owner-Occupied Housing Unit Values	45,245		52,026		54,382
Value less than $25,000	166	0.37%	47	0.09%	40	0.07%
Value $25,000 - $49,999	322	0.71%	265	0.51%	135	0.25%
Value $50,000 - $74,999	180	0.40%	201	0.39%	235	0.43%
Value $75,000 - $99,999	383	0.85%	121	0.23%	145	0.27%
Value $100,000 - $149,999	2,913	6.44%	418	0.80%	243	0.45%
Value $150,000 - $199,999	6,772	14.97%	1,256	2.41%	554	1.02%
Value $200,000 - $299,999	23,079	51.01%	6,864	13.19%	3,452	6.35%
Value $300,000 - $399,999	7,167	15.84%	15,886	30.53%	8,738	16.07%
Value $400,000 - $499,999	2,572	5.69%	12,985	24.96%	12,743	23.43%
Value $500,000 Or More	1,690	3.74%	13,982	26.88%	28,099	51.67%
Median Specified Owner-Occupied Housing Unit Value	251,504		407,355		516,211

Prepared on: October 20, 2003 09:01 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 20 of 24

Senior Life Report
Area(s): Radius 5.0

38801 HASTINGS ST	Latitude:	37.553612
FREMONT, CA 94536-6176	Longitude:	-121.985827

	2000		2002		2007
Group Quarters by Population Type	Census	Pct.	Estimate	Pct.	Projection	Pct.

Institutionalized:	968		969		973
Correctional Institutions	36	3.72%	36	3.71%	36	3.70%
Nursing Homes	697	71.99%	698	72.05%	701	72.06%
Other Institutions	235	24.29%	235	24.24%	236	24.24%
Noninstitutionalized	1,022		1,022		1,025

	2000		2002		2007
Tenure of Occupied Housing Units	Census		Estimate		Projection

Owner Occupied	57,959		59,176		61,880
Renter Occupied	30,781		31,577		33,418

	Pop 65
1990* Census Household Type and Relationship	and Over	Pct.

Total	15,697
In Family Households	11,213	71.43%
Householder	5,108	32.54%
Spouse	3,265	20.80%
Other relative	2,747	17.50%
Non-Relative	93	0.59%
In Group Quarters	993	6.33%
Institutionalized	923	5.88%
Other	69	0.44%
In Non-Family Households	3,491	22.24%
Male Householder	806	5.14%
Living Alone	723	4.61%
Not Living Alone	83	0.53%
Female Householder	2,488	15.85%
Living Alone	2,426	15.46%
Not Living Alone	62	0.39%
Non-Relative	197	1.26%

Prepared on: October 20, 2003 09:01 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 21 of 24

Senior Life Report
Area(s): Radius 5.0

38801 HASTINGS ST	Latitude:	37.553612
FREMONT, CA 94536-6176	Longitude:	-121.985827

1990* Census Household Income - Monthly Owner			65 Yrs
Costs as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	46,071		5,491
Less than 20%	18,063	39.21%	3,824	69.64%
20 to 24%	6,231	13.52%	425	7.74%
25 to 29%	6,085	13.21%	247	4.50%
30 to 34%	4,531	9.84%	230	4.18%
35% or more	10,943	23.75%	726	13.22%
Not Computed	218	0.47%	40	0.72%

1990* Census Household Income			65 Yrs
Gross Rent as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	27,322		2,267
Less than 20%	6,757	24.73%	233	10.29%
20 to 24%	4,686	17.15%	109	4.81%
25 to 29%	4,115	15.06%	220	9.71%
30 to 34%	2,685	9.83%	238	10.50%
35% or more	8,530	31.22%	1,379	60.83%
Not Computed	549	2.01%	88	3.86%

			65 Yrs
1990* Census Occupied Housing Units	Total Units	Pct.	and Over	Pct.

Owner Occupied Units	51,443	65.24%	6,405	73.80%
Renter Occupied Units	27,411	34.76%	2,274	26.20%
Complete Plumbing Facilities	78,672	99.77%	8,673	99.94%
Lacking Plumbing Facilities	182	0.23%	0	0.00%
With Telephone	78,205	99.18%	8,609	99.19%
No Telephone	647	0.82%	64	0.73%
One or more Vehicles	76,125	96.54%	7,336	84.53%
No Vehicles Available	2,729	3.46%	1,342	15.46%

Prepared on: October 20, 2003 09:01 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 22 of 24

Senior Life Report
Area(s): Radius 5.0

38801 HASTINGS ST	Latitude:	37.553612
FREMONT, CA 94536-6176	Longitude:	-121.985827

1990* Census Poverty Status					75 Yrs
By Household Type By Age of Householder	Total	Pct.	Age 65 - 74	Pct.	and Over	Pct.

Total Households	78,867		5,532		2,869
Married Couple Family	50,473	64.00%	3,192	57.70%	1,019	35.53%
Other Family	10,477	13.29%	692	12.51%	213	7.43%
Male Householder	3,133	3.97%	132	2.38%	66	2.30%
Female Householder	7,345	9.31%	560	10.13%	147	5.13%
Non-Family	17,916	22.72%	1,648	29.79%	1,636	57.03%
Householder Living Alone	12,650	16.04%	1,566	28.31%	1,577	54.95%
Householder not Living Alone	5,266	6.68%	82	1.48%	60	2.08%
Above Poverty	75,551	95.80%	5,218	94.32%	2,553	88.98%
Married Couple Family	49,318	62.53%	3,071	55.51%	929	32.39%
Other Family	9,428	11.95%	649	11.74%	201	7.02%
Male Householder	2,989	3.79%	132	2.38%	62	2.16%
Female Householder	6,438	8.16%	518	9.36%	139	4.85%
Non-Family	16,805	21.31%	1,498	27.07%	1,422	49.57%
Householder Living Alone	11,872	15.05%	1,431	25.86%	1,381	48.15%
Householder not Living Alone	4,933	6.25%	67	1.21%	41	1.42%
Below Poverty	3,316	4.20%	314	5.68%	316	11.02%
Married Couple Family	1,155	1.47%	121	2.19%	90	3.14%
Other Family	1,050	1.33%	43	0.77%	12	0.42%
Male Householder	143	0.18%	0	0.00%	4	0.14%
Female Householder	906	1.15%	43	0.77%	8	3.73%
Non-Family	1,111	1.41%	151	2.72%	214	7.47%
Householder Living Alone	778	0.99%	136	2.45%	195	6.81%
Householder not Living Alone	333	0.42%	15	0.27%	19	0.66%

Prepared on: October 20, 2003 09:01 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 23 of 24

Senior Life Report
Area(s): Radius 5.0

38801 HASTINGS ST	Latitude:	37.553612
FREMONT, CA 94536-6176	Longitude:	-121.985827

1990* Census Mobility and Disability			65 Yrs		75 Yrs
Civilian Noninstitutionalized Persons Age 16 and Over	Total	Pct.	and Over	Pct.	and Over	Pct.

Persons	176,816		14,782		4,921
With Mblty or Care Lmts	9,956	5.63%	3,101	20.98%	1,674	34.02%
Mobility Limits Only	2,645	1.50%	1,311	8.87%	765	15.54%
Self Care Limits Only	5,024	2.84%	739	5.00%	274	5.57%
Both Limits	2,286	1.29%	1,051	7.11%	635	12.91%
No Mblty or Care Limits	166,860	94.37%	11,681	79.02%	3,247	65.98%
With a Work Disability	14,257	8.06%	4,710	31.86%
In Labor Force	4,692	2.65%	215	1.46%
Employed	4,149	2.35%	198	1.34%
Unemployed	543	0.31%	17	0.12%
Not in Labor Force	9,566	5.41%	4,495	30.41%
Prevented from Working	8,241	4.66%	4,057	27.45%
Not Prevented from Wrk	1,325	0.75%	438	2.96%
No Work Disability	162,558	91.94%	10,068	68.11%
In Labor Force	129,511	73.25%	1,766	11.95%
Employed	123,902	70.07%	1,680	11.37%
Unemployed	5,609	3.17%	86	0.58%
Not in Labor Force	33,047	18.69%	8,302	56.16%

*  Census 2000 SF3 (long form) data is not yet available. Data Items resented 1990 Census figures converted to Census 2000 geographies.

Prepared on: October 20, 2003 09:01 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 24 of 24

ADDENDA

ADDENDUM D: Property Exhibits

ASSESSOR'S MAP 501

Code Area Nos. 12-013

1594 Scale 1"=100'

Map of the Tract known as the Ex-Mission San Jose (Portion Survey No. 71) (Case I-6-15)
R.S. 461 (R.S. Bk.8 Pg.35) P.M. 1723 (Bk.89 Pg.28) TR. 3533 (Bk.93 Pg.13)
TR. 4210 114/33

BK 501
1581
PASEO PADRE PKWY
1130
AVENUE
1592
HASTINGS STREET
SUBJECT
(County Road No. 94)
MOWRY
AVENUE
PENNSYLVANIA
MANCHESTER COMMON
COMMON AREA
COUNTY
FLOOD
CONTROL
1130
1162
1600
1596
N

A.C.M. 31 Reference:

Dining Room
Kitchen
133
132
131
130
129
128
127
126
125
Lounge
T
T
Guest Dining
Elev.
Living Room
Courtyard
121
119
117
116
122
120
118
123
124
Courtyard
Entry
102
101
Adm. Office
Recep
Act. Dir.
Asst. Adm.
Country Store
103
104
Lounge
107
108
109
110
111
Wellness Room
L
Lounge
115
114
105
106
Patio
112
113

First Floor

233
232
Lounge
239
238
237
236
235
234
231
230
Beauty Shop
Lounge
T
201
202
Courtyard Below
Activity Room
226
224
222
221
227
225
223
228
229
Elev.
203
204
206
205
207
208
Lounge
211
212
213
214
215
216
Balcony
209
210
Lounge
220
219
217
218

Second Floor

ADDENDA

ADDENDUM E: Historical Operating Statements

PII - ITEM A-6

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2003
	Version	AA
	Community	R.I. Of Fremont
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY

40005 Revenue-Rental	130,027	117,887	115,619	87,744	130,770
40010 Revenue-Rent Refunds/Proration	(1,000)	—	—	—	(200)

Total Rental Revenue	129,027	117,887	115,619	87,744	130,570

40110 Revenue-AL Level 1	3,693	4,225	2,738	2,099	4,153
40115 Revenue-AL Level 2	5,558	4,657	4,561	2,563	5,984
40120 Revenue-AL Level 3	6,915	5,275	6,248	4,389	7,461
40125 Revenue-AL Level 4	10,112	7,125	7,325	7,427	4,985
40130 Revenue-AL Level 5	5,406	7,325	5,793	2,350	6,815
40135 Revenue-AL Level 6	5,883	7,050	7,050	3,220	4,395
40140 Revenue-AL Level 7	3,180	3,000	4,225	5,418	7,449
40170 Revenue-Alzh Lev 1	—	—	—	—	—

Total AL Services Revenue	40,746	38,657	37,938	27,466	41,243

40515 Revenue-Other	150	1,130	661	328	512
40525 Revenue-Processing/App Fees	6,000	—	2,000	1,533	12,000

Total Other Revenue	6,150	1,130	2,661	1,862	12,512

40575 Rev-Process Fee Concessions	—	—	(2,000)	(1,533)	(10,000)
40015 Rev-Rent Concessions	(2,592)	(3,504)	(3,572)	(2,739)	(3,405)
40215 Rev-A/L Concessions	(9,200)	(4,300)	(5,500)	(3,450)	(5,550)

Total Concessions	(11,792)	(7,804)	(11,072)	(7,722)	(18,955)

Total Revenue	164,131	149,870	145,147	109,350	165,369

50005 Payroll Expense-Regular	52,874	48,883	49,269	40,489	60,251
50405 Payroll Expense-Overtime	1,059	829	786	705	551
50705 Payroll Expense-Doubletime	122	194	27	—	—
51005 Bonuses	2,931	2,366	2,565	1,809	3,732
51505 Vacation, Sick, Holiday	3,281	3,197	3,763	4,033	5,359
51805 Employee Recognition	25	475	133	—	—
52005 Payroll Taxes	6,490	8,486	4,664	4,206	5,784
52505 401K/401A	217	336	203	232	531
52805 Group Insurance	2,942	3,164	3,142	3,534	3,328
53005 Worker’s Comp Insurance	4,758	4,758	4,794	22,338	4,879

Total Payroll Expenses	74,699	72,688	69,346	77,348	84,415

53305 Outside Service - Medical	—	—	—	—	—
53505 Temporary Services	—	—	—	—	—
53510 Temporary Services - AL	—	—	—	—	—
54005 Payroll Service	262	641	263	(36)	376
55005 Outside Service Other	—	—	—	—	—

Total Purchase Services	262	641	263	(36)	376

Total Payroll Related	74,961	73,329	69,609	77,312	84,791

Total Payroll Related % Total Revenue	46%	49%	48%	71%	51%
56505 Food	10,795	6,185	11,330	8,284	10,378
57005 Housekeeping	908	563	415	403	487
57505 Kitchen Supplies	1,460	1,077	1,633	963	1,660
58005 Assisted Living Supplies	247	569	77	686	230
58505 Alzheimer Supplies	—	—	—	—	—
59005 Laundry & Linen/Uniforms	—	—	(244)	783	—
59010 Laun/Lin/Unif Kitchen	767	342	453	353	393
59015 Laund/Lin/Unif Housekeeping	208	277	74	220	220
59505 Activities-Asst Lving	737	678	657	309	599
59510 Banquet Expense	300	300	300	230	370
59555 NMS-Foodservices	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—

Total Variable Expense	15,422	9,991	14,695	12,231	14,337

60005 Office Supplies	1,458	480	774	510	465

61005 Repairs and Maint - Building	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—
61015 Repairs - Electrical	—	42	—	1,205	85
61020 Repairs - Plumbing	—	50	155	87	374
61025 Repairs - Fire Systems	360	337	104	—	486
61030 Repairs - HVAC	1,190	217	3,051	1,295	608
61035 Repairs - Gen. Supplies	590	602	901	77	542
61040 Repairs - Equipment	763	1,012	1,383	649	854
61045 Repairs - Other Interior	65	285	408	117	350
61055 Repairs - Other Exterior	—	—	—	—	—
61100 Loss on Early Retierment Asset	—	—	327	—	—

Total Repair & Maintenance	2,968	2,545	6,330	3,429	3,299

61505 Contracts - Elevator	186	186	186	142	229
61510 Contracts - Floor Maint	417	417	(117)	261	379
61515 Contracts - Alarm/Fire	176	506	206	607	390
61520 Contracts - HVAC	—	—	—	—	—
61525 Contracts - Pest Control	111	114	226	109	113
61535 Contracts - Other	44	44	44	36	200

Total Service Contracts	934	1,267	545	1,154	1,311

62005 Land Maintenance	880	1,151	700	678	863

Total Land Maintenance	880	1,151	700	678	863

62505 Rental/Lease - Cable	1,488	1,491	1,491	1,143	1,839
62510 Rental/Lease - Security	245	—	(490)	564	172
62525 Rental/Lease - Furniture	—	—	—	—	—
62535 Rental/Lease - Equipment	293	441	505	340	448
62540 Rental/Lease - Auto	—	—	—	—	—
62555 Rental/Lease - Other	—	—	—	—	—

Total Rental and Leases	2,027	1,932	1,506	2,048	2,459

63010 Utilities - Electricity	3,627	2,948	2,650	1,285	5,168

[Additional columns below]

[Continued from above table, first column(s) repeated]

	JUN	JUL	AUG	AUG YTD

40005 Revenue-Rental	112,552	111,449	105,047	911,096
40010 Revenue-Rent Refunds/Proration	(5,475)	—	—	(6,675)

Total Rental Revenue	107,077	111,449	105,047	904,421

40110 Revenue-AL Level 1	3,400	4,023	4,293	28,623
40115 Revenue-AL Level 2	4,975	4,975	4,703	37,976
40120 Revenue-AL Level 3	3,940	4,100	4,100	42,428
40125 Revenue-AL Level 4	6,525	6,525	6,066	56,090
40130 Revenue-AL Level 5	6,100	4,593	5,339	43,720
40135 Revenue-AL Level 6	5,625	5,103	5,625	43,950
40140 Revenue-AL Level 7	2,988	4,400	1,575	32,235
40170 Revenue-Alzh Lev 1	—	—	—	—

Total AL Services Revenue	33,553	33,718	31,700	285,021

40515 Revenue-Other	32	344	2,538	5,694
40525 Revenue-Processing/App Fees	—	4,000	—	25,533

Total Other Revenue	32	4,344	2,538	31,228

40575 Rev-Process Fee Concessions	—	(2,000)	—	(15,533)
40015 Rev-Rent Concessions	(7,602)	(2,572)	(2,140)	(28,126)
40215 Rev-A/L Concessions	(4,500)	(4,500)	(3,100)	(40,100)

Total Concessions	(12,102)	(9,072)	(5,240)	(83,759)

Total Revenue	128,559	140,439	134,045	1,136,910

50005 Payroll Expense-Regular	50,402	50,505	51,270	403,943
50405 Payroll Expense-Overtime	814	1,156	1,142	7,041
50705 Payroll Expense-Doubletime	54	61	9	467
51005 Bonuses	—	559	154	14,115
51505 Vacation, Sick, Holiday	4,233	4,352	4,253	32,471
51805 Employee Recognition	100	28	344	1,105
52005 Payroll Taxes	4,495	4,656	4,300	43,079
52505 401K/401A	396	371	406	2,693
52805 Group Insurance	3,375	4,313	4,769	28,570
53005 Worker’s Comp Insurance	4,362	5,712	6,323	57,925

Total Payroll Expenses	68,231	71,713	72,971	591,410

53305 Outside Service - Medical	—	—	—	—
53505 Temporary Services	—	—	—	—
53510 Temporary Services - AL	—	—	—	—
54005 Payroll Service	345	220	289	2,360
55005 Outside Service Other	—	—	—	—

Total Purchase Services	345	220	289	2,360

Total Payroll Related	68,576	71,933	73,260	593,769

Total Payroll Related % Total Revenue	53%	51%	55%	52%
56505 Food	8,540	10,745	10,166	76,423
57005 Housekeeping	624	142	538	4,081
57505 Kitchen Supplies	1,465	2,149	1,900	12,307
58005 Assisted Living Supplies	151	182	154	2,297
58505 Alzheimer Supplies	—	—	—	—
59005 Laundry & Linen/Uniforms	(227)	41	—	353
59010 Laun/Lin/Unif Kitchen	204	195	391	3,098
59015 Laund/Lin/Unif Housekeeping	211	67	—	1,277
59505 Activities-Asst Lving	449	612	575	4,615
59510 Banquet Expense	300	300	300	2,400
59555 NMS-Foodservices	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—

Total Variable Expense	11,718	14,434	14,023	106,851

60005 Office Supplies	448	622	361	5,119

61005 Repairs and Maint - Building	—	—	—	—
61010 Repairs - Phone System	—	—	—	—
61015 Repairs - Electrical	—	—	575	1,907
61020 Repairs - Plumbing	44	72	873	1,656
61025 Repairs - Fire Systems	—	—	107	1,393
61030 Repairs - HVAC	—	763	329	7,453
61035 Repairs - Gen. Supplies	657	393	629	4,390
61040 Repairs - Equipment	182	45	953	5,841
61045 Repairs - Other Interior	(352)	—	—	874
61055 Repairs - Other Exterior	—	—	—	—
61100 Loss on Early Retierment Asset	—	220	(1)	546

Total Repair & Maintenance	532	1,493	3,464	24,060

61505 Contracts - Elevator	186	186	186	1,485
61510 Contracts - Floor Maint	300	300	300	2,257
61515 Contracts - Alarm/Fire	237	357	237	2,717
61520 Contracts - HVAC	—	—	—	—
61525 Contracts - Pest Control	117	113	117	1,021
61535 Contracts - Other	57	46	46	516

Total Service Contracts	897	1,002	886	7,996

62005 Land Maintenance	700	2,136	675	7,783

Total Land Maintenance	700	2,136	675	7,783

62505 Rental/Lease - Cable	1,491	1,491	1,565	12,002
62510 Rental/Lease - Security	—	245	—	735
62525 Rental/Lease - Furniture	—	—	—	—
62535 Rental/Lease - Equipment	3,548	980	1,120	7,675
62540 Rental/Lease - Auto	—	—	—	—
62555 Rental/Lease - Other	—	—	—	—

Total Rental and Leases	5,039	2,716	2,686	20,413

63010 Utilities - Electricity	2,424	5,362	7,411	30,876

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2003
	Version	AA
	Community	Total Department
	Department	R.I. of Fremont
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY

63015 Utilities - Water	450	560	671	467	1,468
63020 Utilities - Gas	1,316	780	783	343	931
63025 Utilities - Telephone	511	497	331	356	578
63030 Utilities - Trash	744	765	802	590	770

Total Utilities	6,647	5,551	5,237	3,042	8,915

63505 Marketing and Advertising	367	2,409	437	505	465
63510 Printed Materials	82	242	100	595	37
63515 Special Events	372	557	1,377	395	791
63520 Yellow Pages	1,107	615	1,644	701	2,535
63525 Newspaper and Magazine	—	78	78	579	—
63530 Advertising	54	27	(81)	—	—
64005 Referral Fees - Residents	6	1,963	—	—	—

Total Marketing and Advertising	1,988	5,890	3,554	2,775	3,829

60510 Delivery	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—
65005 Gas	57	127	131	108	93
65010 Auto Service And Repair	—	—	—	—	240
65015 Other Automobile	78	131	125	(157)	32
65505 Travel & Lodging	8	326	—	231	—
66005 Mileage	255	101	39	81	51
66505 Meals & Entertainment	5	333	—	—	—
67005 License and Fingerprints	1,011	651	310	111	809
68005 Dues and Subscriptions	202	79	347	—	127
68505 Seminars and Training	315	—	—	—	45
69005 Employee Recruiting	—	—	—	—	—
69505 Other	59	50	621	16	125
69605 Discounts Lost	—	—	24	—	1
69610 Discounts Taken	—	—	(40)	(93)	(75)
69525 Sales & Use Tax Due	—	—	—	—	—

Total Misc. Expenses	1,990	1,799	1,558	298	1,448

Total Operating Expense	109,275	103,934	104,508	103,477	121,717

Gross Margin	54,856	45,936	40,639	5,873	43,653

Gross Margin Percent	33%	31%	28%	5%	26%
69705 Casualty Loss	—	—	—	—	—
69805 Bad Debt Expense	—	—	1,140	—	1,282
70005 Corporate Allocation	—	—	—	—	—
72305 Property Taxes	4,900	4,900	4,900	3,756	6,043
72405 Insurance-Liability & Hazard	3,770	3,187	2,831	3,118	1,474

Total Other Fees	8,670	8,087	8,871	6,875	8,798

72505 Accounting	796	796	796	849	930
73005 Legal	511	443	698	955	170
73510 Donations & Contributions	—	—	—	—	89
74005 Consulting Fees	—	—	—	59	330
74015 Professional Fees - Other	—	204	—	—	500
75005 Property Management Fees	8,207	7,494	7,257	5,467	8,268
75105 Partnership Admin Fees	1,047	388	(116)	(1,319)	(109)
75510 Other Penalties/Fin. Fee	7	—	21	—	41
75515 Licenses & Fees Legal	—	198	—	—	—
75505 Bank Charges	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	800	—
75525 Collection Fees	—	—	—	—	—

Total Professional Fees	10,567	9,523	8,656	6,812	10,220

EBITDAR	35,620	28,326	23,112	(7,814)	24,634

EBITDAR Percent	22%	19%	16%	-7%	15%
77005 Operating Lease	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—

Total Leases	—	—	—	—	—

80005 Interest Income	(72)	(44)	(39)	(44)	(61)
80505 Other Non-Operating Income	—	—	—	—	—
87010 Extraordinary Items -Net Tax	—	—	—	—	—

Total Non-Operating Income/Expense	(72)	(44)	(39)	(44)	(61)

83005 Interest Expense	19,093	19,083	19,093	14,546	23,497
83025 Int Exp MIP	1,233	1,233	1,233	945	1,516

Total Interest Expense	20,326	20,316	20,326	15,491	25,013

EBTDA	15,366	8,054	2,825	(23,261)	(318)

EBTDA Percent	9%	5%	2%	-21%	0%
77505 Depreciation	5,964	5,996	6,081	4,737	7,667
78005 Amortization	202	202	202	155	250
78015 Amortization - Start Up	—	—	—	—	—

Total Depreciation & Amortization	6,167	6,198	6,284	4,892	7,916

Net Income (Loss)	9,199	1,856	(3,458)	(28,153)	(8,234)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	JUN	JUL	AUG	AUG YTD

63015 Utilities - Water	911	1,881	1,345	7,753
63020 Utilities - Gas	358	462	485	5,458
63025 Utilities - Telephone	543	761	657	4,233
63030 Utilities - Trash	650	657	625	5,603

Total Utilities	4,887	9,123	10,523	53,923

63505 Marketing and Advertising	358	912	91	5,545
63510 Printed Materials	64	233	69	1,421
63515 Special Events	254	2,120	1,569	7,436
63520 Yellow Pages	915	915	915	9,347
63525 Newspaper and Magazine	78	85	78	973
63530 Advertising	—	—	—	(0)
64005 Referral Fees - Residents	—	—	—	1,968

Total Marketing and Advertising	1,668	4,264	2,721	26,690

60510 Delivery	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—
65005 Gas	137	85	213	953
65010 Auto Service And Repair	—	—	—	240
65015 Other Automobile	92	42	69	411
65505 Travel & Lodging	—	38	—	603
66005 Mileage	—	—	78	607
66505 Meals & Entertainment	—	—	—	338
67005 License and Fingerprints	693	183	782	4,551
68005 Dues and Subscriptions	79	79	188	1,100
68505 Seminars and Training	—	210	210	780
69005 Employee Recruiting	—	859	580	1,439
69505 Other	50	—	—	921
69605 Discounts Lost	—	1	(0)	26
69610 Discounts Taken	(75)	(102)	(48)	(433)
69525 Sales & Use Tax Due	—	—	—	—

Total Misc. Expenses	975	1,396	2,072	11,536

Total Operating Expense	95,438	109,119	110,672	858,140

Gross Margin	33,121	31,320	23,374	278,770

Gross Margin Percent	26%	22%	17%	25%
69705 Casualty Loss	—	—	—	—
69805 Bad Debt Expense	—	—	—	2,422
70005 Corporate Allocation	—	—	—	—
72305 Property Taxes	4,900	5,096	5,733	40,226
72405 Insurance-Liability & Hazard	2,486	3,488	3,366	23,721

Total Other Fees	7,386	8,584	9,099	66,368

72505 Accounting	2,013	983	1,051	8,213
73005 Legal	507	664	665	4,614
73510 Donations & Contributions	—	—	—	89
74005 Consulting Fees	183	54	54	679
74015 Professional Fees - Other	—	128	295	1,126
75005 Property Management Fees	6,428	7,022	6,702	56,846
75105 Partnership Admin Fees	—	109	—	—
75510 Other Penalties/Fin. Fee	—	—	—	68
75515 Licenses & Fees Legal	—	—	—	198
75505 Bank Charges	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	800
75525 Collection Fees	—	—	—	—

Total Professional Fees	9,131	8,959	8,766	72,633

EBITDAR	16,604	13,777	5,509	139,769

EBITDAR Percent	13%	10%	4%	12%
77005 Operating Lease	—	—	—	—
7701 OAdd’l Lease	—	—	—	—

Total Leases	—	—	—	—

80005 Interest Income	—	(119)	(59)	(437)
80505 Other Non-Operating Income	—	414	414	828
87010 Extraordinary Items -Net Tax	—	—	—	—

Total Non-Operating Income/Expense	—	295	355	390

83005 Interest Expense	18,769	19,010	18,999	152,090
83025 Int Exp MIP	1,225	1,225	1,225	9,834

Total Interest Expense	19,993	20,235	20,224	161,924

EBTDA	(3,389)	(6,753)	(15,070)	(22,545)

EBTDA Percent	-3%	-5%	-11%	-2%
77505 Depreciation	6,225	6,311	6,393	49,374
78005 Amortization	202	202	202	1,619
78015 Amortization - Start Up	—	—	—	—

Total Depreciation & Amortization	6,428	6,513	6,595	50,993

Net Income (Loss)	(9,817)	(13,266)	(21,665)	(73,538)

PII - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2002
	Version	AA
	Community	R.I. Of Fremont
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL

40005 Revenue-Rental	113,457	112,019	110,666	112,325	115,605	116,241	119,966
40010 Revenue-Rent Refunds/Proration	(2,351)	(2,097)	(320)	(1,550)	(1,610)	—	—

Total Rental Revenue	111,106	109,922	110,346	110,775	113,995	116,241	119,966

40110 Revenue-AL Level 1	4,200	4,908	5,250	5,050	5,033	3,619	4,214
40115 Revenue-AL Level 2	1,175	2,465	2,975	1,915	1,335	1,775	2,421
40120 Revenue-AL Level 3	3,975	3,175	3,175	3,175	3,735	4,400	6,480
40125 Revenue-AL Level 4	6,000	5,000	4,000	5,200	5,200	5,200	4,320
40130 Revenue-AL Level 5	3,800	2,600	3,000	4,200	5,640	2,400	4,035
40135 Revenue-AL Level 6	8,200	12,580	9,631	12,580	9,400	9,000	6,240
40140 Revenue-AL Level 7	2,800	1,400	3,020	2,800	4,200	4,932	4,200
40180 Revenue-Extended Cong Care	—	—	—	—	—	—	—

Total AL Services Revenue	30,150	32,128	31,051	34,920	34,543	31,327	31,910

40515 Revenue-Other	275	300	262	300	595	204	318
40525 Revenue-Processing/App Fees	500	3,000	2,000	3,000	2,000	4,000	8,000

Total Other Revenue	775	3,300	2,262	3,300	2,595	4,204	8,318

40575 Rev-Process Fee Concessions	—	—	—	—	—	—	—
40015 Rev-Rent Concessions	—	(7,401)	(7,401)	(7,401)	(8,001)	(8,679)	(9,654)
40215 Rev-A/L Concessions	—	—	—	—	—	—	—

Total Concessions	—	(7,401)	(7,401)	(7,401)	(8,001)	(8,679)	(9,654)

Total Revenue	142,031	137,949	136,258	141,594	143,132	143,092	150,540

50005 Payroll Expense-Regular	47,434	43,990	49,300	48,025	50,353	50,268	51,037
50405 Payroll Expense-Overtime	957	485	659	632	2,267	2,157	1,175
50705 Payroll Expense- Doubletime	—	447	774	—	—	18	—
51005 Bonuses	2,425	2,725	6,520	2,575	2,575	(20)	2,725
51505 Vacation, Sick, Holiday	3,639	3,099	4,654	3,676	3,343	5,307	3,533
51805 Employee Recognition	125	233	—	—	120	113	111
52005 Payroll Taxes	5,949	4,878	5,315	5,172	5,139	4,697	4,737
52505 401K/401A	229	272	177	165	287	87	113
52805 Group Insurance	4,181	3,479	2,304	2,269	2,530	2,650	2,480
53005 Worker’s Comp Insurance	4,672	4,312	7,431	8,879	9,193	8,996	9,053

Total Payroll Expenses	69,612	63,919	77,134	71,394	75,807	74,274	74,964

53305 Outside Service- Medical	—	—	—	—	—	—	4
53505 Temporary Services	—	—	—	—	—	—	—
53510 Temporary Services - AL	—	—	—	—	—	—	—
54005 Payroll Service	268	227	467	299	242	148	315
55005 Outside Service Other	—	36	—	—	—	—	22

Total Purchase Services	268	263	467	299	242	148	341

Total Payroll Related	69,879	64,182	77,601	71,693	76,049	74,422	75,305

Total Payroll Related % Total Revenue	49%	47%	57%	51%	53%	52%	50%
56505 Food	10,411	9,427	8,373	8,955	9,517	13,174	6,431
57005 Housekeeping	644	1,067	710	675	597	1,001	427
57505 Kitchen Supplies	1,542	928	838	1,444	801	532	806
58005 Assisted Living Supplies	(81)	153	205	256	57	148	172
59005 Laundry & Linen/Uniforms	—	—	31	—	—	—	—
59010 Laun/Lin/Unif Kitchen	422	424	335	672	237	791	349
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—	—
59505 Activities-Asst Lving	345	591	451	552	586	539	557
59510 Banquet Expense	300	300	300	300	300	300	300
59555 NMS-Foodservices	—	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—	—

Total Variable Expense	13,584	12,891	11,243	12,854	12,095	16,485	9,043

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

40005 Revenue-Rental	123,699	120,033	119,175	118,644	120,304	1,402,133
40010 Revenue-Rent Refunds/Proration	—	(2,166)	(130)	—	(555)	(10,779)

Total Rental Revenue	123,699	117,867	119,045	118,644	119,749	1,391,353

40110 Revenue-AL Level 1	4,427	4,738	4,625	4,498	4,625	55,186
40115 Revenue-AL Level 2	2,200	2,400	2,232	3,050	3,217	27,159
40120 Revenue-AL Level 3	6,040	6,175	5,735	6,050	6,798	58,913
40125 Revenue-AL Level 4	6,558	7,275	6,592	8,300	7,633	71,277
40130 Revenue-AL Level 5	4,836	4,275	5,488	4,875	4,326	49,474
40135 Revenue-AL Level 6	5,400	5,825	5,625	6,005	6,670	97,156
40140 Revenue-AL Level 7	5,665	4,598	2,800	2,800	2,800	42,015
40180 Revenue-Extended Cong Care	—	—	—	—	—	—

Total AL Services Revenue	35,125	35,286	33,096	35,578	36,068	401,180

40515 Revenue-Other	—	785	307	200	1,304	4,850
40525 Revenue-Processing/App Fees	4,583	2,000	4,000	4,000	2,000	39,083

Total Other Revenue	4,583	2,785	4,307	4,200	3,304	43,933

40575 Rev-Process Fee Concessions	—	—	—	—	—	—
40015 Rev-Rent Concessions	(9,154)	(8,004)	(1,188)	(3,164)	(3,164)	(73,211)
40215 Rev-A/L Concessions	—	—	(7,451)	(5,300)	(5,300)	(18,051)

Total Concessions	(9,154)	(8,004)	(8,639)	(8,464)	(8,464)	(91,262)

Total Revenue	154,253	147,934	147,809	149,957	150,656	1,745,204

50005 Payroll Expense-Regular	48,540	52,655	49,498	48,224	44,798	584,122
50405 Payroll Expense-Overtime	2,154	761	1,595	1,461	1,112	15,416
50705 Payroll Expense- Doubletime	14	8	83	264	208	1,814
51005 Bonuses	2,468	1,195	377	1,258	10,382	35,205
51505 Vacation, Sick, Holiday	1,456	3,327	3,810	3,866	3,609	43,319
51805 Employee Recognition	161	93	123	127	115	1,322
52005 Payroll Taxes	4,506	4,480	4,418	4,106	4,321	57,719
52505 401K/401A	95	124	115	147	149	1,962
52805 Group Insurance	2,710	2,916	1,610	2,942	2,792	32,863
53005 Worker’s Comp Insurance	9,130	4,921	7,933	7,536	7,478	89,534

Total Payroll Expenses	71,234	70,480	69,563	69,932	74,965	863,277

53305 Outside Service- Medical	—	—	—	—	—	4
53505 Temporary Services	—	—	—	—	—	—
53510 Temporary Services - AL	—	—	—	—	—	—
54005 Payroll Service	271	163	308	302	16	3,025
55005 Outside Service Other	32	—	21	—	—	110

Total Purchase Services	303	163	329	302	16	3,140

Total Payroll Related	71,537	70,642	69,891	70,234	74,982	866,417

Total Payroll Related % Total Revenue	46%	48%	47%	47%	50%	50%
56505 Food	11,650	10,678	9,967	10,049	6,851	115,482
57005 Housekeeping	1,784	103	752	605	585	8,950
57505 Kitchen Supplies	1,624	2,157	2,997	1,876	1,551	17,098
58005 Assisted Living Supplies	184	74	153	122	420	1,862
59005 Laundry & Linen/Uniforms	—	—	—	—	—	31
59010 Laun/Lin/Unif Kitchen	648	615	652	487	556	6,190
59015 Laund/Lin/Unif Housekeeping	84	202	135	209	—	630
59505 Activities-Asst Lving	779	1,263	796	576	708	7,743
59510 Banquet Expense	300	300	300	300	(1,595)	1,705
59555 NMS-Foodservices	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—

Total Variable Expense	17,054	15,392	15,751	14,224	9,077	159,691

	JAN	FEB	MAR	APR	MAY	JUN	JUL

60005 Office Supplies	148	778	468	116	292	754	554

61005 Repairs and Maint - Building	—	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—	—
61015 Repairs - Electrical	—	6	—	220	—	22	—
61020 Repairs - Plumbing	144	80	—	—	31	—	—
61025 Repairs - Fire Systems	—	—	465	—	—	—	—
61030 Repairs - HVAC	1,054	—	608	112	—	791	1,527
61035 Repairs - Gen. Supplies	791	715	391	745	169	682	971
61040 Repairs - Equipment	125	61	64	—	9	385	435
61045 Repairs - Other Interior	27	22	—	329	—	—	—
61055 Repairs - Other Exterior	816	20	—	—	—	—	—
61100 Loss on Early Retierment Asset	—	—	—	—	—	—	—

Total Repair & Maintenance	2,956	905	1,528	1,407	209	1,880	2,933

61505 Contracts - Elevator	186	186	186	296	186	186	186
61510 Contracts - Floor Maint	417	417	417	417	417	417	417
61515 Contracts - Alarm/Fire	141	162	162	282	882	125	263
61520 Contracts - HVAC	—	391	—	—	—	—	—
61525 Contracts - Pest Control	105	105	105	105	—	210	112
61535 Contracts - Other	—	—	—	44	219	44	44

Total Service Contracts	849	1,261	870	1,143	1703	981	1,022

62005 Land Maintenance	700	700	922	700	700	700	947

Total Land Maintenance	700	700	922	700	700	700	947

62505 Rental/Lease - Cable	1,341	1,408	1,408	1,408	1,408	1,408	1,408
62510 Rental/Lease - Security	232	—	—	232	8	8	232
62525 Rental/Lease - Furniture	—	—	—	—	—	—	—
62535 Rental/Lease - Equipment	608	512	353	174	444	457	442
62540 Rental/Lease - Auto	—	—	—	—	—	—	—
62555 Rental/Lease - Other	160	—	—	107	75	—	129

Total Rental and Leases	2,341	1,920	1,761	1,922	1,926	1,865	2,211

63010 Utilities -Electricity	3,456	3,226	3,152	2,855	3,743	5,282	4,778
63015 Utilities - Water	519	549	902	819	654	705	1,555
63020 Utilities - Gas	963	837	609	478	554	298	277
63025 Utilities - Telephone	893	463	639	550	661	783	746
63030 Utilities - Trash	772	772	772	744	799	772	772

Total Utilities	6,604	5,847	6,074	5,446	6,411	7,839	8,128

63505 Marketing and Advertising	575	526	539	503	746	723	759
63510 Printed Materials	62	30	350	26	11	134	—
63515 Special Events	61	648	237	578	442	122	20
63520 Yellow Pages	836	781	219	255	2,342	1,001	1,017
63625 Newspaper and Magazine	119	927	(236)	1,120	616	127	993
63530 Advertising	—	290	290	(580)	—	—	—
64005 Referral Fees - Residents	875	—	1,175	3,635	—	1,645	1,088

Total Marketing and Advertising	2,528	3,202	2,575	5,537	4,158	3,752	3,876

60510 Delivery	—	—	—	—	—	—	—
64505 Computers/Peripherals /Software	—	—	—	—	—	—	—
65005 Gas	61	113	—	20	150	72	136
65010 Auto Service And Repair	1,164	127	—	—	842	—	—
65015 Other Automobile	—	91	82	48	199	—	—
65505 Travel & Lodging	488	20	618	(137)	159	427	7
66005 Mileage	114	51	58	55	—	—	119
66505 Meals & Entertainment	—	41	120	106	69	—	25
67005 License and Fingerprints	1,123	1,578	870	788	1,060	1,342	726
68005 Dues and Subscriptions	446	331	141	81	145	79	127

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

60005 Office Supplies	1,051	584	42	799	398	5,984

61005 Repairs and Maint - Building	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—
61015 Repairs - Electrical	—	—	—	—	—	249
61020 Repairs - Plumbing	—	700	—	—	636	1,591
61025 Repairs - Fire Systems	—	690	—	—	120	1,275
61030 Repairs - HVAC	390	—	348	933	—	5,762
61035 Repairs - Gen. Supplies	620	254	573	695	175	6,781
61040 Repairs - Equipment	328	—	—	—	374	1,781
61045 Repairs - Other Interior	—	—	—	—	—	378
61055 Repairs - Other Exterior	—	—	—	—	—	836
61100 Loss on Early Retierment Asset	—	—	—	—	—	—

Total Repair & Maintenance	1,338	1,644	921	1,627	1,305	18,654

61505 Contracts - Elevator	186	186	186	186	186	2,338
61510 Contracts - Floor Maint	417	417	417	417	(1,251)	3,336
61515 Contracts - Alarm/Fire	143	143	263	143	143	2,852
61520 Contracts - HVAC	—	—	—	—	—	391
61525 Contracts - Pest Control	109	115	110	109	109	1,294
61535 Contracts - Other	44	44	44	263	504	1,247

Total Service Contracts	898	905	1,019	1,118	(310)	11,458

62005 Land Maintenance	700	700	700	961	700	9,130

Total Land Maintenance	700	700	700	961	700	9,130

62505 Rental/Lease - Cable	1,408	1,408	1,408	1,408	1,408	16,825
62510 Rental/Lease - Security	—	—	245	—	—	942
62525 Rental/Lease - Furniture	—	—	—	—	—	—
62535 Rental/Lease - Equipment	567	834	552	443	580	5,967
62540 Rental/Lease - Auto	—	—	—	—	—	—
62555 Rental/Lease - Other	189	107	—	—	—	767

Total Rental and Leases	2,163	2,349	2,205	1,850	1,988	24,501

63010 Utilities -Electricity	4,533	4,437	4,677	2,657	3,749	46,543
63015 Utilities - Water	1,094	617	899	609	766	9,689
63020 Utilities - Gas	294	322	406	805	1,031	6,875
63025 Utilities - Telephone	748	561	559	412	744	7,759
63030 Utilities - Trash	744	772	772	772	772	9,234

Total Utilities	7,414	6,709	7,313	5,254	7,062	80,101

63505 Marketing and Advertising	290	391	414	483	359	6,307
63510 Printed Materials	300	128	80	231	117	1,470
63515 Special Events	233	130	618	411	508	4,010
63520 Yellow Pages	(1,780)	1,637	379	404	690	7,780
63625 Newspaper and Magazine	999	64	154	269	2,313	7,466
63530 Advertising	—	—	—	—	—	—
64005 Referral Fees - Residents	625	1,699	—	—	1,363	12,104

Total Marketing and Advertising	667	4,048	1,645	1,798	5,351	39,136

60510 Delivery	—	—	—	—	—	—
64505 Computers/Peripherals /Software	—	427	86	—	—	514
65005 Gas	75	138	69	74	91	1,000
65010 Auto Service And Repair	—	—	581	294	—	3,008
65015 Other Automobile	88	114	44	121	46	834
65505 Travel & Lodging	—	—	—	—	9	1,589
66005 Mileage	111	68	37	92	(38)	667
66505 Meals & Entertainment	—	17	54	42	132	606
67005 License and Fingerprints	626	715	430	266	756	10,281
68005 Dues and Subscriptions	79	145	79	255	324	2,232

PII - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2002
	Version	AA
	Community	R.I. Of Fremont
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN

68505 Seminars and Training	248	366	492	141	251	117
69005 Employee Recruiting	307	703	1,094	173	—	284
69505 Other	—	9	—	91	25	18
69605 Discounts Lost	—	—	—	—	—	—
69610 Discounts Taken	—	—	—	—	—	—
69525 Sales & Use Tax Due	—	—	—	—	—	—

Total Misc. Expenses	3,951	3,430	3,475	1,367	2,898	2,339

Total Operating Expense	103,540	95,115	106,516	102,184	106,442	111,017

Gross Margin	33,491	42,834	29,741	39,410	36,690	32,075

Gross Margin Percent	27%	31%	22%	28%	26%	22%
69705 Casualty Loss	—	—	—	—	—	—
69805 Bad Debt Expense	(4)	604	—	—	—	—
70005 Corporate Allocation	—	—	—	—	—	—
72305 Property Taxes	4,793	4,793	4,793	4,793	4,794	4,794
72405 Insurance-Liability & Hazard	1,781	1,781	1,783	3,034	3,034	3,034

Total Other Fees	6,570	7,178	6,576	7,827	7,828	7,827

72505 Accounting	91	891	891	891	1,211	1,316
73005 Legal	656	446	478	836	400	836
73510 Donations & Contributions	—	—	—	—	—	—
74005 Consulting Fees	—	—	—	—	—	—
74015 Professional Fees - Other	—	—	—	37	—	—
75005 Property Management Fees	7,102	6,897	6,813	7,080	7,157	7,155
75105 Partnership Admin Fees	—	137	(137)	—	—	—
75510 Other Penalties/Fin. Fee	4	7	—	—	—	—
75515 Licenses & Fees Legal	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	800	—	—
75525 Collection Fees	—	—	—	—	—	—

Total Professional Fees	7,853	8,378	8,045	9,644	8,768	9,307

EBITDAR	24,068	27,279	15,121	21,939	20,094	14,941

EBITDAR Percent	17%	20%	11%	15%	14%	10%
77005 Operating Lease	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—

80005 Interest Income	(165)	(169)	(162)	(77)	(76)	(87)
80505 Other Non-Operating Income	—	—	—	(28,000)	—	27,000
84105 State Income Tax	—	—	—	—	—	—

Total Non-Operating Income/Expense	(165)	(169)	(162)	(28,077)	(76)	26,913

83005 Interest Expense	19,210	19,210	19,153	19,210	19,125	19,153
83025 Int Exp MIP	857	857	857	857	1,233	1,233

Total Interest Expense	20,067	20,067	20,010	20,067	20,357	20,386

EBTDA	4,167	7,381	(4,727)	29,949	(187)	(32,358)

EBTDA Percent	3%	5%	-3%	21%	0%	-23%
77505 Depreciation	5,336	5,485	5,497	5,519	5,530	5,443
78005 Amortization	202	202	202	203	202	202
78015 Amortization - Start Up	—	—	—	—	—	—

Total Depreciation & Amortization	5,538	5,687	5,700	5,722	5,732	5,645

Net Income (Loss)	(1,371)	1,694	(10,427)	24,228	(5,919)	(38,003)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

68505 Seminars and Training	612	117	117	117	117	257	2,951
69005 Employee Recruiting	—	—	100	—	359	—	3,020
69505 Other	37	—	—	34	53	(103)	165
69605 Discounts Lost	—	—	—	—	—	—	—
69610 Discounts Taken	—	—	—	—	—	—	—
69525 Sales & Use Tax Due	—	—	—	—	—	—	—

Total Misc. Expenses	1,789	1,096	1,841	1,531	1,675	1,474	26,867

Total Operating Expense	105,809	103,918	104,814	101,018	99,540	102,027	1,241,939

Gross Margin	44,731	50,335	43,120	46,791	50,417	48,630	503,266

Gross Margin Percent	30%	33%	29%	32%	34%	32%	29%
69705 Casualty Loss	—	—	—	—	—	—	—
69805 Bad Debt Expense	252	—	—	—	—	—	852
70005 Corporate Allocation	—	—	—	—	—	—	—
72305 Property Taxes	4,985	4,985	4,985	4,814	4,814	(5,009)	48,334
72405 Insurance-Liability & Hazard	3,034	4,939	2,860	3,708	3,742	2,531	35,259

Total Other Fees	8,271	9,924	7,845	8,522	8,556	(2,477)	84,445

72505 Accounting	940	891	1,211	1,911	1,721	(2,171)	9,794
73005 Legal	426	350	475	598	429	(308)	5,623
73510 Donations & Contributions	—	—	—	—	—	—	—
74005 Consulting Fees	—	—	—	250	—	—	250
74015 Professional Fees - Other	—	—	510	(510)	—	—	37
75005 Property Management Fees	7,527	7,713	7,394	7,133	7,758	7,533	87,260
75105 Partnership Admin Fees	—	—	—	1,144	(808)	950	1,286
75510 Other Penalties/Fin. Fee	—	—	16	16	23	—	66
75515 Licenses & Fees Legal	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	—	—	—	800
75525 Collection Fees	—	—	—	—	—	—	—

Total Professional Fees	8,892	8,954	9,606	10,543	9,123	6,005	105,117

EBITDAR	27,568	31,456	25,670	27,727	32,738	45,102	313,704

EBITDAR Percent	18%	20%	17%	19%	22%	30%	18%
77005 Operating Lease	—	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—	—

80005 Interest Income	(76)	(86)	(93)	(81)	(91)	(93)	(1,256)
80505 Other Non-Operating Income	—	—	—	—	(214)	—	(1,214)
84105 State Income Tax	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	(76)	(86)	(93)	(81)	(305)	(93)	(2,470)

83005 Interest Expense	19,143	19,133	19,123	19,113	19,133	19,063	229,770
83025 Int Exp MIP	1,233	1,233	1,233	1,233	1,233	1,233	13,288

Total Interest Expense	20,376	20,366	20,356	20,346	20,366	20,296	243,059

EBTDA	7,268	11,176	5,407	7,462	12,677	24,899	73,115

EBTDA Percent	5%	7%	4%	5%	8%	17%	4%
77505 Depreciation	5,545	5,685	5,753	5,760	5,782	5,790	67,123
78005 Amortization	202	202	202	202	202	203	2,429
78015 Amortization - Start Up	—	—	—	—	—	—	—

Total Depreciation & Amortization	5,747	5,888	5,955	5,962	5,984	5,992	69,552

Net Income (Loss)	1,521	5,289	(548)	1,500	6,693	18,907	3,563

PII - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2001
	Version	AA
	Community	R.I. Of Fremont
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN

40005 Revenue-Rental	98,646	83,070	98,110	94,684	86,547	95,288
40010 Revenue-Rent Refunds/Proration	—	(28)	(553)	—	(2,039)	—

Total Rental Revenue	98,646	83,043	97,557	94,684	84,508	95,288

40110 Revenue-AL Level 1	2,584	4,220	4,920	3,225	2,825	4,675
40115 Revenue-AL Level 2	2,875	2,800	2,700	575	575	2,054
40120 Revenue-AL Level 3	4	4,075	4,350	1,624	3,200	5,176
40125 Revenue-AL Level 4	1,950	1,950	2,550	9,257	11,000	8,758
40130 Revenue-AL Level 5	3,525	4,500	4,500	10,957	5,975	5,975
40135 Revenue-AL Level 6	—	(500)	1,000	4,556	(225)	—
40140 Revenue-AL Level 7	2,550	2,550	3,725	4,590	4,215	4,215
40170 Revenue-Alzh Lev 1	—	—	—	—	—	—

Total AL Services Revenue	13,488	19,595	24,245	34,784	27,565	30,853

40515 Revenue-Other	300	250	—	275	275	275
40525 Revenue-Processing/App Fees	3,000	600	2,250	2,250	1,500	5,750

Total Other Revenue	3,300	850	2,250	2,525	1,775	6,025

40575 Rev-Process Fee Concessions	—	—	—	—	—	—
40015 Rev-Rent Concessions	—	—	—	—	—	—
40215 Rev-A/L Concessions	—	—	—	—	—	—

Total Concessions	—	—	—	—	—	—

Total Revenue	115,434	103,488	124,052	131,993	113,848	132,166

50005 Payroll Expense-Regular	41,473	40,368	44.453	46,535	47,425	47.728
50405 Payroll Expense-Overtime	4,945	5,189	4,402	4,408	3,773	3,159
50705 Payroll Expense-Doubletime	1,368	1,202	583	1,035	832	1,150
51005 Bonuses	2,600	2,300	3,814	2,212	1,312	3,950
51505 Vacation, Sick, Holiday	3,814	3,038	4,411	2,649	3,276	4,521
51805 Employee Recognition	—	134	—	—	100	—
52005 Payroll Taxes	6,179	5,339	4,941	5,054	4,806	3,305
52505 401K/401A	74	75	49	60	90	115
52805 Group Insurance	1,757	2,692	2,523	2,298	2,763	(162)
53005 Worker’s Comp Insurance	3,364	3,485	3,097	3,469	3,312	3,633

Total Payroll Expenses	65,574	63,822	68,274	67,719	67,689	67,398

53305 Outside Service - Medical	230	(230)	137	(137)	190	478
53505 Temporary Services	5,046	—	—	—	—	—
53510 Temporary Services - AL	—	—	—	—	—	—
54005 Payroll Service	115	116	117	140	117	120
55005 Outside Service Other	65	—	32	—	32	33

Total Purchase Services	5,455	(114)	285	4	339	630

Total Payroll Related	71,030	63,708	68,560	67,723	68,027	68,027

Total Payroll Related % Total Revenue	62%	62%	55%	51%	60%	51%
56505 Food	6,378	6,532	8,560	8,982	10,157	8,356
57005 Housekeeping	718	636	635	1,159	881	971
57505 Kitchen Supplies	721	762	787	1,786	1,009	1,541
58005 Assisted Living Supplies	150	(70)	263	453	114	287
59005 Laundry & Linen/Uniforms	434	379	396	299	466	863
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—
59505 Activities-Asst Lving	332	251	245	293	369	263
59510 Banquet Expense	300	300	300	300	300	387
59555 NMS-Foodservices	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—

Total Variable Expense	9,032	8,760	11,187	13,271	13,296	12,667

60005 Office Supplies	314	696	1,262	2,000	886	589

[Additional columns below]

[Continued from above table, first column(s) repeated]

	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

40005 Revenue-Rental	99,464	105,801	96,699	108,683	108,382	104,228	1,179,602
40010 Revenue-Rent Refunds/Proration	(1,785)	(694)	(1,815)	(2,455)	—	—	(9,368)

Total Rental Revenue	97,679	705,107	94,884	106,228	708,382	104,228	1,170,235

40110 Revenue-AL Level 1	4,975	5,025	4,600	3,750	4,600	4,200	49,599
40115 Revenue-AL Level 2	335	1,775	2,375	1,000	575	1,175	18,814
40120 Revenue-AL Level 3	3,175	3,975	2,948	3,975	3,975	3,575	40,552
40125 Revenue-AL Level 4	9,000	7,000	8,600	7,500	9,000	6,625	83,190
40130 Revenue-AL Level 5	5,975	4,775	821	1,600	3,600	2,909	55,112
40135 Revenue-AL Level 6	—	1,400	2,560	5,347	3,407	6,800	24,345
40140 Revenue-AL Level 7	6,795	3,550	4,630	5,690	4,836	5,928	53,274
40170 Revenue-Alzh Lev 1	—	—	—	—	—	—	—

Total AL Services Revenue	30,255	27,500	26,534	28,862	20,993	37,212	324,886

40515 Revenue-Other	—	—	—	—	250	350	1,975
40525 Revenue-Processing/App Fees	1,750	4,000	3,000	9,000	2,000	3,000	38,100

Total Other Revenue	1,750	4,000	3,000	9,000	2,250	3,350	40,075

40575 Rev-Process Fee Concessions	—	—	—	—	—	—	—
40015 Rev-Rent Concessions	—	—	—	—	—	—	—
40215 Rev-A/L Concessions	—	—	—	—	—	—	—

Total Concessions	—	—	—	—	—	—	—

Total Revenue	129,684	136,607	124,418	144,090	140,625	138,789	1,535,195

50005 Payroll Expense-Regular	50,179	52,560	48,248	47,071	45,667	39,738	551,445
50405 Payroll Expense-Overtime	3,545	2,555	3,743	2,324	951	1,209	40,204
50705 Payroll Expense-Doubletime	1,080	706	1,206	1,402	284	—	10,847
51005 Bonuses	(1,948)	(2,048)	(1,048)	(2,398)	(1,898)	(1,498)	5,348
51505 Vacation, Sick, Holiday	4,278	2,797	948	3,427	3,253	3,493	39,905
51805 Employee Recognition	—	190	—	100	173	20	717
52005 Payroll Taxes	5,004	4,288	4,672	4,110	3,123	3,286	54,108
52505 401K/401A	107	128	108	157	276	209	1,447
52805 Group Insurance	2,052	2,823	3,983	4,596	3,947	3,702	32,972
53005 Worker’s Comp Insurance	3,741	3,730	5,044	4,123	4,123	3,949	45,070

Total Payroll Expenses	68,038	67,728	66,905	64,972	59,898	54,707	782,065

53305 Outside Service - Medical	335	(335)	430	(340)	—	—	758
53505 Temporary Services	—	—	—	—	—	2	5,048
53510 Temporary Services - AL	—	—	—	—	—	—	—
54005 Payroll Service	120	120	120	235	217	258	1,793
55005 Outside Service Other	64	(22)	35	27	—	—	264

Total Purchase Services	578	(238)	585	(78)	277	260	7,863

Total Payroll Related	68,556	67,490	67,490	64,834	60,116	54,368	789,928

Total Payroll Related % Total Revenue	53%	49%	54%	45%	43%	39%	51%
56505 Food	9,007	9,932	7,666	9,401	7,629	7,118	99,718
57005 Housekeeping	652	650	364	649	327	676	8,316
57505 Kitchen Supplies	991	660	1,398	1,197	1,061	1,191	13,104
58005 Assisted Living Supplies	213	300	356	134	863	256	3,319
59005 Laundry & Linen/Uniforms	301	587	420	390	548	508	5,591
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—	—
59505 Activities-Asst Lving	335	296	483	554	408	563	4,444
59510 Banquet Expense	300	300	300	300	336	(1.134)	2,288
59555 NMS-Foodservices	—	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—	—

Total Variable Expense	11,849	12,726	10,987	12,625	11,773	9,177	136,780

60005 Office Supplies	564	533	451	522	408	354	8,579

	JAN	FEB	MAR	APR	MAY	JUN

61005 Repairs and Maint - Building	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	32	—	—
61015 Repairs - Electrical	—	74	34	16	88	91
61020 Repairs - Plumbing	497	119	546	(442)	89	381
61025 Repairs - Fire Systems	—	—	—	—	—	—
61030 Repairs - HVAC	—	—	216	200	293	880
61035 Repairs - Gen. Supplies	1,136	253	673	651	565	737
61040 Repairs - Equipment	313	(117)	360	473	80	560
61045 Repairs - Other Interior	38	352	433	—	310	145
61055 Repairs - Other Exterior	1,779	1,312	69	(69)	31	43
61100 Loss on Early Retirement Asset	—	—	—	—	—	—

Total Repair & Maintenance	3,763	1,992	2,337	862	1,456	2,838

61505 Contracts - Elevator	186	185	186	186	186	186
61510 Contracts - Floor Maint	205	(99)	205	205	205	205
61515 Contracts - Alarm/Fire	69	—	—	485	204	764
61520 Contracts-HVAC	—	—	402	—	—	384
61525 Contracts - Pest Control	105	105	105	105	105	—
61535 Contracts - Other	—	—	—	—	216	—

Total Service Contracts	565	191	897	981	916	1,539

62005 Land Maintenance	700	778	700	1,288	700	700

Total Land Maintenance	700	778	700	1,288	700	700

62505 Rental/Lease - Cable	1,277	1,341	1,341	1,341	1,341	1,341
62510 Rental/Lease - Security	220	—	—	220	—	—
62525 Rental/Lease - Furniture	—	—	—	—	—	—
62535 Rental/Lease - Equipment	562	355	720	25	332	551
62540 Rental/Lease - Auto	—	—	—	(2,113)	2,113	—
62555 Rental/Lease - Other	—	264	31	384	—	—

Total Rental and Leases	2,059	1,960	2,092	(142)	3,785	1,891

63010 Utilities - Electricity	2,754	2,399	2,014	2,030	2,713	4,139
63015 Utilities -Water	805	108	598	586	761	659
63020 Utilities - Gas	2,582	2,030	1,958	1,122	530	433
63025 Utilities - Telephone	395	446	697	554	488	804
63030 Utilities - Trash	720	740	743	743	743	743

Total Utilities	7,256	5,724	6,010	5,036	5,235	6,779

63505 Marketing and Advertising	885	585	738	964	470	432
63510 Printed Materials	101	30	15	—	49	341
63515 Special Events	—	(7)	226	312	493	(109)
63520 Yellow Pages	1,088	(1,088)	454	907	681	681
63525 Newspaper and Magazine	85	125	32	679	31	947
63530 Advertising	—	—	—	180	—	—
64005 Referral Fees - Residents	(838)	—	3,675	—	—	779

Total Marketing and Advertising	1,322	(356)	5,140	3,041	1,724	3,069

60510 Delivery	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—	—
65005 Gas	48	125	95	87	312	46
65010 Auto Service And Repair	—	10	—	1,102	—	—
65015 Other Automobile	—	11	10	—	—	10
65505 Travel & Lodging	—	138	203	—	—	—
66005 Mileage	114	182	113	236	150	—
66505 Meals & Entertainment	—	108	43	17	158	—
67005 License and Fingerprints	265	705	782	544	533	521
68005 Dues and Subscriptions	388	120	193	—	211	421
[Additional columns below]

[Continued from above table, first column(s) repeated]

	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

61005 Repairs and Maint - Building	—	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—	32
61015 Repairs - Electrical	248	318	20	59	—	—	949
61020 Repairs - Plumbing	206	644	—	732	—	—	2,772
61025 Repairs - Fire Systems	—	—	—	169	—	—	169
61030 Repairs - HVAC	340	248	—	127	—	—	2,303
61035 Repairs - Gen. Supplies	331	375	748	401	658	346	6,873
61040 Repairs - Equipment	102	298	395	—	216	62	2,742
61045 Repairs - Other Interior	114	291	391	75	242	—	2,391
61055 Repairs - Other Exterior	61	—	86	370	410	59	4,151
61100 Loss on Early Retirement Asset	—	—	—	—	—	—	—

Total Repair & Maintenance	1,401	2,174	1,640	1,932	1,525	467	22,383

61505 Contracts - Elevator	186	186	186	186	186	186	2,228
61510 Contracts - Floor Maint	205	255	205	292	205	214	2,302
61515 Contracts - Alarm/Fire	436	87	87	87	207	87	2,513
61520 Contracts-HVAC	—	388	—	—	389	—	1,562
61525 Contracts - Pest Control	105	105	105	105	105	105	1,155
61535 Contracts - Other	—	—	—	422	174	—	812

Total Service Contracts	932	1,020	583	1,092	1,265	592	10,572

62005 Land Maintenance	700	700	700	2,925	700	950	11,541

Total Land Maintenance	700	700	700	2,925	700	950	11,541

62505 Rental/Lease - Cable	1,341	1,341	1,341	1,341	1,341	1,341	16,023
62510 Rental/Lease - Security	220	—	—	232	—	—	893
62525 Rental/Lease - Furniture	—	—	—	—	—	—	—
62535 Rental/Lease - Equipment	1,254	733	637	534	712	523	6,938
62540 Rental/Lease - Auto	—	—	—	—	—	—	—
62555 Rental/Lease - Other	—	—	—	—	—	837	1,517

Total Rental and Leases	2,874	2,073	1,978	2,107	2,053	2,701	25,370

63010 Utilities - Electricity	4,547	3,890	3,933	4,203	2,976	3,243	38,841
63015 Utilities - Water	895	786	761	1,008	496	684	8,146
63020 Utilities - Gas	516	442	272	284	413	1,075	11,658
63025 Utilities - Telephone	765	458	497	743	637	839	7,323
63030 Utilities - Trash	743	743	743	743	707	753	8,868

Total Utilities	7,467	6,319	6,207	6,982	5,230	6,594	74,837

63505 Marketing and Advertising	318	377	330	1,243	1,172	599	8,113
63510 Printed Materials	132	35	3,172	66	274	470	4,685
63515 Special Events	429	310	156	1,401	631	38	3,879
63520 Yellow Pages	681	681	681	720	663	829	6,977
63525 Newspaper and Magazine	127	200	—	54	314	193	2,795
63530 Advertising	—	—	—	63	32	27	302
64005 Referral Fees - Residents	—	3,125	1,340	1,365	1,390	—	10,836

Total Marketing and Advertising	1,687	4,727	5,680	4,922	4,475	2,156	37,586

60510 Delivery	—	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—	—	—
65005 Gas	153	164	195	159	78	131	1,593
65010 Auto Service And Repair	—	—	—	—	—	(1,102)	10
65015 Other Automobile	—	11	12	32	—	9	95
65505 Travel & Lodging	—	—	2	—	—	—	342
66005 Mileage	114	(273)	107	116	157	173	1,187
66505 Meals & Entertainment	—	66	—	—	—	25	416
67005 License and Fingerprints	471	1,026	786	642	1,113	397	7,786
68005 Dues and Subscriptions	0	36	211	12	12	211	1,814

PII - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2001
	Version	AA
	Community	R.I. Of Fremont
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN

68505 Seminars and Training	—	83	628	402	375	98
69005 Employee Recruiting	292	—	—	—	—	—
69505 Other	11	11	85	13	146	102
69605 Discounts Lost	1	96	29	56	112	40
69610 Discounts Taken	(65)	(97)	(39)	(76)	(139)	(40)
69525 Sales & Use Tax Due	—	—	—	—	—	—

Total Misc. Expenses	1,054	1,492	2,141	2,380	1,857	1,198

Total Operating Expense	97,094	84,975	100,320	96,440	97,882	99,297

Gross Margin	18,340	18,513	23,733	35,553	15,966	32,870

Gross Margin Percent	16%	18%	19%	27%	14%	25%
69705 Casualty Loss	—	—	1,102	—	—	—
69805 Bad Debt Expense	(2,096)	(2,535)	—	—	3	2
70005 Corporate Allocation	—	—	—	—	—	—
72305 Property Taxes	6,609	9,219	7,914	7,914	7,914	7,914
72405 Insurance-Liability & Hazard	1,068	1,068	1,067	1,781	1,781	1,703

Total Other Fees	5,581	7,752	10,083	9,695	9,698	9,619

72505 Accounting	596	320	458	458	486	486
73005 Legal	395	1,172	776	426	471	1,143
73510 Donations & Contributions	—	—	—	—	—	—
74005 Consulting Fees	—	—	157	—	—	—
74015 Professional Fees – Other	—	—	—	—	—	—
75005 Properly Management Fees	5,064	5,882	6,203	6,597	5,695	6,608
75105 Partnership Admin Fees	—	—	220	(220)	—	—
75510 Other Penalties/Fin. Fee	—	—	—	—	—	—
75515 Licenses & Fees Legal	—	—	—	—	—	—
75505 Bank Charges	—	—	7	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	—	—	—
75525 Collection Fees	—	—	—	—	—	—

Total Professional Fees	6,055	7,375	7,821	7,261	6,652	8,237

EBITDAR	6,704	3,386	5,829	18,597	(384)	15,014

EBITDAR Percent	6%	3%	5%	14%	0%	11%
77005 Operating Lease	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—

80005 Interest Income	—	(12)	—	(214)	(146)	(162)
80505 Other Non-Operating income	—	—	—	—	—	—
87010 Extraordinary Items -Net Tax	—	—	17,019	—	—	—

Total Non-Operating Income/Expense	—	(12)	17,019	(214)	(146)	(162)

83005 Interest Expense	21,357	21,357	17,258	19,283	19,274	19,265
83025 Int Exp MIP	—	—	1,244	1,244	1,244	1,244

Total Interest Expense	21,357	21,357	18,502	20,527	20,518	20,509

EBTDA	(14,653)	(17,959)	(29,691)	(1,716)	(20,757)	(5,334)

EBTDA Percent	-13%	-17%	-24%	-1%	-18%	-4%
77505 Depreciation	9,110	9,110	4,571	4,614	4,786	4,958
78005 Amortization	5,673	5,673	5,876	191	198	198
78015 Amortization - Start Up	—	—	—	—	—	—

Total Depreciation & Amortization	14,783	14,783	10,447	4,805	4,984	5,156

Net Income (Loss)	(29,436)	(32,742)	(40,138)	(6,520)	(25,741)	(10,490)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

68505 Seminars and Training	206	261	417	337	270	126	3,202
69005 Employee Recruiting	—	—	—	—	1,951	502	2,745
69505 Other	66	150	—	6	—	17	607
69605 Discounts Lost	6	1	0	0	—	—	343
69610 Discounts Taken	(6)	(1)	(0)	(0)	—	—	(465)
69525 Sales & Use Tax Due	—	—	—	—	—	—	—

Total Misc. Expenses	1,010	1,441	1,729	1,304	3,581	489	19,675

Total Operating Expense	96,981	99,203	97,443	99,244	90,525	77,847	1,137,251

Gross Margin	32,703	37,405	26,974	44,846	50,100	60,942	397,944

Gross Margin Percent	25%	27%	22%	31%	36%	44%	26%
69705 Casualty Loss	—	—	—	—	—	(1,102)	—
69805 Bad Debt Expense	—	—	—	—	—	0	(4,625)
70005 Corporate Allocation	—	—	—	—	—	—	—
72305 Property Taxes	7,933	7,933	7,933	7,933	7,933	(8,870)	78,282
72405 Insurance-Liability & Hazard	1,684	1,878	1,781	1,916	1,781	1,781	19,287

Total Other Fees	9,617	9,811	9,714	9,849	9,714	(8,190)	92,943

72505 Accounting	549	549	549	549	2,099	4,134	11,235
73005 Legal	14	393	389	483	378	1,058	7,098
73510 Donations & Contributions	—	—	—	—	—	—	—
74005 Consulting Fees	—	—	750	250	—	—	1,157
74015 Professional Fees – Other	28	—	—	—	—	—	28
75005 Properly Management Fees	6,484	6,830	5,811	7,614	7,031	6,927	76,747
75105 Partnership Admin Fees	—	—	—	—	—	—	—
75510 Other Penalties/Fin. Fee	—	—	—	153	—	2	156
75515 Licenses & Fees Legal	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—	7
75520 Franchise Tax Filing Fee	—	—	—	—	—	—	—
75525 Collection Fees	—	—	—	—	—	—	—

Total Professional Fees	7,075	7,773	7,499	9,050	9,509	12,122	96,428

EBITDAR	16,011	19,820	9,761	25,946	30,877	57,010	208,572

EBITDAR Percent	12%	15%	8%	18%	22%	41%	14%
77005 Operating Lease	—	—	—	—	—	—	—
77010 Add’1 Lease	—	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—	—

80005 Interest Income	(157)	(153)	(177)	(145)	(173)	(171)	(1,510)
80505 Other Non-Operating income	—	—	—	—	—	—	—
87010 Extraordinary Items -Net Tax	—	—	—	—	—	—	17,019

Total Non-Operating Income/Expense	(157)	(153)	(177)	(145)	(173)	(171)	15,509

83005 Interest Expense	19,256	19,247	19,238	19,229	19,220	19,210	233,195
83025 Int Exp MIP	1,713	1,713	1,713	1,713	1,713	1,713	15,255

Total Interest Expense	20,969	20,960	20,951	20,942	20,933	20,923	248,450

EBTDA	(4,802)	(987)	(11,012)	5,149	10,117	36,258	(55,387)

EBTDA Percent	-4%	-1%	-9%	4%	7%	26%	-4%
77505 Depreciation	4,868	4,927	4,962	5,279	5,317	5,318	67,818
78005 Amortization	200	199	204	202	202	202	19,018
78015 Amortization – Start Up	—	—	—	—	—	—	—

Total Depreciation & Amortization	5,067	5,126	5,166	5,481	5,519	5,520	86,836

Net Income (Loss)	(9,869)	(6,113)	(16,178)	(332)	4,597	30,738	(142,223)

PII - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2000
	Version	AA
	Community	R.I. Of Fremont
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP

40005 Revenue - Rental	83,866	89,004	80,714	93,311	92,276	94,111	93,691	91,621	87,213
40010 Revenue - Rent Refunds/Proration	(908)	(3,147)	908	(4,148)	—	—	(3,279)	(830)	(100)

Total Rental Revenue	82,958	85,857	81,622	89,163	92,276	94,111	90,412	90,791	87,113

40110 Revenue - AL Level 1	4,375	3,350	2,650	2,713	10,825	2,775	3,625	4,000	4,292
40115 Revenue - AL Level 2	5,825	6,253	5,075	3,425	3,425	2,900	1,150	1,550	2,300
40120 Revenue - AL Level 3	2,525	1,907	3,100	3,050	5,093	5,050	4,850	4,650	5,625
40125 Revenue - AL Level 4	7,700	6,275	7,525	6,542	4,875	4,300	4,468	5,275	3,900
40130 Revenue - AL Level 5	1,200	5,975	3,427	5,887	5,825	1,398	6,072	5,875	4,700
40135 Revenue - AL Level 6	—	—	—	5,100	—	1,375	—	—	—
40140 Revenue - AL Level 7	—	—	—	—	3,080	8,307	3,403	3,230	1,175
40170 Revenue - Alzh Lev 1	—	—	—	—	—	—	—	—	—

Total AL Services Revenue	21,625	23,759	21,777	26,718	33,123	26,105	23,568	24,580	21,992

40515 Revenue - Other	310	225	550	315	662	300	50	300	390
40525 Revenue - Processing/App Fees	—	500	—	—	—	—	250	—	—

Total Other Revenue	310	725	550	315	662	300	300	300	390

40575 Rev - Process Fee Concessions	—	—	—	—	—	—	—	—	—
40015 Rev - Rent Concessions	(2,850)	—	—	—	(5,775)	(7,650)	(1,563)	(1,625)	—
40215 Rev - A/L Concessions	—	—	—	—	—	—	—	—	—

Total Concessions	(2,850)	—	—	—	(5,775)	(7,650)	(1,563)	(1,625)	—

Total Revenue	102,043	110,341	103,949	116,196	120,286	112,866	112,717	114,046	109,495

50005 Payroll Expense - Regular	43,146	35,717	53,044	39,349	43,776	40,524	41,734	41,631	32,642
50405 Payroll Expense - Overtime	6,593	4,772	5,030	5,483	5,061	4,428	4,714	5,704	6,400
50705 Payroll Expense - Doubletime	680	1,098	1,408	832	2,229	1,829	1,758	1,530	1,482
51005 Bonuses	500	1,100	1,100	1,550	1,125	500	500	500	1,100
51505 Vacation, Sick, Holiday	2,870	4,170	1,679	2,403	2,465	4,732	394	6,952	2,547
51805 Employee Recognition	—	—	—	—	—	—	—	—	—
52005 Payroll Taxes	6,588	4,621	6,172	4,517	4,394	3,989	4,233	3,395	3,355
52505 401K/401A	234	191	141	176	144	179	162	180	156
52805 Group Insurance	1,125	760	1,422	401	983	1,112	1,623	(14)	2,271
53005 Worker’s Comp Insurance	1,691	1,691	2,067	3,321	3,083	3,174	3,073	3,608	2,985

Total Payroll Expenses	63,427	54,119	72,062	58,032	63,259	60,468	58,191	63,487	52,938

53305 Outside Service - Medical	345	(40)	—	—	—	—	—	—	—
53505 Temporary Services	299	—	—	—	—	2,041	2,041	—	—
53510 Temporary Services - AL	—	—	—	—	—	—	—	—	—
54005 Payroll Services	—	366	187	108	108	108	99	115	105
55005 Outside Service Other	—	14	70	—	—	—	—	122	—

Total Purchase Services	644	340	257	108	108	2,149	2,140	237	105

Total Payroll Related	64,071	54,459	72,319	58,140	63,367	62,617	60,331	63,724	53,043

Total Payroll Related % Total Revenue	63%	49%	70%	50%	53%	55%	54%	56%	48%
56505 Food	6,031	7,151	5,639	7,519	7,831	7,618	9,549	8,517	5,778
57005 Housekeeping	837	881	116	475	558	548	567	940	414
57505 Kitchen Supplies	981	898	1,013	2,252	1,103	1,047	1,249	838	838
58005 Assisted Living Supplies	162	—	1,347	1,490	(424)	—	—	136	—
59005 Laundry & Linen/Uniforms	687	404	534	295	197	157	197	427	313
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—	—	—	—
59505 Activities - Asst Lving	40	375	289	516	661	507	415	314	332
59510 Banquet Expenses	(279)	300	300	—	—	—	—	300	300
59555 NMS - Foodservices	—	—	—	8,843	1,066	5,883	4,999	—	—
59560 NMS - Housekeeping	—	—	—	2,511	3,835	3,810	1,794	—	—

Total Variable Expense	8,458	10,009	9,238	23,901	14,826	19,571	18,770	11,471	7,975

60005 Office Supplies	1,185	1,871	1,112	952	973	701	2,122	1,908	573

[Additional columns below]

[Continued from above table, first column(s) repeated]

	OCT	NOV	DEC	DEC YTD

40005 Revenue - Rental	84,488	85,092	69,844	1,045,231
40010 Revenue - Rent Refunds/Proration	(400)	(585)	—	(12,490)

Total Rental Revenue	84,088	84,507	69,844	1,032,741

40110 Revenue - AL Level 1	3,050	3,200	2,508	47,363
40115 Revenue - AL Level 2	1,900	2,300	1,725	37,828
40120 Revenue - AL Level 3	4,850	4,075	3,300	48,075
40125 Revenue - AL Level 4	2,925	2,925	2,925	59,636
40130 Revenue - AL Level 5	4,700	4,700	4,700	54,459
40135 Revenue - AL Level 6	1,375	—	—	7,850
40140 Revenue - AL Level 7	1,175	2,550	2,550	25,470
40170 Revenue - Alzh Lev 1	—	—	—	—

Total AL Services Revenue	19,975	19,750	17,708	280,680

40515 Revenue - Other	662	—	315	4,079
40525 Revenue - Processing/App Fees	—	600	600	1,950

Total Other Revenue	662	600	915	6,029

40575 Rev - Process Fee Concessions	—	—	—	—
40015 Rev - Rent Concessions	(1,000)	—	—	(20,463)
40215 Rev - A/L Concessions	—	—	—	—

Total Concessions	(1,000)	—	—	(20,463)

Total Revenue	103,725	104,857	88,467	1,298,987

50005 Payroll Expense - Regular	34,057	41,398	42,083	489,101
50405 Payroll Expense - Overtime	5,851	6,501	5,851	66,388
50705 Payroll Expense - Doubletime	1,100	666	948	15,559
51005 Bonuses	550	800	1,700	11,025
51505 Vacation, Sick, Holiday	3,440	2,613	315	34,577
51805 Employee Recognition	—	—	—	—
52005 Payroll Taxes	3,429	4,697	4,569	53,959
52505 401K/401A	92	102	171	1,930
52805 Group Insurance	1,653	1,727	1,289	14,352
53005 Worker’s Comp Insurance	2,722	3,513	3,410	34,336

Total Payroll Expenses	52,893	62,016	60,336	721,227

53305 Outside Service - Medical	—	—	—	305
53505 Temporary Services	—	—	—	4,381
53510 Temporary Services - AL	459	—	—	459
54005 Payroll Services	113	128	119	1,557
55005 Outside Service Other	—	3,263	33	3,502

Total Purchase Services	572	3,391	152	10,204

Total Payroll Related	53,465	65,407	60,488	731,431

Total Payroll Related % Total Revenue	52%	62%	68%	56%
56505 Food	7,364	5,953	8,599	87,549
57005 Housekeeping	286	318	570	6,508
57505 Kitchen Supplies	736	1,046	1,227	13,229
58005 Assisted Living Supplies	27	51	49	2,837
59005 Laundry & Linen/Uniforms	480	367	824	4,882
59010 Laun/Lin/Unif Kitchen	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—
59505 Activities - Asst Lving	555	415	351	4,770
59510 Banquet Expenses	300	300	(477)	1,044
59555 NMS - Foodservices	—	6,877	—	27,668
59560 NMS - Housekeeping	—	2,000	—	13,951

Total Variable Expense	9,749	17,327	11,142	162,437

60005 Office Supplies	867	885	337	13,487

[Table continues on next page]

[Table continues from previous page]

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP

61005 Repairs and Maint - Building	—	—	—	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—	—	—	—
61015 Repairs - Electrical	—	355	—	—	13	—	—	78	9
61020 Repairs - Plumbing	1,701	—	—	225	—	—	—	—	103
61025 Repairs - Fire Systems	—	—	—	—	138	—	—	—	—
61030 Repairs - HVAC	138	207	—	—	—	—	191	1,212	810
61035 Repairs - Gen. Supplies	342	(914)	672	187	829	811	913	1,052	1,289
61040 Repairs - Equipment	—	67	104	83	555	29	947	1,557	235
61045 Repairs - Other Interior	—	632	1,556	513	391	—	—	247	785
61055 Repairs - Other Exterior	—	240	—	—	—	360	—	—	—
61100 Loss on Early Retirement Asset	—	—	—	—	—	—	—	—	—

Total Repair & Maintenance	2,181	586	2,332	1,008	1,926	1,200	2,051	4,146	3,231

61505 Contracts - Elevator	334	37	371	186	186	186	186	186	186
61510 Contracts - Floor Maint	304	152	152	152	152	—	—	—	—
61515 Contracts - Alarm/Fire	278	1,162	138	250	(539)	594	16	87	87
61520 Contracts - HVAC	297	—	1,173	297	(297)	132	734	225	—
61525 Contracts - Pest Control	210	105	105	105	105	105	105	105	105
61535 Contracts - Other	135	222	—	473	310	529	—	—	—

Total Service Contracts	1,559	1,678	1,939	1,463	(83)	1,545	1,181	602	378

62005 Land Maintenance	700	700	700	700	1,180	860	750	2,321	700

Total Land Maintenance	700	700	700	700	1,180	860	750	2,321	700

62505 Rental/Lease - Cable	1,282	1,282	1,277	1,282	1,282	1,277	1,277	1,277	1,277
62510 Rental/Lease - Security	—	—	—	209	207	—	209	—	—
62525 Rental/Lease - Furniture	—	—	—	—	—	—	—	—	—
62535 Rental/Lease - Equipment	412	318	276	233	74	283	653	293	444
62540 Rental/Lease - Auto	—	—	—	—	—	—	—	—	—
62555 Rental/Lease - Other	126	7	—	(126)	—	—	—	—	—

Total Rental and Leases	1,820	1,606	1,552	1,597	1,563	1,560	2,138	1,569	1,721

63010 Utilities - Electricity	2,698	2,287	2,599	2,089	3,148	3,288	2,682	3,294	3,024
63015 Utilities - Water	(2,026)	1,781	564	448	961	719	743	1,694	1,016
63020 Utilities - Gas	894	677	730	492	(518)	386	446	446	429
63025 Utilities - Telephone	542	608	714	701	936	862	649	514	584
63030 Utilities - Trash	690	690	690	690	690	690	690	690	690

Total Utilities	2,798	6,044	5,297	4,421	5,217	5,945	5,210	6,638	5,743

63505 Marketing and Advertising	3,755	2,352	12,021	1,244	821	1,338	1,847	5,149	6,087
63510 Printed Materials	151	163	96	173	408	4,763	56	316	78
63515 Special Events	250	179	676	9	1,136	226	1,608	812	1,625
63520 Yellow Pages	—	—	—	—	—	—	—	—	—
63525 Newspaper and Magazine	—	—	—	—	—	—	—	—	616
63530 Advertising	—	—	—	—	—	—	—	—	—
64005 Referral Fees - Residents	—	813	—	1,350	—	731	974	—	—

Total Marketing and Advertising	4,155	3,506	12,794	2,776	2,365	7,058	4,485	6,278	8,406

60510 Delivery	—	—	—	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—	—	—	—	—
65005 Gas	—	—	—	60	—	—	—	—	—
65010 Auto Service and Repair	231	—	—	—	—	—	18	—	—
65015 Other Automobile	318	232	—	30	—	55	15	—	—
65505 Travel & Lodging	—	—	51	385	98	—	894	58	186
66005 Mileage	—	—	—	65	94	—	69	97	432
66505 Meals & Entertainment	—	—	—	15	66	—	108	—	39
67005 License and Fingerprints	461	1,530	220	1,411	159	374	662	652	1,237
68005 Dues and Subscriptions	175	156	—	(313)	156	287	292	—	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

	OCT	NOV	DEC	DEC YTD

61005 Repairs and Maint - Building	—	—	—	—
61010 Repairs - Phone System	—	—	—	—
61015 Repairs - Electrical	—	—	631	1,087
61020 Repairs - Plumbing	—	210	223	2,462
61025 Repairs - Fire Systems	—	—	—	138
61030 Repairs - HVAC	1,781	883	70	5,272
61035 Repairs - Gen. Supplies	794	1,029	913	7,917
61040 Repairs - Equipment	—	569	709	4,854
61045 Repairs - Other Interior	874	—	587	5,585
61055 Repairs - Other Exterior	—	—	499	1,099
61100 Loss on Early Retirement Asset	—	—	—	—

Total Repair & Maintenance	3,449	2,671	3,632	28,413

61505 Contracts - Elevator	296	186	186	2,524
61510 Contracts - Floor Maint	—	—	205	1,118
61515 Contracts - Alarm/Fire	87	171	87	2,557
61520 Contracts - HVAC	385	—	—	2,946
61525 Contracts - Pest Control	105	105	105	1,365
61535 Contracts - Other	776	—	(500)	1,944

Total Service Contracts	1,648	462	82	12,453

62005 Land Maintenance	700	950	700	10,961

Total Land Maintenance	700	950	700	10,961

62505 Rental/Lease - Cable	(5)	3,840	1,277	16,622
62510 Rental/Lease - Security	1,255	207	—	2,087
62525 Rental/Lease - Furniture	—	—	—	—
62535 Rental/Lease - Equipment	513	468	579	4,544
62540 Rental/Lease - Auto	—	—	—	—
62555 Rental/Lease - Other	—	—	—	7

Total Rental and Leases	1,763	4,515	1,855	23,260

63010 Utilities - Electricity	2,718	2,260	2,360	32,448
63015 Utilities - Water	545	882	614	7,941
63020 Utilities - Gas	562	519	2,029	7,093
63025 Utilities - Telephone	983	316	692	8,101
63030 Utilities - Trash	690	690	690	8,279

Total Utilities	5,498	4,667	6,385	63,862

63505 Marketing and Advertising	(985)	1,813	871	36,315
63510 Printed Materials	17	22	664	6,907
63515 Special Events	543	539	400	8,003
63520 Yellow Pages	—	—	4,099	4,099
63525 Newspaper and Magazine	148	32	226	1,021
63530 Advertising	—	—	—	—
64005 Referral Fees - Residents	838	—	838	5,543

Total Marketing and Advertising	561	2,406	7,098	61,889

60510 Delivery	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—
65005 Gas	56	55	66	237
65010 Auto Service and Repair	222	—	—	471
65015 Other Automobile	21	—	—	672
65505 Travel & Lodging	75	728	96	2,569
66005 Mileage	577	(27)	281	1,588
66505 Meals & Entertainment	—	74	—	303
67005 License and Fingerprints	1,000	1,163	409	9,277
68005 Dues and Subscriptions	222	—	—	977

ADDENDA

ADDENDUM F: Comparable Land Sale Data Sheets

Land Comparable 1

16438 Kent Avenue
Property Subtype: Vacant building site
San Lorenzo, CA 94580
County: Alameda

Zoning: Multi-family	Parcels and/or Legal:
080B-0300-022-01; -023-00

POTENTIAL LAND USES

Potential Land Uses:
Apartment:	Yes		Utilities Available:
All to site

Proposed Use
Multi-Family

TRANSACTION INFORMATION

Sale Status:		Recorded Sale
Interest:		Fee Simple

Sale Date:		9/13/2002

Sale Price

Reported:		1,465,000
Cash Equivalent:		1,465,000
		0
Adjusted:		1,465,000
$ Per SqFt:		$15.68

SITE ATTRIBUTES
	Sq Ft		Acres
Total Land Area:	93,454.00		2.15
Net Usable Area:	93,454.00		2.15

Percent Usable:	100.00%

VERIFICATION

Recording Reference: 407976
Grantor: Richard Brand, Trustee

Grantee: Alameda County Redevelopment Agency

Verification Contact:
   Craig Ragg, Broker 510-889-7709

REMARKS

Sale of a site being utilized as a nursery. No value was given to existing improvements which included an 840 square foot single-family residence. Site purchased for eventual development of a multi-family project. There were no assessment bonds on the property at the time of sale.

Land Comparable 2

Property Name: 60 Unit Townhome Subdivision Site	NWC Sequoia Terrace and Peralta Blvd.

Fremont, CA 94536
752-J/3	County: Alameda

Zoning: P-2000-142, Fremont	Parcels and/or Legal:
501-1310-003-03, 04

POTENTIAL LAND USES

Potential Land Uses:
Apartment:	Yes		Utilities Available:
All to site

Proposed Use
60-unit townhome development

TRANSACTION INFORMATION

Sale Status:		Recorded Sale

Financing:		Cash To Seller
Sale Date:		12/2000

Sale Price

Reported:		7,510,000
Cash Equivalent:		7,510,000
		0
Adjusted:		7,510,000
$ Per SqFt:		$33.81

SITE ATTRIBUTES
	Sq Ft		Acres
Total Land Area:	222,156.00		5.10
Net Usable Area:	222,156.00		5.10

Percent Usable:	100.00%

VERIFICATION

Recording Reference: 354094
Grantor: De Silva Group (LLC)

Grantee: Fremont Sequoia Investors (LLC)

Verification Contact:
   Public Records -----

REMARKS

Sale price was for the land only. No allocation was given to the buildings on the property. There were two structures located on the parcel containing approximately 4,100 square feet. We estimated demolition costs at $4,000 for these structures. The seller reportedly purchased the property in September, 2000, for a total price of $4,000,000. Buyer is proposing to construct a 60 unit townhome subdivision. Units are to be 1,545 SF and 1,925 SF.

Land Comparable 3

22815 Sutro Street
Property Subtype: Vacant building site
Hayward, CA 94541
County: Alameda

Zoning: C-R	Parcels and/or Legal:
431-0044-026-00; -027-02

POTENTIAL LAND USES

Potential Land Uses:
Apartment:	Yes		Utilities Available:
All to site

Proposed Use
Multi-Family
Sold As Land Value: Yes

TRANSACTION INFORMATION

Sale Status:		Recorded Sale
Interest:		Fee Simple

Sale Date:		8/3/2000

Sale Price

Reported:		6,000,000
Cash Equivalent:		6,000,000
		0
Adjusted:		6,000,000
$ Per SqFt:		$27.83

SITE ATTRIBUTES
	Sq Ft		Acres
Total Land Area:	215,612.00		4.95
Net Usable Area:	215,612.00		4.95

Percent Usable:	100.00%
Ground Leased:	No

VERIFICATION

Recording Reference: 2317000
Grantor: Gilbert Zaballos G.P. et al

Grantee: Grand Place Hayward

Verification Contact:
   Public records

REMARKS

Sale of a multi-parcel residential site located in Hayward. Property abutts raiload tracks. Site was purchased for development of a 161 unit multi-family property.

Land Comparable 4

36261 Fremont Boulevard

Fremont, CA 94538
County: Alameda

Zoning: RG-29	Parcels and/or Legal:
501-442-002

POTENTIAL LAND USES

Potential Land Uses:

Utilities Available:
All Available

Proposed Use
Assisted Living Facility

TRANSACTION INFORMATION

Sale Status:		Recorded Sale

Financing:		Cash To Seller
Sale Date:		3/2000

Sale Price

Reported:		2,000,000
Cash Equivalent:		2,000,000
		0
Adjusted:		2,000,000
$ Per SqFt:		$23.55

SITE ATTRIBUTES
	Sq Ft		Acres
Total Land Area:	84,942.00		1.95
Net Usable Area:	84,942.00		1.95

Percent Usable:	100.00%

VERIFICATION

Grantor: Aaron D. & Lucy M. Estabrook

Grantee: Aegis Assisted Living LLC
Verification Contact:
   Aegis Assisted Living, Buyer — ( ) -

REMARKS

This site is located along the west side of Fremont Boulevard in the northeast part of the city. The site is rectangular and all utilities available. The site was improved with a small single-family residence that will be razed. The improvements contributed no value to the transaction. The site was originally optioned in June 1998. The buyer had to pay seller an additional $29,165 for contract extension costs. The site was purchased for the development of a 64 unit assisted living facility.

ADDENDA

ADDENDUM G: Comparable Improved Sale Data Sheets

Improved Comparable 1

Property Name: Carmel Village Property Type: Senior Housing Property Subtype: Assisted Living	17077 San Mateo Street Fountain Valley, CA 92708 County: Orange

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	117,666
Est. Net Building Area:	117,666

Year Built:	1986
Quality:	Good
Condition:	Average
Buildings:	3
Stories:

Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Sale Date:	01/15/2003

Sale Price
Reported Price:	$23,125,000
Cash Equivalent:	$23,125,000

Adj. Sale Price:	$23,125,000
$ Per SqFt:	$196.53
$ Per Unit:	$122,354

Cap Rate:	11.14%
EGIM:	4.24

OCCUPANCY

Occupancy at Sale:	97.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$5,450,000

Effective Gross	$5,450,000
Operating Expenses:	$2,875,000	0.53%
Net Operating Income:	$2,575,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	139,828	3.21
Net Usable Area:	139,828	3.21

Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	94
Number of IL Units:	95
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	189
Average Unit Size:	623
No. of Licensed Beds:	200

Subsidized:	No

VERIFICATION

Grantor: Carmel Village Retirement Residence, Inc.
Grantee: 625 Management Company LLC
Verification Contact:
  Michelle Butts, 714.962.6667

REMARKS

This facility is licensed for 200 beds, but is operated at 189 units. Approximately one-half of the units are for independent living with the other half for assisted living. Assisted living residents pay from $350 to $1,400 per month in additional care fees. It was reported that over 70 percent of the residents are paying first level charges ($350 per month). It was reported that several of the buyer’s parties were stockholders of the selling entity, however, this was reported to be an arm’s length sale.

Improved Comparable 2

Property Name: Emerald Hills Property Type: Senior Housing Property Subtype: Assisted Living	11550 Education Street Auburn, CA County: Placer

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	61,677
Est. Net Building Area:	61,677
Exterior Walls:	Wood siding
Year Built:	1999
Quality:	Average
Condition:	Average
Buildings:	1
Stories:	3

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	09/06/2002

Sale Price

Reported Price:	$8,800,000
Cash Equivalent:	$8,800,000

Adj. Sale Price:	$8,800,000
$ Per SqFt:	$142.68
$ Per Unit:	$98,876
$ Per Eff Bed:	$94,624
Cap Rate:	11.00%
EGIM:	4.00

OCCUPANCY

Occupancy at Sale:	100.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$2,475,000

Effective Gross	$2,475,000
Operating Expenses:	$1,490,000	0.60%
Net Operating Income:	$985,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	108,900	2.50
Net Usable Area:	108,900	2.50

Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	53
Number of IL Units:	20
Number of Cottage Units:	0
Number of ALZ Units:	16
Total Number of Units:	89
Average Unit Size:	693
No. of Licensed Beds:	97
No. of Effective Beds:	93

Subsidized:	No

Amenities:
Common areas, dining room

VERIFICATION

Grantor: ALCO IV, LLC
Grantee: Healthcare Property Investors, Inc.
Verification Contact:
  Seller

REMARKS

This property is located 60 miles east of Sacramento in Auburn. Facility offers studio alcove units (346 - 568 SF), one-bedroom units (483 SF) and two-bedroom units (728 SF). This was a sale lease-back transaction where the buyer will lease the facility to Emeritus for 15 years with a 10-year option. Emeritus has managed the facility since it was completed. The lease rate is based on 11.50 percent of the purchase price with 3.0 percent annual escalations. Expense amount shown includes a 5.0 percent management fee and reserves allowance.

Improved Comparable 3

Property Name: Mapleridge of Laguna Property Type: Senior Housing Property Subtype: Assisted Living	6727 Laguna Park Drive Elk Grove, CA County: Sacramento

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	50,476
Est. Net Building Area:	50,476
Exterior Walls:	Wood siding
Year Built:	1999
Quality:	Good
Condition:	Good
Buildings:	1
Stories:	2

Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status: Interest: Financing: Sale Date:	Recorded Sale Fee Simple Cash To Seller 01/24/2002

Sale Price

Reported Price:	$8,055,600
Cash Equivalent:	$8,055,600

Adj. Sale Price:	$8,055,600
$ Per SqFt:	$159.59
$ Per Unit:	$95,900

Cap Rate:	10.55%
EGIM:	3.16

OCCUPANCY

Occupancy at Sale:	76.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$2,550,000

Effective Gross	$2,550,000
Operating Expenses:	$1,700,000	0.67%
Net Operating Income:	$850,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	186,437	4.28
Net Usable Area:	186,437	4.28

Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	84
Number of IL Units:	0
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	84
Average Unit Size:	601

Subsidized:	No

VERIFICATION

Grantor: Marriott Senior Living Services
Grantee: CNL Retirement Properties
Verification Contact:
  Buyer, CNL

REMARKS

This is a newer assisted living facility located in the south part of the Sacramento MSA in Elk Grove. Property was part of a five-facility joint venture transaction between CNL and Marriott. Marriott was to continue operating the property. Facility was in lease-up at time of sale. Income and expense data based on stabilized operating conditions.

Improved Comparable 4

Property Name: Woodmark at Summit Property Type: Senior Housing Property Subtype: Assisted Living	5165 Summit Ridge Court Reno, NV 89523 County: Washoe Parcels and/or Legal: 66563

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	77,445
Est. Net Building Area:	77,445
Exterior Walls:	Stucco
Year Built:	1998
Quality:	Good
Condition:	Good
Buildings:	1
Stories:	3

Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status: Interest: Financing: Sale Date:	Recorded Sale Fee Simple Cash To Seller 02/21/2002

Sale Price

Reported Price:	$9,500,000
Cash Equivalent:	$8,500,000
Capital Costs:	$1,000,000
Adj. Sale Price:	$9,500,000
$ Per SqFt:	$122.67
$ Per Unit:	$103,261

Cap Rate:	12.63%
EGIM:	3.00

OCCUPANCY

Occupancy at Sale:	60.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$3,300,000

Effective Gross	$3,300,000
Operating Expenses:	$2,100,000	0.64%
Net Operating Income:	$1,200,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	182,299	4.19
Net Usable Area:	182,299	4.19

Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	92
Number of IL Units:	0
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	92
Average Unit Size:	842

Subsidized:	No

VERIFICATION

Recording Reference: 11662-0240
Grantor: Woodmark At Summit Ridge LLC
Grantee: Emeritus
Verification Contact:
  Buyer

REMARKS

Sale is an assisted living facility located in the northwest part of Reno, Nevada. The improvements are of good quality construction. Original developer was unable to attain stablized operation. Buyer is an experienced operator.

Improved Comparable 5

Property Name: Manor at Lakeside Property Type: Senior Housing Property Subtype: Independent Living	855 Brinkby Avenue Reno, NV 89509 County: Washoe Parcels and/or Legal: 019-380-09

IMPROVEMENTS

Est. Gross Building Area:	56,411
Est. Net Building Area:	56,411
Exterior Walls:	Wood siding
Year Built:	1981
Quality:	Average
Condition:	Average
Buildings:	1
Stories:	3

Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	08/15/2001

Sale Price

Reported Price:	$3,200,000
Cash Equivalent:	$3,200,000

Adj. Sale Price:	$3,200,000
$ Per SqFt:	$56.73
$ Per Unit:	$35,165
$ Per Eff Bed:	$35,165
Cap Rate:	11.56%
EGIM:	2.67

OCCUPANCY

Occupancy at Sale:	90.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Effective Gross	$1,200,000
Operating Expenses:	$830,000	0.69%
Net Operating Income:	$370,000

SITE ATTRIBUTES

	SqFt	Acres
Total Land Area:	57,064	1.31
Net Usable Area:	57,064	1.31

Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	0
Number of IL Units:	91
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	91
Average Unit Size:	620
No. Effective Beds:	91
Subsidized:	No

VERIFICATION

Recording Reference: 2596536
Grantor: WMFMT Real Estate LP (Archon)
Grantee: Quilted Care Reno LLC
Verification Contact:
  Seller’s broker

REMARKS

Sale of a independent living facility located in Reno. Improvements are of average quality construction. Income and expense information based on buyer’s proforma.

Improved Comparable 6

Property Name: Atria Redding Property Type: Senior Housing Property Subtype: Assisted Living	101 Quartz Hill Road Redding, CA 96003 County: Shasta Parcels and/or Legal: 112-090-18-00

IMPROVEMENTS

Est. Gross Building Area:	44,328
Est. Net Building Area:	44,328

Year Built:	1997
Quality:	Poor
Condition:	Good

Stories:	2

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	07/01/2001

Sale Price

Reported Price:	$5,000,000
Cash Equivalent:	$5,000,000

Adj. Sale Price:	$5,000,000
$ Per SqFt:	$112.80
$ Per Unit:	$83,333

Cap Rate:	12.50%
EGIM:	3.00

OCCUPANCY

Occupancy at Sale:	95.00%

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$1,950,000

Effective Gross	$1,950,000
Operating Expenses:	$1,325,000	0.68%
Net Operating Income:	$625,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	133,294	3.06
Net Usable Area:	133,294	3.06

Percent Usable:	100%

SENIOR HOUSING INFO

Number of AL Units:	60

Total Number of Units:	60
Average Unit Size:	739

VERIFICATION

Recording Reference: N/A
Grantor: Atria Communities
Grantee: AMI Senior Living

REMARKS

This is the sale of a smaller assisted living facility located in northern California in Redding. The improvements are of above average quality construction. There are a total of 60 living units, consisting of 36 studio units, 20 one-bedroom units and four two-bedroom units. The property was not actively marketed and was purchased by a local senior housing provider. The income and expense data based on actuals at time of sale. The seller was motivated to sell and the price paid is considered below actual market value.

ADDENDA

ADDENDUM H: Qualifications of the Appraisers

PROFESSIONAL QUALIFICATIONS

Mark E. Bryant
Managing Director, Senior Housing/Healthcare Industry Group

Mr. Bryant has been involved in the real estate appraisal industry since 1980. Was employed from 1980 to 1986 by Western Appraisals & Survey in Lewiston, Idaho.

Mr. Bryant joined Cushman & Wakefield, Inc. in 1986 in the Valuation Advisory Services Group in Portland, Oregon. Mr. Bryant was named an Associate Director in 1990, given Directorship in 1995 and was named a Managing Director in 2002.

Experience

Appraisal and consulting assignments have included vacant land, office buildings, shopping centers, industrial complexes, commercial properties, single- and multi-family residential properties, motels, senior housing, aviation properties, ad valorem mass appraisals, and other investment properties throughout the United States. Valuations have been made of proposed, partially completed, renovated and existing structures. Has been qualified as an expert witness in bankruptcy litigation in the State of Oregon.

From 1980 to 1985, Mr. Bryant was general real estate appraiser focusing on all property types, including residential, commercial, agriculture and special use properties throughout the country. Western Appraisal also conducted mass appraisals for various assessor offices and Mr. Bryant assisted in ad valorem valuation and board hearings for several county assessor offices.

From 1991 through 1998, Mr. Bryant’s primary focus was on the valuation and consultation on multi-family housing properties, with a special focus on affordable housing properties. He was a senior appraiser for the company’s Affordable Housing Group. Mr. Bryant has personally appraised and/or consulted on in excess of 200 affordable housing properties nationwide.

From 1998 to 2001, Mr. Bryant was a senior appraiser in the Senior Housing/Healthcare Industry Group and prepared appraisals, market surveys and feasibility studies on all facets of senior housing and healthcare properties for corporate and institutional clients. Mr. Bryant has personally appraised and consulted on in excess of 400 senior housing and healthcare facilities nationwide.

Mr. Bryant was named National Co-Director of the Senior Housing/Healthcare Industry Group in 2001. As National Co-Director, his responsibilities include coordination of the firm’s national Senior Housing/Healthcare Industry Group consisting of appraisers who specialize in the valuation of independent living retirement communities, assisted living facilities, continuing care retirement facilities, skilled, intermediate and subacute care nursing homes, hospitals and other healthcare oriented property types.

ADVISORY GROUP

PROFESSIONAL QUALIFICATIONS	Mark E. Bryant

Mr. Bryant is also a commercial pilot and doubled as a corporate pilot during his employment in 1980 to 1986 with Western Appraisals and Surveys. Mr. Bryant has appraised numerous aviation properties, including general aviation and corporate hangars, air cargo facilities, terminals, etc. and continues to provide valuation and consultation services nationwide on aviation real estate.

Education

University of Idaho, Moscow, Idaho, Graduated 1981
Degree: Bachelor of Science, Geography

Appraisal Education

Required curriculum for Membership, Appraisal Institute. Has completed continuing education courses and seminars sponsored by the Appraisal Institute and other real estate factions on an annual basis to maintain state licensing requirements.

Memberships and Professional Affiliations

•	Associated Member, Appraisal Institute

Licenses

•	State of Oregon – Certified General Appraiser – License No. C000186

•	State of Montana – Certified General Appraiser – License No. 281

•	State of Washington – Certified General Appraiser – License No.

•	State of Idaho – Certified General Appraiser – License No. E442OK

•	State of Utah – Certified General Appraiser – license No. CG00043062

•	State of California – Certified General Appraiser – License No. AG027192

ADVISORY GROUP

PROFESSIONAL QUALIFICATIONS

John M. Vissotzky
Managing Director, Valuation Services, Advisory Group

Mr. Vissotzky entered the real estate business in 1979. Employed from 1979 to 1982 as a real estate appraiser by T. J. Meenach Company in Spokane, Washington. Owner of Vissotzky Appraisal Services, Spokane, Washington from 1982 to 1983. Employed from 1983 to 1986 as a real estate appraiser by Western Appraisals in Lewiston, Idaho.

Joined Cushman & Wakefield, Inc. in March 1986, as Senior Associate, Portland Oregon – Appraisal Division. In April 1989 Mr. Vissotzky was promoted to Manager, Portland Appraisal Division and elected an Assistant Vice President. In 1990 he was elected Vice President. Effective 1999 title was changed to Director and Mr. Vissotzky became a stockholder in Cushman & Wakefield, Inc. In 2000 he was elected Managing Director, Portland Valuation Advisory Services, now Valuation Services. Current responsibilities include management of the Portland office, and a professional staff of 12, with appraisal and consulting coverage throughout the states of Washington, Oregon, Idaho, Utah, Montana, Nebraska, Wyoming, North Dakota, South Dakota and Alaska.

Experience

Appraisal and consulting assignments have included vacant land, office buildings, shopping centers, industrial complexes, commercial properties, residential properties, gravel pits, scenic easements, condemnation and right of way, special use properties and investment properties throughout the Western United States. Valuations have been made of proposed, partially completed, renovated and existing structures. Qualified as an expert witness in condemnation matters in the States of Washington, Idaho and Oregon and testified in divorce litigation in the state of Washington and bankruptcy litigation in the State of Oregon.

Education

Washington State University, Pullman, Washington, Graduated 1979
Degree: Bachelor of Arts, Sociology / Business Administration

Appraisal Education

Successfully completed all courses and experience requirements to qualify for the MAI designation. Also, he has completed the requirements of the continuing education program of the Appraisal Institute.

Memberships, Licenses and Professional Affiliations

•	Member, Appraisal Institute - MAI

PROFESSIONAL QUALIFICATIONS	John M. Vissotzky, MAI

Mr. Vissotzky is a duly Certified General Real Estate Appraiser in the following states:

Alaska, #168, expiring 06/30/05
Georgia, license number 261786
Idaho, license number CGA-162
Montana, license number 279RAG
Nebraska, license number CG230108R
Oregon, license number C000200
Utah, license number CG00043063
Washington, license number 1100382
Wyoming, license number 14284

Special Awards

Qualified for Attendance to Cushman & Wakefield, Inc. Achievement Conference 1987, 1988, 1995, 1999 and 2001.

Mr. Vissotzky was recipient of the 2002 Francis Corcoran Award offered by Cushman & Wakefield, Inc. signifying Valuation Advisory Services Manager of the Year.